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                             CREDIT AGREEMENT



                                   among



                       UNIVISION COMMUNICATIONS INC.



                        THE LENDERS PARTIES HERETO,



                              BANQUE PARIBAS
                         THE CHASE MANHATTAN BANK
                            as Managing Agents



                                    and



                         THE CHASE MANHATTAN BANK
                          as Administrative Agent



                      Dated as of September 26, 1996





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

                             TABLE OF CONTENTS


                                                                      PAGE

SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . .    2
      1.1  DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . .   2
      1.2  OTHER DEFINITIONAL PROVISIONS. . . . . . . . . . . . . . . .  32

SECTION 2.  AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT; COMMITMENT
       AMOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
      2.1  REVOLVING LOANS AND LETTERS OF CREDIT; REVOLVING LOAN COMMITMENT
           AMOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . .   33
      2.2  TERM LOANS; TERM LOAN COMMITMENT . . . . . . . . . . . . . .  37
      2.3  INCREMENTAL LOAN FACILITY. . . . . . . . . . . . . . . . . .  40
      2.4  ISSUANCE OF LETTERS OF CREDIT. . . . . . . . . . . . . . . .  43
      2.5  OPTIONAL PREPAYMENTS.. . . . . . . . . . . . . . . . . . . .  47
      2.6  MANDATORY PREPAYMENTS. . . . . . . . . . . . . . . . . . . .  47
      2.7  CONVERSION AND CONTINUATION OPTIONS. . . . . . . . . . . . .  49
      2.8  MINIMUM AMOUNTS OF TRANCHES. . . . . . . . . . . . . . . . .  50
      2.9  INTEREST RATES AND PAYMENT DATES.. . . . . . . . . . . . . .  51
      2.10 COMPUTATION OF INTEREST AND FEES.. . . . . . . . . . . . . .  52
      2.11 INABILITY TO DETERMINE INTEREST RATE.. . . . . . . . . . . .  53
      2.12 PRO RATA TREATMENT AND PAYMENTS. . . . . . . . . . . . . . .  53
      2.13 ILLEGALITY . . . . . . . . . . . . . . . . . . . . . . . . .  54
      2.14 INCREASED COSTS. . . . . . . . . . . . . . . . . . . . . . .  54
      2.15 TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
      2.16 INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . .  57
      2.17 UNUSED COMMITMENT FEES . . . . . . . . . . . . . . . . . . .  58
      2.18 MITIGATION OF COSTS. . . . . . . . . . . . . . . . . . . . .  58

SECTION 3.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . .   59
      3.1  FINANCIAL CONDITION. . . . . . . . . . . . . . . . . . . . .  59
      3.2  NO CHANGE. . . . . . . . . . . . . . . . . . . . . . . . . .  60
      3.3  CORPORATE EXISTENCE; COMPLIANCE WITH LAW . . . . . . . . . .  60
      3.4  CORPORATE/PARTNERSHIP POWER; AUTHORIZATION; ENFORCEABLE
           OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . .   60
      3.5  NO LEGAL BAR . . . . . . . . . . . . . . . . . . . . . . . .  61
      3.6  NO MATERIAL LITIGATION . . . . . . . . . . . . . . . . . . .  61
      3.7  OWNERSHIP OF PROPERTY; LIENS . . . . . . . . . . . . . . . .  61
      3.8  INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . .  62
      3.9  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
      3.10 FEDERAL REGULATIONS. . . . . . . . . . . . . . . . . . . . .  63
      3.11 ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
      3.12 INVESTMENT COMPANY ACT; OTHER REGULATIONS. . . . . . . . . .  63
      3.13 MATERIAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . .  63
      3.14 SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . .  64
      3.15 PURPOSE OF LOANS . . . . . . . . . . . . . . . . . . . . . .  64
      3.16 ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . .  65
      3.17 ACCURACY AND COMPLETENESS OF INFORMATION . . . . . . . . . .  66
      3.18 REAL PROPERTY ASSETS . . . . . . . . . . . . . . . . . . . .  66

      3.19 PERMITS, ETC . . . . . . . . . . . . . . . . . . . . . . . .  66
      3.20 PATENTS, TRADEMARKS, ETC . . . . . . . . . . . . . . . . . .  67
      3.21 COPYRIGHT ACT REQUIREMENTS . . . . . . . . . . . . . . . . .  67
      3.22 NATURE OF BUSINESS . . . . . . . . . . . . . . . . . . . . .  67
      3.23 FCC MATTERS; MEDIA LICENSES. . . . . . . . . . . . . . . . .  68
      3.24 RANKING OF LOANS . . . . . . . . . . . . . . . . . . . . . .  68
      3.25 EXECUTIVE OFFICES. . . . . . . . . . . . . . . . . . . . . .  68
      3.26 INSOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . .  68
      3.27 LABOR MATTERS. . . . . . . . . . . . . . . . . . . . . . . .  69
      3.28 CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . .  69
      3.29 LEASES, LICENSES, PERMITS, SITE USE AGREEMENTS AND OTHER
           OCCUPANCY AGREEMENTS. . . . . . . . . . . . . . . . . . . .   69
      3.30 CORPORATE ORGANIZATION.. . . . . . . . . . . . . . . . . . .  69

SECTION 4.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . .   70
      4.1  CONDITIONS TO INITIAL CLOSING DATE . . . . . . . . . . . . .  70
      4.2  CONDITIONS TO SECOND CLOSING DATE. . . . . . . . . . . . . .  75
      4.3  CONDITIONS TO INCREMENTAL LOANS. . . . . . . . . . . . . . .  78
      4.4  CONDITIONS TO EACH LOAN OR LETTER OF CREDIT. . . . . . . . .  79

SECTION 5.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . .   80
      5.1  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . .  80
      5.2  CERTIFICATES; OTHER INFORMATION. . . . . . . . . . . . . . .  82
      5.3  PAYMENT OF OBLIGATIONS.. . . . . . . . . . . . . . . . . . .  84
      5.4  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE . . . . . .  85
      5.5  MAINTENANCE OF PROPERTY; INSURANCE . . . . . . . . . . . . .  85
      5.6  INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS . . .  86
      5.7  ENVIRONMENTAL LAWS . . . . . . . . . . . . . . . . . . . . .  87
      5.8  USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . .  87
      5.9  COMPLIANCE WITH LAWS, ETC. . . . . . . . . . . . . . . . . .  88
      5.10 MEDIA LICENSES . . . . . . . . . . . . . . . . . . . . . . .  88
      5.11 GUARANTIES, ETC. . . . . . . . . . . . . . . . . . . . . . .  88
      5.12 LICENSE SUBSIDIARIES . . . . . . . . . . . . . . . . . . . .  89
      5.13 INTEREST RATE PROTECTION . . . . . . . . . . . . . . . . . .  89
      5.14 ACQUISITION OF REAL PROPERTY IN FEE SIMPLE . . . . . . . . .  89
      5.15 LEASES AND LICENSES. . . . . . . . . . . . . . . . . . . . .  90
      5.16 NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . .  90
      5.17 ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . .  90

SECTION 6.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .   91
      6.1  FINANCIAL CONDITION COVENANTS. . . . . . . . . . . . . . . .  91
      6.2  LIMITATION ON INDEBTEDNESS . . . . . . . . . . . . . . . . .  92
      6.3  LIMITATION ON LIENS. . . . . . . . . . . . . . . . . . . . .  94
      6.4  LIMITATION ON FUNDAMENTAL CHANGES. . . . . . . . . . . . . .  95
      6.5  LIMITATION ON SALE OF ASSETS . . . . . . . . . . . . . . . .  96
      6.6  LIMITATION ON DIVIDENDS. . . . . . . . . . . . . . . . . . .  96
      6.7  LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. . . . . . . .  97
      6.8 LIMITATION ON MODIFICATIONS OF DEBT INSTRUMENTS; REPURCHASE OF JUNIOR SUBORDINATED NOTES; PAYMENT OF PROGRAMMING COSTS UNDER
            PROGRAM COST SHARING AGREEMENT. . . . . . . . . . . . . . .  99

      6.9  TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . 100
      6.10 FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . . . 100
      6.11 RESTRICTIONS AFFECTING SUBSIDIARIES. . . . . . . . . . . . . 100
      6.12 LEASE OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . 100
      6.13 UNFUNDED LIABILITIES . . . . . . . . . . . . . . . . . . . . 101
      6.14 MANAGEMENT FEES. . . . . . . . . . . . . . . . . . . . . . . 101
      6.15 MATERIAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . 101
      6.16 LIMITATION ON EQUITY OFFERINGS . . . . . . . . . . . . . . . 101

SECTION 7.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . .  102

SECTION 8.  THE ADMINISTRATIVE AGENT AND THE MANAGING AGENTS . . . . .  106
      8.1  APPOINTMENT. . . . . . . . . . . . . . . . . . . . . . . . . 106
      8.2  DELEGATION OF DUTIES . . . . . . . . . . . . . . . . . . . . 106
      8.3  EXCULPATORY PROVISIONS . . . . . . . . . . . . . . . . . . . 106
      8.4  RELIANCE BY ADMINISTRATIVE AGENT AND MANAGING AGENTS . . . . 107
      8.5  NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . 108
      8.6  NON-RELIANCE ON ADMINISTRATIVE AGENT, MANAGING AGENTS AND OTHER
            LENDERS . . . . . . . . . . . . . . . . . . . . . . . . . . 108
      8.7  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . 109
      8.8  ADMINISTRATIVE AGENT AND MANAGING AGENTS IN THEIR INDIVIDUAL
            CAPACITIES. . . . . . . . . . . . . . . . . . . . . . . . . 109
      8.9  SUCCESSOR ADMINISTRATIVE AGENT OR MANAGING AGENTS. . . . . . 110
      8.10 MANAGING AGENTS. . . . . . . . . . . . . . . . . . . . . . . 111

SECTION 9.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .  111
      9.1  AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . 111
      9.2  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . 112
      9.3  NO WAIVER; CUMULATIVE REMEDIES . . . . . . . . . . . . . . . 114
      9.4  SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . 114
      9.5  PAYMENT OF EXPENSES AND TAXES. . . . . . . . . . . . . . . . 114
      9.6  SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING LENDERS;
            ADDITIONAL INCREMENTAL LENDERS. . . . . . . . . . . . . . . 115
      9.7  ADJUSTMENTS; SET-OFF . . . . . . . . . . . . . . . . . . . . 120
      9.8  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . 121
      9.9  SEVERABILITY.. . . . . . . . . . . . . . . . . . . . . . . . 121
      9.10 INTEGRATION. . . . . . . . . . . . . . . . . . . . . . . . . 121
      9.11 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . 121
      9.12 SUBMISSION TO JURISDICTION; WAIVERS; APPOINTMENT OF PROCESS
            AGENT.. . . . . . . . . . . . . . . . . . . . . . . . . . . 121
      9.13 ACKNOWLEDGEMENTS . . . . . . . . . . . . . . . . . . . . . . 122
      9.14 WAIVERS OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . 122
      9.15 HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . 122
      9.16 CONFLICT OF TERMS. . . . . . . . . . . . . . . . . . . . . . 122
      9.17 COPIES OF CERTIFICATES, ETC. . . . . . . . . . . . . . . . . 123
      9.18 CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . 123
      9.19 PUBLICITY . . . . . . . . . . . . . . . . . . . . . . . . .  123

 EXHIBITS

     A    Form of Revolving Note
     B    Form of Term Note
     C    Form of Incremental Note
     D    Form of Assignment and Acceptance
     E    Form of Joining Lender Agreement
     F    Form of No Default/Representation Certificate
     G    Form of Covenant Compliance Certificate
     H    Form of Continuation Notice
     I    Form of Letter of Credit Request
     J    Form of Incremental Loan Activation Notice
     K    Forms of Opinions of Counsel to Borrower and Guarantors
     L    Form of Excess Cash Flow Certificate


 SCHEDULES

     1    Revolving Loan Commitments
     2    Term Loan Commitments
     3    Lender Notice Addresses
     4    Borrower Subsidiaries
     5    Borrower Indebtedness
     6    Borrower Liens
     7    Loan Parties' Permits and Approvals
     8    Loan Parties' Real Property Assets
     9    Borrower Stations/Media Licenses
     10   Borrower's and Subsidiaries' Executive Offices
     11   Borrower Litigation/FCC Proceedings
     12   Borrowers' and Subsidiaries' Investments
     13   Transponder Leases

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of September 26, 1996, among UNIVISION COMMUNICATIONS INC., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS"), BANQUE PARIBAS, a French banking corporation ("PARIBAS"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as managing agents for the Lenders hereunder (in such capacity, the "MANAGING AGENTS"), THE BANK OF NEW YORK, a New York banking corporation, and NATIONSBANK OF TEXAS, N.A., a national banking association, as co-agents for the Lenders hereunder (in such capacity, the "CO-AGENTS") and CHASE, as administrative agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT").


                           W I T N E S S E T H:

     WHEREAS, the Borrower plans to issue 8,170,000 shares of its Class A Common Stock pursuant to an initial public offering (the "IPO") on or about October 2, 1996;

     WHEREAS, the Borrower has requested that the Lenders extend loans to it prior to the consummation of the IPO for the purpose of enabling certain of its subsidiaries to repay indebtedness, and making other expenditures, as follows:
 (i) for Univision Television Group, Inc., a Delaware corporation ("UTG"), to repay all obligations under that certain Amended and Restated Credit Agreement dated as of February 14, 1996 (the "EXISTING CREDIT AGREEMENT") among UTG, Paribas and Chase, as Managing Agents, and the financial institutions parties thereto, which Existing Credit Agreement shall then be canceled, (ii) for UTG to defease all its 11-3/4% Senior Subordinated Notes due 2001 (the "SENIOR SUBORDINATED NOTES"), (iii) for UTG to repay all its indebtedness to The Univision Network Limited Partnership, a Delaware limited partnership ("NETWORK"), which payments will be used by Network to make distributions to its partners, (iv) for the Borrower to purchase partnership interests in Network and (v) to pay fees and expenses payable in connection with the execution of this Agreement;

     WHEREAS, the Borrower has requested that the Lenders extend loans to it upon consummation of the IPO for the purpose of enabling it and its subsidiaries to repay indebtedness, make investments and make distributions to certain owners, as follows: (i) for UTG to repay all its obligations to Pack-a-Snack N.V., a Netherlands Antilles corporation ("PACK-A-SNACK") and Grupo Televisa S.A. de C.V. ("TELEVISA"), (ii) for the Borrower to make certain distributions to its shareholders,

 (iii) for Network to repay all principal and interest under that certain promissory note dated July 1, 1996 (the "GALAVISION NOTE") in the principal amount of $15,000,000 made by Network and payable to Univisa, Inc., a Delaware corporation ("UNIVISA"), in connection with Network's purchase of the Galavision division of Univisa, (iv) for the Borrower to invest in Entravision Communications Company LLC, a Delaware limited liability company ("ENTRAVISION"), (v) for the Borrower to pay a portion of the purchase price of the Modesto Station (as hereinafter defined) and (vi) for general corporate purposes; and

     WHEREAS, the Borrower has requested that the Lenders extend loans and make available letters of credit to it from time to time upon and subsequent to the consummation of the IPO for certain acquisitions, the repayment of certain indebtedness and general corporate purposes of the Borrower and its subsidiaries, in each case on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     SECTION 1.  DEFINITIONS

     1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

     "ACCOUNTANTS": Arthur Andersen LLP or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Borrower and satisfactory to the Managing Agents.

     "ACQUISITIONS": (i) the acquisition by, or investment in, any Media/Communications Business by the Borrower or its Subsidiaries or (ii) the entering into by the Borrower or its Subsidiaries of any Program Services Agreement, in each case as permitted by Section 6.7(g).

     "ACTIVATION DATE": the date set forth in the Activation Notice as the effective date of the Aggregate Incremental Loan Commitment, which date must be during the period from and including the Second Closing Date to but excluding the Incremental Loan Commitment Termination Date.

     "ACTIVATION NOTICE": a notice given by the Borrower and each Incremental Loan Lender to the Administrative Agent, substantially in the form of Exhibit J.

     "ADDITIONAL INCREMENTAL LENDER":  as defined in Section 9.6(d).

     "ADMINISTRATIVE AGENT":  as defined in the preamble hereto.

     "AFFILIATE": as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote securities having 10% or more of the ordinary voting power for the election of directors of such Person or
 (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided, however, that Perenchio, his Permitted Transferees and each of their respective Affiliates shall be deemed to be Affiliates of the Borrower and each other Loan Party.

     "AFFILIATED STATIONS": the twenty full-power television stations, the twenty-one low-power television stations and the approximately 740 cable television systems with which Network has Affiliation Agreements and any other Stations which hereafter enter into an Affiliation Agreement with Network.

     "AFFILIATION AGREEMENTS": the Affiliation Agreements between Network and the Affiliated Stations, as such agreements may be amended or otherwise modified from time to time.

     "AGGREGATE AVAILABLE REVOLVING LOAN COMMITMENT": the sum of the Available Revolving Loan Commitments of each Lender.

     "AGGREGATE COMMITMENT": the sum of the Aggregate Revolving Loan Commitment, the Aggregate Term Loan Commitment and, if activated, the Aggregate Incremental Loan Commitment.

     "AGGREGATE INCREMENTAL LOAN COMMITMENT": the sum of the Incremental Loan Commitments set forth in the Activation Notice, as the same may be adjusted from time to time pursuant to the provisions hereof, provided that the Aggregate Incremental Loan Commitment shall not exceed the Maximum Incremental Loan Facility.

     "AGGREGATE REVOLVING LOAN COMMITMENT": the sum of the Revolving Loan Commitments set forth on Schedule 1, as the same may be adjusted from time to time pursuant to the provisions hereof.

     "AGGREGATE TERM LOAN COMMITMENT": the sum of the Term Loan Commitments set forth on Schedule 2.

     "AGREEMENT": this Credit Agreement, as amended, waived, supplemented or otherwise modified from time to time.

     "ALTERNATE BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Commercial Lending Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "PRIME COMMERCIAL LENDING RATE" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime commercial lending rate in effect at its principal office in New York City. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If, for any reason, the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Commercial Lending Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Commercial Lending Rate or the Federal Funds Effective Rate, respectively.

     "ALTERNATE BASE RATE LOANS": Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

     "ANNUALIZED INTEREST EXPENSE": with respect to each of the four-fiscal-quarter periods ending December 31, 1996, March 31, 1997 and June 30, 1997, Interest Expense for such four-fiscal- quarter period shall equal Interest Expense for the period commencing on October 1, 1996 and ending on (i) December 31, 1996, multiplied by 4, (ii) March 31, 1997, multiplied by 2 and
 (iii) June 30, 1997, multiplied by 4/3, as applicable.

     "APPLICABLE LENDING OFFICE": for any Lender, its offices for LIBOR Loans, Alternate Base Rate Loans and participations in Letters of Credit, specified in
 Schedule 1 or 2 or in the Assignment and Acceptance or Joining Lender Agreement pursuant to which it became a party hereto, as the case may be, any of which offices may, upon 10 days' prior written notice to the Administrative Agent and the Borrower, be changed by such Lender.

     "APPLICABLE MARGIN": for each LIBOR Loan and for each Alternate Base Rate Loan as set forth below:

                                                                      Alternate
   Leverage Level                                           LIBOR     Base Rate
   --------------                                           -----     ---------
   1(GREATER THAN OR EQUAL TO 5.00:1)                      +1.500%      +.250%
   2(LESS THAN 5.00:1-GREATER THAN OR EQUAL TO 4.50:1)     +1.375%      +.125%
   3(LESS THAN 4.50:1-GREATER THAN OR EQUAL TO 4.00:1)     +1.125%         0
   4(LESS THAN 4.00:1-GREATER THAN OR EQUAL TO 3.50:1)     +1.000%         0
   5(LESS THAN 3.50:1-GREATER THAN OR EQUAL TO 3.00:1)     +0.875%         0
   6(LESS THAN 3.00:1)                                     +0.750%         0

     "ASSET DISPOSITION": the sale, sale and leaseback, transfer, conveyance, exchange, long-term lease accorded sales treatment under GAAP or similar disposition (including by means of a merger, consolidation, amalgamation, joint venture or other substantive combination) of any of the Properties, business or assets (other than marketable securities, including "margin stock" within the meaning of Regulation U, liquid investments and other financial instruments but, including, without limitation, the assignment of any lease, license or permit relating to the Properties) of the Borrower or any of its Subsidiaries to any Person or Persons other than to the Borrower or any of its Subsidiaries; provided that Asset Dispositions shall not include (i) the sale in the ordinary course of business of equipment and vehicles, the proceeds of sale of which are used within 90 days after the sale date to refinance Indebtedness (including Revolving Loans) incurred to purchase or to commit to purchase replacement equipment and vehicles to be used in the ordinary course of business and (ii) other sales of assets in the ordinary course of business which do not have a fair market value exceeding $2,000,000 in the aggregate in any fiscal year or $10,000,000 in the aggregate for the period from the Initial Closing Date through the Incremental Loan Maturity Date.

     "ASSIGNMENT AND ACCEPTANCE": an Assignment and Acceptance in the form of Exhibit D.

     "AVAILABLE INCREMENTAL LOAN COMMITMENT": with respect to each Incremental Loan Lender on the date of determination thereof, the amount by which (a) the Incremental Loan Commitment of such Lender on such date exceeds (b) the principal sum of such Lender's Incremental Loans outstanding.

     "AVAILABLE REVOLVING LOAN COMMITMENT": with respect to each Lender having a Revolving Loan Commitment on the date of determination thereof, the amount by which (a) the Revolving Loan Commitment of such Lender on such date exceeds (b) the principal sum of such Lender's (i) Revolving Loans outstanding,
 (ii) Revolving Loan Commitment Percentage of the aggregate

Letter of Credit Amount of all Letters of Credit outstanding and (iii) Revolving Loan Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit on such date.

    "AVAILABLE TERM LOAN COMMITMENT": on the Second Closing Date, with respect to each Lender having a Term Loan Commitment, the amount by which (a) the Term Loan Commitment of such Lender on such date exceeds (b) the principal sum of such Lender's Term Loans outstanding. After the Second Closing Date, the Available Term Loan Commitment shall be reduced to zero.

    "BORROWER":  as defined in the preamble hereto.

    "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or the State of California are authorized or required by law to close and which, in the case of a LIBOR Loan, is a Eurodollar Business Day.

    "CAPITAL EXPENDITURES": for any period, collectively, for any Person, the aggregate of all expenditures which are made during such period (whether paid in cash or accrued as liabilities), and all contractual commitments for such expenditures which are entered into during such period (provided that if any such commitment is included in one fiscal year, the actual payment in a later fiscal year shall not be included in such later fiscal year), by such Person, for property, plant or equipment and which would be reflected as additions to property, plant or equipment on a balance sheet of such Person prepared in accordance with GAAP (including, without limitation, all such property held under capital leases); provided, however, that Capital Expenditures shall exclude (i) any expenditures which arise from Program Rights Obligations and
(ii) any expenditures permitted hereunder with respect to Transponder Leases.

    "CAPITALIZED LEASE OBLIGATIONS": obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP; provided, that "Capitalized Lease Obligations" shall not include any such obligations relating to Transponder Leases.

    "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase or any other securities convertible into any of the foregoing.

    "CASH COLLATERAL DEPOSIT": cash deposits made by the Borrower to the Administrative Agent, to be held by the Administrative Agent as Collateral pursuant to the Security Agreement, for the reimbursement of drawings under Letters of Credit.

    "CASH INCOME TAXES": cash income taxes paid by the Borrower and its consolidated Subsidiaries during the fiscal quarter most recently ended and the immediately preceding three fiscal quarters.

    "CHANGE IN CONTROL": (a) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (as in effect from time to time), whether or not applicable), other than Perenchio and any Person or group of Persons that are Permitted Transferees of Perenchio or are as of the date hereof Affiliates of Perenchio, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total Voting Power of the Borrower or (b) the Borrower shall cease to be the beneficial owner, directly or indirectly, of 100% of the total Voting Power of each Guarantor.

    "CHASE":  as defined in the preamble hereto.

    "CODE":  the Internal Revenue Code of 1986, as amended from time to time.

    "COLLATERAL": all of the property (tangible or intangible) purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by the Borrower as security for all or part of the Obligations.

    "COLLATERAL DOCUMENTS": the Security Agreement, all notices of security interests in deposit accounts requested by the Administrative Agent pursuant to the Security Agreement, UCC-1 Financing Statements and amendments thereto and any other document encumbering the Collateral or evidencing or perfecting a security interest therein for the benefit of the Lenders executed by the Borrower.

    "COMBINED ENTITIES": UTG, Network and their respective Subsidiaries with regard to periods prior to consummation of the IPO. Financial calculations relating to the Combined Entities shall give effect to eliminations in the combination of accounts of such entities in accordance with GAAP.

    "COMBINED ENTITIES LOAN AGREEMENT": the Loan Agreement between UTG and Network, dated as of December 17, 1992, pursuant to which each of UTG and Network have agreed to make loans, under certain conditions set forth therein, to each other, which loans shall be subordinate in all respects to the Loans made by the Lenders, as the same may be modified or amended from time to time in accordance with the terms hereof.

    "COMBINED ENTITIES LOANS": loans made pursuant to the terms of the Combined Entities Loan Agreement.

    "COMBINED NET TIME SALES": for any period, all time sales, including barter and trade and television subscription revenue, less advertising commissions, Special Event Revenue, music license fees, outside affiliate compensation and taxes (other than withholding taxes) paid by Network pursuant to Section 5.4 of the Program License Agreements and similar taxes paid by UTG, calculated in accordance with GAAP, of the Borrower and its Subsidiaries, for such period. Unless otherwise agreed in writing between the parties, barter and trade sales shall be valued at the fair market value of the goods or services received by the Borrower and its Subsidiaries.

    "COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage of the Aggregate Commitment then constituted by such Lender's Commitments.

    "COMMITMENTS": as to any Lender, its Revolving Loan Commitment, its Term Loan Commitment and, if it is an Incremental Loan Lender, its Incremental Loan Commitment.

    "COMMONLY CONTROLLED ENTITY": as to any Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

    "COMMUNICATIONS ACT": the Communications Act of 1934, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

    "CONSENTS": the consents in form and substance reasonably satisfactory to the Managing Agents, executed by the counterparties to such contracts, leases, licenses, permits or other agreements listed on Schedule D to the Security Agreement and the Guarantor Security Agreements.

    "CONSIDERATION": with respect to any Acquisition, the aggregate consideration, in whatever form (including, without limitation, cash payments, the principal amount of promissory notes and Indebtedness assumed, the aggregate amounts payable to acquire, extend and exercise any option, the aggregate amount payable under Non-Compete Agreements and management agreements, and the fair market value of other property delivered) paid, delivered or assumed by the Borrower and its Subsidiaries for such Acquisition and the expenses associated therewith, including all brokerage commissions, legal fees and similar expenses. Notwithstanding anything herein to the contrary, no Acquisition involving the assumption of debt by the Borrower or its Subsidiaries shall be permitted if such assumption would violate the terms of this Agreement.

    "CONTINUATION NOTICE": a request for continuation or conversion of a Loan as set forth in Section 2.7, substantially in the form of Exhibit H.

    "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

    "COVENANT COMPLIANCE CERTIFICATE": a certificate of the Chief Financial Officer of the Borrower substantially in the form of Exhibit G.

    "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

    "DENNEVAR B.V.": Dennevar B.V., a Dutch corporation wholly-owned indirectly by Venevision.

    "DOLLARS" and "$":  lawful currency of the United States.

    "DRAWING LENDER":  as defined in Section 2.4(c).

    "EBITDA": for any period, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, Net Income after eliminating extraordinary gains and losses, PLUS (i) provisions for taxes, (ii) depreciation and amortization (including amortization of Program Rights Payments), (iii) Interest Expense, (iv) permitted termination payments owing by the Borrower or its Subsidiaries resulting from early termination of a time brokerage agreement, local marketing agreement or similar agreement, (v) payments made pursuant to Non-Compete Agreements and (vi) other non-cash charges, all to the extent deducted in computing Net Income, but after deducting (A) Program Rights Payments made or scheduled to be made, (B) non-cash revenues (to the extent included in the calculation of Net Income) and (C) principal payments for Transponder Leases. For purposes of pro forma calculations hereunder, calculations shall be made after giving effect to acquisitions, exchanges and dispositions of assets during such period as if such acquisition, exchange or disposition had occurred on the first day of such period.

    "ELECTION NOTICE":  as defined in Section 2.3(e).

    "ENTRAVISION":  as defined in the recitals hereto.

    "ENVIRONMENTAL LAWS": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or at any time hereafter in effect.

    "EQUITY OFFERING": all public offerings of the Capital Stock of the Company or any Guarantor from time to time, other than the IPO.

    "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

    "ERISA AFFILIATE": as to any Person, each trade or business including such Person, whether or not incorporated, which together with such Person would be treated as a single employer under Section 4001(a)(14) of ERISA.

    "EVENT OF DEFAULT": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

    "EURODOLLAR BUSINESS DAY": shall mean any day on which banks are open for dealings in Dollar deposits in the London Interbank Market.

    "EXCESS CASH FLOW": for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to EBITDA (provided that Program Rights Payments deducted in the calculation thereof shall be limited to Program Rights Payments actually made) for such period, LESS, during such period (in each case, without duplication), (i) Total Debt Service, (ii) Cash Income Taxes, (iii) Capital Expenditures (other than those made with the proceeds of a financing covered by Section 6.3(j)), not in excess of the amount permitted by the Loan Documents, (iv) increases (or PLUS decreases) in Net Working Investment and
(v) Restricted Payments permitted under Section 6.6(ii) and 6.6(iii).

    "EXCLUDED TAXES": all taxes imposed on or by reference to the net income of the Administrative Agent, each Managing Agent or any Lender or its Applicable Lending Office and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on any Lender or its Applicable Lending Office, in each case, imposed:

         (i) by the jurisdiction in which the Applicable Lending Office or other branch of such Person is located or in which such Person is organized or has its principal or registered office;

        (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender other than a connection arising solely from this Agreement or any transaction contemplated hereby;

       (iii) by the United States or any political subdivision thereof or therein including without limitation, branch profits taxes imposed by the United States or similar taxes imposed by any subdivision thereof; or

        (iv) by reason of the failure of any Lender to provide accurate documentation required to be provided by such Lender pursuant to Section 2.15(b) or Section 9.6.

    "EXISTING CREDIT AGREEMENT":  as defined in the recitals hereto.

    "FCC":  the Federal Communications Commission or any successor thereto.

    "FEDERAL FUNDS EFFECTIVE RATE": as defined in the definition of "ALTERNATE BASE RATE" contained in this Section 1.1.

    "FINANCIAL STATEMENTS":  as defined in Section 3.1(a).

    "FIXED CHARGE COVERAGE RATIO": for the Borrower and its Subsidiaries on a consolidated basis, the ratio of EBITDA for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters to the sum of (i) Total Debt Service for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters (excluding the effect of any redemption of Modesto Station Purchase Preferred Stock to the extent made with the proceeds of Revolving Loans), (ii) Capital Expenditures for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters,
(iii) Cash Income Taxes for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters and (iv) Restricted Payments permitted under Section 6.6(iii) paid by the Borrower or any Subsidiary for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters.

    "FUNDED DEBT": the sum of (x) the outstanding principal balance of all Capitalized Lease Obligations, (y) the aggregate Redemption Value of all outstanding Modesto Station Purchase Preferred Stock and (z) all Indebtedness of the Borrower and its Subsidiaries OTHER THAN (A) Indebtedness described in clauses

(h), (j), (k), (l), (m) and (n) of Section 6.2 and (B) the defeased Subordinated Notes.

    "GAAP": generally accepted accounting principles in the United States in effect from time to time. If, at any time, GAAP changes in a manner which will materially affect the calculations determining compliance by the Borrower with any of its covenants in Section 6.1, such covenants shall continue to be calculated in accordance with GAAP in effect prior to such changes in GAAP.

    "GALAVISION":  Galavision, Inc., a Delaware corporation.

    "GALAVISION NOTE":  as defined in the recitals hereto.

    "GOVERNMENTAL AUTHORITY": any nation or government, any federal, state or other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee

Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

    "GUARANTIES": the guaranties made by each of the Guarantors and all other guarantees executed by a Guarantor in favor of the Lenders or the Administrative Agent for the benefit of the Lenders, in form and substance reasonably satisfactory to the Majority Lenders, as the same may be amended or modified from time to time in accordance with the terms hereof.

    "GUARANTOR COLLATERAL": all of the property (tangible or intangible) purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by any Guarantor as security for all or part of the Obligations or the Guaranties.

    "GUARANTOR COLLATERAL DOCUMENTS": the Guarantor Security Agreements, all notices of security interests in deposit accounts requested by the Administrative Agent pursuant to the Guarantor Security Agreements, Form UCC-1 Financing Statements and amendments thereto and any other document encumbering the Guarantor Collateral or evidencing or perfecting a security interest therein for the benefit of the Lenders executed by any Guarantor.

    "GUARANTORS": (a) prior to the Second Closing Date, PTI, UTG, PTI Holdings, Galavision, Sunshine, Sunshine L.P., Network, Network Holding, each Subsidiary of the foregoing (other than License Subsidiaries) and all other Persons that guarantee all or part of the Obligations prior to the Second Closing Date and (b) on and after the Second Closing Date, UTG, PTI Holdings, Galavision, Sunshine, Sunshine L.P., Network, each Subsidiary of the foregoing entities referred to in this clause (b) (other than License Subsidiaries) and all other Persons that guarantee all or part of the Obligations from time to time.

    "GUARANTOR SECURITY AGREEMENTS": the Guarantor Security Agreements, in form and substance reasonably satisfactory to the Majority Lenders, made by each Guarantor in favor of the Administrative Agent, for the benefit of the Lenders, in respect of the tangible and intangible personal property of the Guarantors encumbered thereby, as the same may be amended from time to time in accordance with the terms hereof.

    "INCREMENTAL LOAN":  as defined in Section 2.3(a).

    "INCREMENTAL LOAN COMMITMENT": the commitment of each Incremental Loan Lender to make Incremental Loans hereunder through its Applicable Lending Office, as indicated in the Activation Notice.

    "INCREMENTAL LOAN COMMITMENT PERCENTAGE": with respect to each Incremental Loan Lender, the percentage equivalent of the ratio which such Incremental Loan Lender's Incremental Loan Commitment bears to the Aggregate Incremental Loan Commitment.

    "INCREMENTAL LOAN COMMITMENT TERMINATION DATE": June 30, 1999 or such earlier date as the Aggregate Incremental Loan Commitment may expire (whether by acceleration, reduction to zero or otherwise).

    "INCREMENTAL LOAN LENDER": each Lender having an Incremental Loan Commitment and/or which shall have Incremental Loans outstanding.

    "INCREMENTAL LOAN MATURITY DATE": August 31, 2004 or such earlier date on which the Aggregate Incremental Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

    "INCREMENTAL LOAN REDUCTION DATES": the dates on which scheduled principal payments of the Incremental Loans are due, as set forth in the table in Section 2.3(d).

    "INCREMENTAL NOTE" and "INCREMENTAL NOTES":  as defined in Section 2.3(c).

    "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and (ii) current income taxes) or which is evidenced by a note, bond, debenture or similar instrument, excluding Program Rights Obligations, (b) all obligations of such Person under Capitalized Lease Obligations, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all obligations of such Person, whether absolute or contingent, in respect of letters of credit opened for the account of such Person (other than any letters of credit opened for the purpose of facilitating the purchase of goods and services in the ordinary course of business and having a term of not more than 360 days), (f) all obligations of such Person under Non-Compete Agreements and Interest Rate Agreements and
(g) all Guarantee Obligations of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a) through (g) of this definition; provided that "Indebtedness" shall not include payments (to the extent included above) to be made by Network pursuant to the Program Cost Sharing Agreement and the Program License Agreements or payments made to Affiliated Stations under the Affiliation Agreements.

    "INITIAL CLOSING DATE": the date on which the conditions precedent set forth in Section 4.1 have been satisfied, but in no event later than October 15, 1996.

    "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

    "INSOLVENT":  pertaining to a condition of Insolvency.

    "INTELLECTUAL PROPERTY":  as defined in Section 3.8.

    "INTERCREDITOR AGREEMENT": an Intercreditor Agreement, in form and substance reasonably satisfactory to the Majority Lenders with regard to the Junior Subordinated Notes, the license fees payable by Network under the Program License Agreements, the Galavision Note and Sponsor Loans, as such document may be amended or otherwise modified from time to time in accordance with the terms hereof.

    "INTEREST EXPENSE": as of any date, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, (A) the sum of (i) the amount of all interest on Funded Debt (or, with respect to clause (y) of the definition of Funded Debt, dividends) which was paid, payable and/or accrued for such period (without duplication of previous amounts), (ii) all commitment, letter of credit or line of credit fees paid, payable and/or accrued for such period (without duplication of previous amounts) to any lender in exchange for such lender's commitment to lend or otherwise extend credit and (iii) net amounts payable (or receivable) under all Interest Rate Agreements, LESS (B) all interest income.

    "INTEREST PAYMENT DATE": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December to occur while the Term Loans, the Incremental Loans or the Revolving Loans are outstanding, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is at the end of each three month-period within such Interest Period after the first day of such Interest Period and the last day of such Interest Period and (d) for each of (a), (b) and (c) above, the day on which the Term Loans, the Incremental Loans and the

 Revolving Loans become due and payable in full and are paid or prepaid in full.

     "INTEREST PERIOD":  with respect to any LIBOR Loan:

     (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months (or, if reasonably available to all Lenders, nine or twelve months) thereafter, as selected by the Borrower in its notice of borrowing or its Continuation Notice, as the case may be, given with respect thereto; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months (or, if reasonably available to all Lenders, nine or twelve months) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto;

 provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

        (ii) any Interest Period that would otherwise extend beyond the date final payment is due on the Term Loans, the Incremental Loans or the Revolving Loans, as applicable, shall end on the date of such final payment;

       (iii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

        (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for the Term Loans, the Incremental Loans or the Revolving Loans.

     "INTEREST RATE AGREEMENT": any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party or a beneficiary.

     "INTERNATIONAL PROGRAM RIGHTS AGREEMENT": the International Program Rights Agreement dated as of the Second Closing Date among the Borrower, Televisa and Venevision, as such agreement may be amended or otherwise modified from time to time in accordance with the terms hereof.

     "INVESTMENT COMPANY ACT":  as defined in Section 3.12.

     "JOINING LENDER AGREEMENT": a Joining Lender Agreement in the form of Exhibit E.

     "JUNIOR SUBORDINATED NOTES": collectively, (i) that certain Subordinated Ten Year Note due December 17, 2002, dated December 17, 1992, executed by Network Holding and payable to the order of Univision Holdings, Inc., in the initial principal amount of $62,528,997, as replaced by those certain Subordinated Ten Year Notes due 2002 issued by Network Holding in an aggregate amount of $61,094,000 pursuant to an Indenture dated as of December 17, 1992 executed by Network Holding to First Trust National Association, as Trustee, the obligations under which have been assumed by the Borrower and (ii) that certain Subordinated Ten Year Note due December 17, 2002, dated December 17, 1992, executed by PTI Holdings and payable to the order of Univision Holdings, Inc., in the initial principal amount of $8,871,003, as replaced by those certain Subordinated Ten Year Notes due 2002 issued by PTI Holdings in an aggregate amount of $10,306,000 pursuant to an Indenture dated as of December 17, 1992 executed by PTI Holdings to First Trust National Association, as Trustee, as such notes and/or such Indentures may be amended or otherwise modified from time to time in accordance with the terms hereof.

     "LEASE EXPENSE": for any period, the aggregate minimum rental obligations payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet or in the notes thereto.

     "LENDERS":  as defined in the preamble hereto and Section 8.8.

     "LETTER OF CREDIT AMOUNT": the stated maximum amount available to be drawn under a particular Letter of Credit, as such amount may be reduced or reinstated from time to time in accordance with the terms of such Letter of Credit.

     "LETTER OF CREDIT REQUEST": a request by the Borrower for the issuance of a Letter of Credit, on the Administrative

 Agent's standard form of Standby or Performance Letter of Credit Application and Agreement, the current form of which is attached hereto as Exhibit I, and containing terms and conditions satisfactory to the Administrative Agent in its sole discretion.

     "LETTER OF CREDIT":  as defined in Section 2.1(a).

     "LEVERAGE LEVEL": if the Total Debt Ratio shall be greater than or equal to 5.00:1, the Leverage Level shall be l; if the Total Debt Ratio shall be less than 5.00:1 and greater than or equal to 4.50:1, the Leverage Level shall be 2; if the Total Debt Ratio shall be less than 4.50:1 and greater than or equal to 4.00:1, the Leverage Level shall be 3; if the Total Debt Ratio shall be less than 4.00:1 and greater than or equal to 3.50:1, the Leverage Level shall be 4; if the Total Debt Ratio shall be less than 3.50:1 and greater than or equal to 3.00:1, the Leverage Level shall be 5; and if the Total Debt Ratio shall be less than 3.00:1, the Leverage Level shall be 6.

     "LEVERAGE LEVEL CERTIFICATE":  as defined in Section 2.9(e).

     "LIBOR": with respect to each day during each Interest Period pertaining to a LIBOR Loan, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Banks as the rate at which such Reference Bank is offered Dollar deposits at or about 11:00 A.M., London time, two Eurodollar Business Days prior to the beginning of such Interest Period in the London Interbank Market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period.

     "LIBOR ADJUSTED RATE": with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                  LIBOR
                     ---------------------------------
                     1.00 - LIBOR Reserve Requirements

     "LIBOR LOANS": Loans the rate of interest applicable to which is based upon LIBOR.

     "LIBOR RESERVE REQUIREMENTS": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency
 Liabilities" in Regulation D of such Board) maintained by a member bank of such Federal Reserve System. As at the Initial Closing Date, there are no such reserve requirements.

     "LICENSE FEE GUARANTIES": collectively, (i) the Guaranty dated as of the Second Closing Date executed by the Borrower in favor of Univisa with respect to Network's obligations under the Program License Agreement with Univisa and
 (ii) the Guaranty dated as of the Second Closing Date executed by the Borrower in favor of Dennevar B.V. with respect to Network's obligations under the Program License Agreement with Dennevar B.V., as such Guaranties may be amended or otherwise modified from time to time in accordance with the terms of the Loan Documents, and which Guaranties shall be unsecured and subordinated to the Obligations on the terms set forth in the Intercreditor Agreement.

     "LICENSE SUBSIDIARIES": the Subsidiaries of the Borrower holding Media Licenses.

     "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "LOAN":  a Revolving Loan, a Term Loan or an Incremental Loan.

     "LOAN DOCUMENTS": this Agreement, the Notes, any Letter of Credit Requests that are executed by the Borrower, the Letters of Credit, the Collateral Documents, the Intercreditor Agreement, the Guarantor Collateral Documents, Interest Rate Agreements entered into pursuant to Section 5.13 and the Guaranties and any other agreement executed by a Loan Party in connection therewith and herewith including, but not limited to, UCC-1 Financing Statements, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

     "LOAN PARTIES": the Borrower, the Guarantors and their respective Subsidiaries.

     "MAJORITY INCREMENTAL LOAN LENDERS": Incremental Lenders having Incremental Loan Commitments equal to or more than 51% of the Aggregate Incremental Loan Commitment, or, if the

 Incremental Loan Commitments have terminated, Incremental Lenders with outstanding Incremental Loans having an unpaid principal balance equal to or more than 51% of the sum of the unpaid principal balance of all Incremental Loans outstanding, excluding from such calculation Incremental Lenders which have failed or refused to fund an Incremental Loan when required to do so.

     "MAJORITY LENDERS": Lenders having Commitments equal to or more than 51% of the Aggregate Commitment, or, if any Commitment has terminated, with respect to such Commitment, Lenders with outstanding Loans and/or participations in Letters of Credit (if applicable) having an unpaid principal balance equal to or more than 51% of the sum of (i) the unpaid principal balance of all Loans outstanding and (ii) the aggregate Letter of Credit Amount (if applicable), excluding from such calculation Lenders which have failed or refused to fund a Loan when required to do so.

     "MAJORITY REVOLVING LOAN LENDERS": Revolving Loan Lenders having Revolving Loan Commitments equal to or more than 51% of the Aggregate Revolving Loan Commitment, or, if the Revolving Loan Commitments have terminated, Lenders with outstanding Revolving Loans and/or participations in Letters of Credit having an unpaid principal balance equal to or more than 51% of the sum of (i) the unpaid principal balance of all Revolving Loans outstanding and (ii) the aggregate Letter of Credit Amount, excluding from such calculation Lenders which have failed or refused to fund a Revolving Loan when required to do so.

     "MANAGEMENT FEES": all management fees payable by Network to Network Holding prior to the occurrence of the Second Closing Date pursuant to Network's partnership agreement.

     "MANAGING AGENTS":  as defined in the preamble hereto.

     "MARGIN STOCK":  as defined in Regulation U.

     "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition or prospects (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform its respective obligations under the Loan Documents, or (c) the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent, the Managing Agents or the Lenders hereunder or thereunder.

     "MATERIAL AGREEMENTS":   (i) the Program License Agreements, the
 Participation Agreement and the International Program Rights Agreement, (ii) prior to consummation of the IPO, the Program Cost Sharing Agreement, the Underwriters Agreements, the Plan of

 Reorganization, the Combined Entities Loan  Agreement, the Tax
 Allocation Agreement and the Registration Statement and (iii) prior to the Second Closing Date, the Sponsor Loan Documents.

     "MATERIAL MEDIA LICENSES": all FCC licenses necessary to operate broadcast television or radio stations, including all FCC broadcast auxiliary licenses, all licenses for radio and television translators and all low-power FCC television licenses.

     "MATURITY": in respect of any Note, the date such Note shall become due and payable, whether at stated maturity, by acceleration or otherwise.

     "MAXIMUM INCREMENTAL LOAN FACILITY":  $250,000,000.

     "MEDIA/COMMUNICATIONS BUSINESS": the ownership and operation of radio and television stations, cable networks, cable programming, television programming and syndication, interactive television, direct broadcast satellite, pay-per-view television, sports promotion, home shopping, print and on-line publishing or broadcasting, billboards and recorded music and music publishing; provided that to the extent any of the foregoing involve assets located, or businesses operating, outside of the United States, aggregate EBITDA derived from such assets or businesses shall not exceed 20% of EBITDA (based on the most recently ended twelve month period) for the Borrower and its Subsidiaries on a consolidated basis; and provided, further, that, acquisition of, or investment in, recorded music and/or music publishing shall not exceed $100,000,000 in the aggregate during the term of this Agreement.

     "MEDIA LICENSES": any franchise, license, permit, certificate, ordinance, approval or other authorization, or any renewal or extension thereof, from any federal, state or local government or governmental agency, department or body that is necessary for the broadcast or other operations of the Borrower or any of its Subsidiaries.

     "MODESTO STATION": full power television station KCSO-TV in Modesto, California.

     "MODESTO STATION PURCHASE AGREEMENT": that certain Partnership Interests Purchase Agreement dated as of September 26, 1996 between the Borrower and the partners of Channel 19 Partners, L.P. relating to the purchase of the Modesto Station, as in effect as of the date hereof or as it may be amended from time to time with the consent of the Majority Lenders.

     "MODESTO STATION PURCHASE PREFERRED STOCK": 12,000 shares of Borrower's Series A Cumulative Convertible Preferred Stock having an aggregate liquidation preference of $12,000,000 (plus accrued and unpaid dividends paid quarterly at a rate per annum equal to 6%) to be issued by the Borrower in payment of a portion of the purchase price of the Modesto Station, the terms of which shall not be amended without the consent of the Majority Lenders.

     "MULTIEMPLOYER PLAN":  a plan which is a multiemployer plan as defined in
 Section 4001(a)(3) of ERISA.

     "NET INCOME": for the Borrower and its Subsidiaries on a consolidated basis, net income as determined in accordance with GAAP and in a manner consistent with the calculation of net income as set forth in the Financial Statements.

     "NET PROCEEDS": (A) with respect to any Asset Disposition, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Asset Disposition MINUS the sum of (a) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or any of its Subsidiaries in connection with such Asset Disposition (other than amounts payable to Affiliates of the Person making such disposition), (b) Indebtedness, other than the Loans, required to be paid as a result of such Asset Disposition and (c) federal, state and local taxes incurred and paid in connection with such Asset Disposition; and (B) with respect to any Equity Offering, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Equity Offering MINUS the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower in connection with such Equity Offering (other than amounts payable to Affiliates of the Person making such Equity Offering).

     "NETWORK":  as defined in the recitals hereto.

     "NETWORK HOLDING": The Univision Network Holding Limited Partnership, a Delaware limited partnership.

     "NET WORKING INVESTMENT":  for the Borrower on a consolidated basis,
 (i) current assets (excluding cash and investments permitted under Section 6.7(b)) less (ii) current liabilities (excluding the current portion of Funded
 Debt).

     "NON-COMPETE AGREEMENTS": all agreements pursuant to which the Borrower, any of its Subsidiaries or any Station has agreed to make payments (whether in cash or in kind) to another Person for the agreement of such Person not to compete with the Borrower, such Subsidiary or such Station in a given area.

     "NON-REVOLVING LOANS":  the Term Loans and the Incremental Loans.

     "NOTE": a Revolving Note, a Term Note or an Incremental Note, as the case may be, and "NOTES" shall mean the Revolving Notes and/or the Term Notes and/or the Incremental Notes, as the case may be.

     "OBLIGATIONS": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Term Loans, the Incremental Loans and the Revolving Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Notes, the obligation to reimburse drawings under Letters of Credit (including the contingent obligation to reimburse any drawings under outstanding Letters of Credit) and all other obligations and liabilities of the Borrower to the Administrative Agent, the Managing Agents and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Letters of Credit, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel, and the allocated reasonable cost of internal counsel, to the Administrative Agent, the Managing Agents or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

     "OCCUPANCY AGREEMENTS":  as defined in Section 5.15.

     "PARTICIPATION AGREEMENT": the Participation Agreement dated as of the Second Closing Date among the Borrower, Perenchio, Televisa, Gustavo A. Cisneros, Ricardo J. Cisneros and Venevision, as such agreement may be amended or otherwise modified from time to time in accordance with the terms hereof.

     "PACK-A-SNACK":  as defined in the recitals hereto.

     "PARIBAS":  as defined in the preamble hereto.

     "PARTICIPANT":  as defined in Section 9.6(b).

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

     "PCI": Perenchio Communications, Inc., a Delaware corporation (which became Univision Communications, Inc. pursuant to a name change effected in June 1996).

     "PERENCHIO":  A. Jerrold Perenchio.

     "PERMITTED TRANSFEREES":  (i) Perenchio's spouse and lineal descendants,
 (ii) Perenchio's personal representatives and heirs, (iii) any trustee of any trust created primarily for the benefit of any, some or all of such spouse and lineal descendants or of any revocable trust created by Perenchio, (iv) following the death of Perenchio, all beneficiaries under any such trust, (v) Perenchio, in the case of a transfer from any transferee back to Perenchio and
 (vi) any entity, all of the equity of which is directly or indirectly owned by any of the foregoing which is not an Affiliate of any other Person.

     "PERSON": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

     "PLAN": as to any Person, any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of such Person or any ERISA Affiliate of such Person (and any such plan no longer maintained by such Person or any of such Person's ERISA Affiliates to which such Person or any of such Person's ERISA Affiliates has made or was required to make any contributions within any of the five preceding years).

     "PLAN OF REORGANIZATION": the Agreement and Plan of Reorganization dated as of September 26, 1996 relating to the transactions described in Section 3.30.

     "PREFERRED STOCK DEFAULT": the occurrence and continuance of an Event of Default described in Section 7(a), Section 7(c) (by reason of a failure to comply with the requirements of Section 6.1) or Section 7(g).

     "PRIMARY STATION": any full power television station now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries.

     "PROGRAM COST SHARING AGREEMENT": the Agreement Concerning Production and Acquisition of Programs dated as of December 17, 1992 among Network, Univisa, Perenchio and Venevision International, as amended by the Program Cost Sharing Agreement Waiver, pursuant to which the parties thereto have agreed to co finance the cost of the production or acquisition of, and exploit, specified programs, on and subject to the terms contained therein, as such agreement may be further amended or otherwise modified from time to time in accordance with the terms hereof, the Guaranty dated as of December 17, 1992 by Televisa relating thereto, as such Guaranty may be amended or modified from time to time in accordance with the terms hereof, and the Guaranty dated as of December 17, 1992 by Venevision relating thereto, as such Guaranty may be amended or modified from time to time in accordance with the terms hereof, all of which documents shall terminate on the Second Closing Date.

     "PROGRAM COST SHARING AGREEMENT WAIVER": that certain waiver to the Program Cost Sharing Agreement dated January 25, 1996, as modified by that certain letter dated February 8, 1996.

     "PROGRAM LICENSE AGREEMENTS": Program License Agreements each dated as of December 17, 1992, entered into between (i) Network and Univisa and (ii) Network and Dennevar B.V., as each has been amended and restated by those certain Amended and Restated Program License Agreements each dated as of the Second Closing Date, pursuant to which Univisa and Dennevar B.V. shall make certain current and library programming available to Network, in form and substance reasonably satisfactory to the Majority Lenders, as such agreements may be further amended or modified from time to time in accordance with the terms hereof, and the Guaranty by Venevision and the Guaranty by Televisa, each dated as of December 17, 1992, as replaced by the Guaranty by Venevision and the Guaranty by Televisa, each dated as of the Second Closing Date, each such Guaranties in form and substance reasonably satisfactory to the Majority Lenders, and as such Guaranties may be further amended or modified from time to time in accordance with the terms hereof.

     "PROGRAM RIGHTS OBLIGATIONS": all obligations, whether fixed or contingent, of the Borrower and its Subsidiaries in respect of the right to broadcast programs and films produced or supplied by any Person (other than a Loan Party, Televisa, Venevision or their respective Affiliates pursuant to Program License Agreements).

     "PROGRAM RIGHTS PAYMENTS": for any period, the sum (determined on a consolidated basis and without duplication) of all payments by the Borrower and its Subsidiaries made or scheduled to be made during such period in respect of Program Rights Obligations; provided that (a) if the payment schedule for a Program Rights Obligation is modified at no cost (including, but not limited to, interest costs) to the Borrower or any of its Subsidiaries, then the payments with respect to such Program Rights Obligation shall be deemed to be scheduled to be made pursuant to such modified schedule and (b) any down payment on a Program Rights Obligation shall be equally allocated over the term of the payment period for such Program Rights Obligation in an amount per month during such payment period equal to the amount of such down payment divided by the number of months during such payment period.

     "PROGRAM SERVICES AGREEMENTS": any local marketing agreement, time brokerage agreement, program services agreement or similar agreement providing for the Borrower or any of its Subsidiaries (other than License Subsidiaries) to program or sell advertising on all or any portion of the broadcast time of any television or radio station.

     "PROPERTIES": the collective reference to the real and personal property owned, leased, used, occupied or operated, under license or permit, by the Borrower, the Guarantors or any of their respective Subsidiaries.

     "PTI":  Perenchio Television, Inc., a Delaware corporation.

     "PTI HOLDINGS":  PTI Holdings, Inc., a Delaware corporation.

     "PURCHASING LENDERS":  as defined in Section 9.6(c).

     "REDEMPTION VALUE": with respect to each share of Modesto Station Purchase Preferred Stock, $1,000.

     "REFERENCE BANKS":  Chase and Paribas.

     "REFERENCE BANKS RATE": a rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Banks as the cost of funds at which such Reference Bank is able to fund an amount comparable to the amount of its LIBOR Loan to be converted to this rate, plus the Applicable Margin for LIBOR Loans.

     "REGISTER":  as defined in Section 9.6(e).

     "REGISTRATION STATEMENT":  as defined in Section 4.1(n).

     "REGULATION D": Regulation D of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

     "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

     "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC regulations.

     "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "RESPONSIBLE OFFICER": the chief executive officer, the president, any executive vice president, any senior vice president or any vice president of each of the Borrower or the Guarantors, as applicable, or, with respect to financial matters, the chief financial officer, treasurer or controller of the Borrower or the Guarantors, as applicable.

     "RESTRICTED PAYMENTS":  as defined in Section 6.6.

     "REVOLVING LOAN":  as defined in Section 2.1(a).

     "REVOLVING LOAN COMMITMENT":  the commitment of each Lender listed on
 Schedule 1 to make Revolving Loans and participate in Letters of Credit hereunder through its Applicable Lending Office as set forth on Schedule 1, as the same shall be adjusted from time to time pursuant to this Agreement.

     "REVOLVING LOAN COMMITMENT EXPIRATION DATE": December 31, 2003 or such earlier date as the Aggregate Revolving Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

     "REVOLVING LOAN COMMITMENT PERCENTAGE": with respect to each Revolving Loan Lender, the percentage equivalent of the ratio which such Revolving Loan Lender's Revolving Loan Commitment bears to the Aggregate Revolving Loan Commitment, as such Revolving Loan Lender's Revolving Loan Commitment and the Aggregate Revolving Loan Commitment may be adjusted from time to time pursuant to the terms hereof.

     "REVOLVING LOAN LENDER": each Lender having a Revolving Loan Commitment and/or which shall have (i) Revolving Loans outstanding and/or
 (ii) participations in Letters of Credit which are outstanding.

     "REVOLVING NOTE" AND "REVOLVING NOTES":  as defined in Section 2.1(c).

     "SECOND CLOSING DATE": the date on which the conditions precedent set forth in Section 4.2 have been satisfied, but in no event later than October 15, 1996.

     "SECONDARY STATION":  any Station other than a Primary Station.

     "SECURITY AGREEMENT": the Security Agreement in form and substance reasonably satisfactory to the Majority Lenders, made by the Borrower in favor of the Administrative Agent, for the benefit of the Lenders, in respect of the tangible and intangible personal property of the Borrower described therein, as the same may be amended from time to time in accordance with the terms hereof.

     "SENIOR DEBT": Funded Debt other than Subordinated Indebtedness and Modesto Station Purchase Preferred Stock.

     "SENIOR SUBORDINATED NOTES":  as defined in the recitals hereto.

     "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "SOLVENT":  when used with respect to any Person, that:

          (i) the present fair salable value of such Person's assets is in excess of the total amount of the probable liability on such Person's liabilities;

         (ii)  such Person is able to pay its debts as they become due; and

        (iii) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

     "SPECIAL EVENT REVENUE": net time sales for Special Programs broadcast by Network on any Station.

     "SPECIAL PROGRAMS": programs such as the World Cup, other sporting events, political conventions, election coverage, parades, pageants, special variety shows and other non-episodic and non-continuing shows broadcast by Network and not produced by Televisa or Venevision or their respective Affiliates.

     "SPONSOR LOAN DOCUMENTS": the Scheduled Loan Agreement dated as of December 17, 1992, between UTG and Televisa, the Scheduled Loan Agreement dated as of December 17, 1992, between UTG and Pack-A-Snack, the Additional Loan Agreement dated as of December 17, 1992, between UTG and Televisa, the Additional Loan

 Agreement dated as of December 17, 1992, between UTG and Pack-A-Snack, the Televisa Scheduled Loan Note dated December 17, 1992, the Pack-A-Snack Scheduled Loan Note dated December 17, 1992, the Scheduled Loan Guaranty dated as of December 17, 1992 by Network and PTI Holdings in favor of Televisa, the Scheduled Loan Guaranty dated as of December 17, 1992 of Network and PTI Holdings in favor of Pack-A-Snack, the Televisa Additional Loan Note dated December 17, 1992, the Pack-A-Snack Additional Loan Note dated December 17, 1992, the Additional Loan Guaranty dated as of December 17, 1992 by Network and PTI Holdings in favor of Televisa, the Additional Loan Guaranty dated as of December 17, 1992 by Network and PTI Holdings in favor of Pack-A-Snack, the Back-Up Loan and Security Agreement dated as of December 17, 1992 among Univisa, Televisa, UTG and Network and the Back-Up Loan and Security Agreement dated as of December 17, 1992 among Pack-A-Snack, Dennevar B.V., UTG and Network, all in form and substance reasonably satisfactory to the Majority Lenders and as such documents may be amended or otherwise modified from time to time in accordance with the terms hereof, subject to the restrictions set forth in Section 6.15.

     "SPONSOR LOANS": loans made to UTG pursuant to the Sponsor Loan Documents and subordinated to Senior Debt.

     "STATION": any full power television station, any low power television station, any translator and any other television system now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries.

     "SUBORDINATED INCREMENTAL INDEBTEDNESS": unsecured Indebtedness of the Borrower in a principal amount not to exceed the difference between the Aggregate Incremental Loan Commitment and the Maximum Incremental Loan Facility, which Indebtedness is subordinated to the payment of the Obligations on terms and conditions satisfactory to the Majority Lenders as evidenced by their written consent thereto prior to the incurrence of such Indebtedness; provided that no such Indebtedness shall be incurred unless the Lenders shall have declined, in writing, to activate Incremental Loan Commitments in an amount equal to the Maximum Incremental Loan Facility.

     "SUBORDINATED INDEBTEDNESS": the sum of (i) the Sponsor Loans and all other obligations of UTG and its Subsidiaries under the Sponsor Loan Documents,
 (ii) the Junior Subordinated Notes, (iii) any Subordinated Incremental Indebtedness, (iv) the License Fee Guaranties and (v) all other Indebtedness of the Borrower and its Subsidiaries which is subordinated to the payment of the Obligations on terms and conditions satisfactory to the Majority Lenders as evidenced by their written consent thereto prior to the incurrence of such Indebtedness.

     "SUBSIDIARY": as to any Person at any time of determination, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary Voting Power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "subsidiary" or to "subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "SUNSHINE":  Sunshine Acquisition Corp., a Delaware corporation.

     "SUNSHINE L.P.": Sunshine Acquisition, L.P., a California limited partnership.

     "TAX ALLOCATION AGREEMENT": the Tax Allocation Agreement dated as of December 17, 1992 among UTG, PTI, PTI Holdings and PCI, as such document may be amended or otherwise modified from time to time in accordance with the terms hereof.

     "TAXES":  as defined in Section 2.15(a).

     "TELEVISA":  as defined in the recitals hereto.

     "TERMINATION EVENT": (i) a Reportable Event, (ii) the institution of proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (iii) the appointment by the PBGC of a trustee to administer any Single Employer Plan or (iv) the existence of any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Single Employer Plan.

     "TERM LOAN":  as defined in Section 2.2(a).

     "TERM LOAN COMMITMENT": the commitment of each Lender listed on Schedule 2 to make a Term Loan hereunder through its Applicable Lending Office as set forth in Schedule 2, as the same may be adjusted pursuant to the provisions hereof.

     "TERM LOAN COMMITMENT PERCENTAGE": with respect to each Term Loan Lender, the percentage equivalent of the ratio which such Term Loan Lender's Term Loan Commitment bears to the Aggregate Term Loan Commitment.

     "TERM LOAN LENDERS": each Lender having a Term Loan Commitment and/or which shall have Term Loans outstanding.

    "TERM LOAN MATURITY DATE": December 31, 2003 or such earlier date as the Aggregate Term Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

    "TERM LOAN REDUCTION DATES": the dates on which scheduled principal payments of the Term Loans are due, as set forth in the table in Section 2.2(d).

    "TERM NOTE" AND "TERM NOTES":  as defined in Section 2.2(c).

    "TOTAL DEBT RATIO": for the Borrower and its Subsidiaries on a consolidated basis, the ratio of Funded Debt outstanding at such time to EBITDA for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters; provided that prior to the first anniversary of the Initial Closing Date EBITDA shall be calculated as set forth in Section 6.1(a).

    "TOTAL DEBT SERVICE": as of any date, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, the sum of (i) all Interest Expense and (ii) regularly scheduled principal payments due on Funded Debt (which result in permanent reductions in availability) (other than payments made pursuant to Section 2.5 and 2.6) or, with respect to Modesto Station Purchase Preferred Stock, the amount paid for any redemption thereof (excluding the effect of any redemption of Modesto Station Purchase Preferred Stock to the extent made with the proceeds of Revolving Loans) and (iii) principal payments on Revolving Loans due under
Section 2.1(h)(ii).

    "TOTAL INTEREST COVERAGE RATIO":  the ratio of EBITDA to Interest
Expense for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters; provided that prior to the first anniversary of the Initial Closing Date EBITDA and Interest Expense shall be calculated as set forth in Section 6.1(b).

    "TRANCHE": the collective reference to LIBOR Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

    "TRANSFEREE":  as defined in Section 9.6(g).

    "TRANSPONDER LEASES": collectively, the long-term capital leases for Network of satellite transponders more specifically set forth on Schedule 13, and replacements of such leases on market terms.

    "TYPE": as to any Term Loan, any Revolving Loan or any Incremental Loan, its nature as an Alternate Base Rate Loan or a LIBOR Loan.

    "UNDERWRITERS AGREEMENTS":  as defined in Section 4.1(n).

    "UNIVISA":  as defined in the recitals hereto.

    "VENEVISION": Corporacion Venezolana de Television (Venevision) C.A., a Venezuelan corporation.

    "VENEVISION INTERNATIONAL": Venevision International, Inc., a Florida corporation.

    "VOTING POWER": the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily has voting power for the election of directors of such Person.

    1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

    (b) As used herein, in the Notes, in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

    (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

    (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     SECTION 2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT; COMMITMENT AMOUNTS

     2.1 REVOLVING LOANS AND LETTERS OF CREDIT; REVOLVING LOAN COMMITMENT AMOUNTS. (a) Subject to the terms and conditions hereof, each Lender having a Revolving Loan Commitment severally agrees to (i) make loans on a revolving credit basis through its Applicable Lending Office to the Borrower from time to time from and including the Initial Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS") in accordance with the provisions of this Agreement (provided that the aggregate principal amount of Revolving Loans made by the Revolving Loan Lenders prior to the occurrence of the Second Closing Date shall not exceed the lesser of (x) the Aggregate

Revolving Loan Commitment and (y) $400,000,000 less the aggregate principal amount of Term Loans made on the Initial Closing Date) and (ii) participate through its Applicable Lending Office in letters of credit issued for the account of the Borrower pursuant to Section 2.4 from time to time from and including the Second Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a "LETTER OF CREDIT", and collectively, the "LETTERS OF CREDIT"); provided, however, that the sum of (A) the aggregate principal amount of all Revolving Loans outstanding, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed the Aggregate Revolving Loan Commitment at any time; and provided, further, that the sum of (x) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (y) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed $50,000,000 at any time. Within the limits of each Revolving Loan Lender's Revolving Loan Commitment, the Borrower may borrow, have Letters of Credit issued for the Borrower's account, prepay Revolving Loans, reborrow Revolving Loans, and have additional Letters of Credit issued for the Borrower's account after the expiration of previously issued Letters of Credit.

    The principal amount of each Revolving Loan Lender's (A) Revolving Loan and
(B) participation in a Letter of Credit shall be in an amount equal to the product of (i) such Revolving Loan Lender's Revolving Loan Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Revolving Loan or Revolving Loans, or the Letter of Credit or Letters of Credit, requested; provided that in no event shall any Revolving Loan Lender be obligated to make a Revolving Loan or participate in a Letter of Credit if after giving effect to such Revolving Loan or such participation the sum of such Revolving Loan Lender's (x) Revolving Loans outstanding, (y) Revolving Loan Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (z) Revolving Loan Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit would exceed its Revolving Loan Commitment or if the amount of such requested Revolving Loan or such Revolving Loan Lender's Revolving Loan Commitment Percentage of such Letter of Credit is in excess of such Revolving Loan Lender's Available Revolving Loan Commitment.

    (b) Subject to Sections 2.11 and 2.13, the Revolving Loans may from time to time be (i) LIBOR Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with either Section 2.1(d) or 2.7. Notwithstanding the foregoing, the initial Revolving Loans made on or after the Initial Closing Date shall be made as Alternate Base Rate Loans and shall be subject to conversion to LIBOR Loans pursuant to

 Section 2.7. Each Revolving Loan Lender may make or maintain its Revolving Loans or participate in Letters of Credit to or for the account of the Borrower by or through any Applicable Lending Office.

    (c) The Revolving Loans made by each Revolving Loan Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (a "REVOLVING NOTE"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Revolving Loan Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Loans made by such Revolving Loan Lender to the Borrower pursuant to Section 2.1(a) or 2.4(c), with interest thereon as prescribed in Sections 2.9 and 2.10. Each Revolving Loan Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Revolving Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Revolving Loan Lender, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded. The failure of any Revolving Loan Lender to make any such recordation or notation in the books and records of the Revolving Loan Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Revolving Notes. Each Revolving Note shall (i) be dated the Initial Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.9 and 2.10 and (iii) be stated to be payable on the Revolving Loan Commitment Expiration Date.

    (d) The Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to each proposed borrowing date or, if all or any part of the Revolving Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to each proposed borrowing date) requesting that the Revolving Loan Lenders make the Revolving Loans on the proposed borrowing date and specifying (i) the aggregate amount of Revolving Loans requested to be made, (ii) subject to Section 2.1(b), whether the Revolving Loans are to be LIBOR Loans, Alternate Base Rate Loans or a combination thereof and (iii) if the Revolving Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Revolving Loan and the respective lengths of the initial Interest Periods therefor. On receipt of such notice, the Administrative Agent shall promptly notify each Revolving Loan Lender thereof not later than 11:00 A.M., New York City time on the date of receipt of such notice. On the proposed borrowing date, not later than 12:00 noon, New York City time, each Revolving Loan Lender shall make available to the Administrative Agent at its office specified in Section 9.2 the amount of such Revolving Loan Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section
2.1(a)) in immediately available funds. The Administrative Agent may, in the absence of notification from any Revolving Loan Lender that such Revolving Loan Lender has not made its pro rata share available to the Administrative Agent, on such date, credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate amount of Revolving Loans.

    (e) On each date set forth below, the Aggregate Revolving Loan Commitment shall automatically reduce to the corresponding amount set forth below (if not previously reduced to or below such amount pursuant to Section 2.1(f)):

                                         Reduced Aggregate
     Effective Date of Reduction     Revolving Loan Commitment
     ---------------------------     -------------------------
     March 31, 1999                        $197,500,000
     June 30, 1999                          195,000,000
     September 30, 1999                     192,500,000
     December 31, 1999                      190,000,000
     March 31, 2000                         187,500,000
     June 30, 2000                          185,000,000
     September 30, 2000                     182,500,000
     December 31, 2000                      180,000,000
     March 31, 2001                         175,000,000
     June 30, 2001                          170,000,000
     September 30, 2001                     165,000,000
     December 31, 2001                      160,000,000
     March 31, 2002                         152,500,000
     June 30, 2002                          145,000,000
     September 30, 2002                     137,500,000
     December 31, 2002                      130,000,000
     March 31, 2003                          97,500,000
     June 30, 2003                           65,000,000
     September 30, 2003                      32,500,000
     December 31, 2003                          0


    (f) At the Borrower's option and upon at least one Business Day's prior irrevocable written notice to the Administrative Agent, with such notice specifying the amount and the date of such reduction, the Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole at any time or in part from time to time; provided, however, that each partial reduction of the Aggregate Revolving Loan Commitment shall be in an aggregate amount equal to at least $5,000,000 or an integral multiple of $1,000,000. The Administrative Agent shall promptly notify each Revolving Loan Lender (by telecopy or by telephone) of such requested Revolving Loan Commitment reduction.

     (g) Reductions of the Aggregate Revolving Loan Commitment pursuant to this
 Section 2.1 or Section 2.6 shall automatically effect a reduction of the Revolving Loan Commitment of each Revolving Loan Lender to an amount equal to the product of (i) the Aggregate Revolving Loan Commitment of all Revolving Loan Lenders, as reduced pursuant to this Section 2.1 or Section 2.6 and (ii) the Revolving Loan Commitment Percentage of such Revolving Loan Lender, in each case determined immediately prior to such reduction of the Aggregate Revolving Loan Commitment on such date.

     (h) Upon each reduction of the Aggregate Revolving Loan Commitment, the Borrower shall (i) pay the unused commitment fee, payable pursuant to Section 2.17, accrued on the amount of the Aggregate Revolving Loan Commitment so reduced through the date of such reduction, (ii) prepay the amount, if any, by which the sum of (A) the aggregate unpaid principal amount of the Revolving Loans, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit exceeds the amount of the Aggregate Revolving Loan Commitment as so reduced, together with accrued interest on the amount being prepaid to the date of such prepayment (or, with respect to outstanding Letters of Credit, make a Cash Collateral Deposit in an amount equal to such excess to the extent such excess is not corrected by the foregoing prepayment) and (iii) compensate the Revolving Loan Lenders for their funding costs, if any, in accordance with
 Section 2.16.

     (i) Neither the Administrative Agent, the Managing Agents nor any Revolving Loan Lender shall be responsible for the obligation or Available Revolving Loan Commitment of any other Revolving Loan Lender hereunder, nor will the failure of any Revolving Loan Lender to comply with the terms of this Agreement relieve any other Revolving Loan Lender or the Borrower of its obligations under this Agreement and the Revolving Notes. Nothing herein shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

     (j) The Revolving Loan Commitment of each Revolving Loan Lender and the Aggregate Revolving Loan Commitment shall terminate on the Revolving Loan Commitment Expiration Date.

     2.2 TERM LOANS; TERM LOAN COMMITMENT. (a) Subject to the terms and conditions hereof, each Lender having a Term Loan Commitment severally agrees to make a term loan (each, a "TERM LOAN" and, collectively, the "TERM LOANS") to the Borrower on the Initial Closing Date and, if requested by the Borrower, on the Second Closing Date in an aggregate principal amount equal to the amount of the Term Loan Commitment of such Lender; provided that the aggregate principal amount of Term Loans made by the Term Loan Lenders on the Initial Closing Date shall not exceed $400,000,000 less the aggregate principal amount of Revolving Loans made on the Initial Closing Date. Term Loans repaid may not be reborrowed.

     The principal amount of each Term Loan Lender's Term Loan shall be in an amount equal to the product of (i) such Term Loan Lender's Term Loan Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Term Loans requested; provided that in no event shall any Term Loan Lender be obligated to make a Term Loan if after giving effect to such Term Loan the sum of such Term Loan Lender's Term Loans outstanding would exceed its Term Loan Commitment or if the amount of such requested Term Loan is in excess of such Term Loan Lender's Available Term Loan Commitment.

     (b) Subject to Sections 2.11 and 2.13, the Term Loans may from time to time be (i) LIBOR Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with either Section 2.2(e) or 2.7. Notwithstanding the foregoing, the initial Term Loans made on the Initial Closing Date and on the Second Closing Date, as the case may be, shall be made as Alternate Base Rate Loans and shall be subject to conversion to LIBOR Loans pursuant to Section
 2.7. Each Term Loan Lender may make or maintain its Term Loans to the Borrower by or through any Applicable Lending Office.

     (c) The Term Loans made by each Term Loan Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B (a "TERM NOTE"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term Loan Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Term Loan made by such Term Loan Lender to the Borrower pursuant to Section 2.2(a), with interest thereon as prescribed in Sections 2.9 and 2.10. Each Term Loan Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Term Loan made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Term Loan Lender, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded. The failure of any Term Loan Lender to make any such recordation or notation in the books and records of the Term Loan Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Term Notes. Each Term Note shall (i) be dated the Initial Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.9 and 2.10 and (iii) be stated to be payable in installments of principal in accordance with, and subject to the provisions of, Section 2.2(d).

     (d) On each Term Loan Reduction Date, the Borrower shall repay the principal of the Term Notes in an aggregate amount equal to the amount set forth below opposite such Term Loan Reduction Date:

                                                    Principal
               Term Loan Reduction Date             Payment
               ------------------------             -------
          (i)  March 31, June 30, September 30    $10,000,000
               and December 31, 1997

         (ii)  March 31, June 30, September 30    12,500,000
               and December 31, 1998

        (iii)  March 31, June 30, September 30    12,500,000
               and December 31, 1999

         (iv)  March 31, June 30, September 30    15,000,000
               and December 31, 2000

          (v)  March 31, June 30, September 30    17,500,000
               and December 31, 2001

         (vi)  March 31, June 30, September 30    20,000,000
               and December 31, 2002

        (vii)  March 31, June 30, September 30    12,500,000
               and December 31, 2003

 ; provided, that the final installment paid shall be in an amount equal to all amounts owed by the Borrower on the Term Notes.

 All outstanding Term Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Term Loan Maturity Date. The aggregate amount payable to any Term Loan Lender on any Term Loan Reduction Date shall be determined in accordance with the provisions of Section 2.12.

     (e) The Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the Initial Closing Date or the Second Closing Date, as the case may be) requesting that the Term Loan Lenders make the Term Loans on the Initial Closing Date or the Second Closing Date, as applicable, and specifying the aggregate amount of Term Loans requested to be made (which amount shall not exceed the amount permitted under Sections 2.2(a) and 3.15 (a)(i)). Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof not later than 11:00 A.M., New York City time on the date of receipt of such notice. Not later than 12:00 noon, New York City time, on the Initial Closing Date or the Second Closing Date, as applicable, each Term Loan Lender shall make available to the Administrative Agent at its office specified in
 Section 9.2 the amount of such Term Loan Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.2(a)) in immediately available funds. The Administrative Agent may, in the absence of notification from any Term Loan Lender that such Term Loan Lender has not made its pro rata share available to the Administrative Agent, on such date, credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate Term Loans.

     (f) Neither the Administrative Agent nor any Term Loan Lender shall be responsible for the obligations or Term Loan Commitment of any other Term Loan Lender hereunder, nor will the failure of any Term Loan Lender to comply with the terms of this Agreement relieve any other Term Loan Lender or the Borrower of its obligations under this Agreement and the Term Notes. Nothing herein shall be deemed to relieve any Term Loan Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Term Loan Lender as a result of any default by such Term Loan Lender hereunder.

     (g) The Term Loan Commitment of each Lender and the Aggregate Term Loan Commitment shall terminate on the completion of the Term Loan borrowing, if any, on the Second Closing Date.

     2.3 INCREMENTAL LOAN FACILITY. (a) The Borrower and all or certain of the Lenders who agree in writing to participate in such facility and who are selected by the Borrower may, with the consent of the Administrative Agent and the Managing Agents, such consent not to be unreasonably withheld, at any one time during the period from and including the Second Closing Date to but excluding the Incremental Loan Commitment Termination Date, agree that such Lenders shall become Incremental Loan Lenders by executing and delivering to the Administrative Agent an Activation Notice specifying the respective Incremental Loan Commitments of the Incremental Loan Lenders and the Activation Date, and otherwise duly completed. Each Incremental Loan Lender severally agrees, on the terms and conditions of this Agreement, to make one or more term loans (each an "INCREMENTAL LOAN" and, collectively, the "INCREMENTAL LOANS") to the Borrower (as requested by the Borrower) under Section 2.3(e) during the period from and including the Activation Date to but excluding the Incremental Loan Commitment Termination Date in an aggregate principal amount up to but not exceeding its Incremental Loan Commitment. Incremental Loans that are prepaid may not be reborrowed. Nothing in this
 Section 2.3(a) shall be construed to obligate any Lender to execute an Activation Notice.

     The principal amount of each Incremental Loan Lender's Incremental Loan shall be in an amount equal to the product of (i) such Incremental Loan Lender's Incremental Loan Commitment Percentage (expressed as a fraction) and
 (ii) the total amount of the Incremental Loan or Incremental Loans requested; provided that in no event shall any Incremental Loan Lender be obligated to make an Incremental Loan if after giving effect to such Incremental Loan such Incremental Loan Lender's Incremental Loans outstanding would exceed its Incremental Loan Commitment or if the amount of such requested Incremental Loan is in excess of such Incremental Loan Lender's Available Incremental Loan Commitment.

     (b) Subject to Sections 2.11 and 2.13, any Incremental Loans made hereunder may from time to time be (i) LIBOR Loans, (ii) Alternate Base Rate Loans or
 (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with either Section 2.3(e) or 2.7. Notwithstanding the foregoing, any Incremental Loans made hereunder (other than those made pursuant to Section 2.7) shall be made as Alternate Base Rate Loans and shall be subject to conversion to LIBOR Loans pursuant to Section 2.7.
 Each Incremental Loan Lender may make or maintain its Incremental Loans to the Borrower by or through any Applicable Lending Office.

     (c) The Incremental Loans made by each Incremental Loan Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit C (each an "INCREMENTAL NOTE" and, collectively, the "INCREMENTAL NOTES"), with appropriate insertions therein as to payee and principal amount, payable to the order of such Incremental Loan Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Incremental Loans made by such Incremental Loan Lender to the Borrower pursuant to Section 2.3(a), with interest thereon as prescribed in Sections 2.9 and 2.10. Each Incremental Loan Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Incremental Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Incremental Loan Lender, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded. The failure of any

 Incremental Loan Lender to make any such recordation or notation in the books and records of such Incremental Loan Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Incremental Notes. Each Incremental Note shall (i) be dated the date of issuance thereof, (ii) provide for the payment of interest in accordance with Sections 2.9 and 2.10 and (iii) be stated to be payable on the Incremental Loan Maturity Date.

     (d) On each Incremental Loan Reduction Date, the Borrower shall repay the principal of the Incremental Notes in an aggregate amount equal to the lesser of (A) the product of (x) the outstanding principal balance of Incremental Loans as of the close of business on June 30, 1999 (after giving effect to any Incremental Loan made on such date) and (y) the amount set forth in column A below and (B) the amount set forth in column B below (or an amount equal to the aggregate principal amount of Incremental Loans outstanding if such amount shall be less than the lesser of the amounts set forth in (A) and (B)), in each case as set forth below opposite such Incremental Loan Reduction Date:

          Incremental Loan Reduction Date     A        B
          -------------------------------    ---      ---
     (i)  September 30                       .020   $5,000,000
          and December 31, 1999

     (ii) March 31, June 30, September 30    .015    3,750,000
          and December 31, 2000

    (iii) March 31, June 30, September 30    .025    6,250,000
          and December 31, 2001

     (iv) March 31, June 30, September 30    .025    6,250,000
          and December 31, 2002

     (v)  March 31, June 30, September 30    .025    6,250,000
          and December 15, 2003

     (vi)  March 31, June 30 and August
          31, 2004                           .200   50,000,000

 ; provided, that the final installment paid shall be in an amount equal to all amounts owed by the Borrower on the Incremental Notes. All outstanding Incremental Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Incremental Loan Maturity Date.

     (e) The Borrower shall give the Administrative Agent irrevocable written notice (the "ELECTION NOTICE") (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to each proposed borrowing date or, if all or any part of the Incremental Loans are requested to be made as LIBOR Loans (as permitted by Section 2.3(b)), three Eurodollar Business Days prior to the applicable proposed borrowing date) requesting that the Incremental Loan Lenders make Incremental Loans on the proposed borrowing date and specifying (i) the aggregate amount of Incremental Loans requested to be made, (ii) subject to Section 2.3(b), whether the Incremental Loans are to be LIBOR Loans, Alternate Base Rate Loans or a combination thereof and (iii) if the Incremental Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Incremental Loan and the respective lengths of the initial Interest Periods therefor. On receipt of such notice, the Administrative Agent shall promptly notify each Incremental Loan Lender thereof not later than 11:00 A.M., New York City time, on the date of receipt of such notice.

     (f) On the proposed borrowing date, not later than 12:00 noon, New York City time, each Incremental Loan Lender shall make available to the Administrative Agent at its office specified in Section 9.2 the amount of such Incremental Loan Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.3(a)) in immediately available funds. The Administrative Agent may, in the absence of notification from any Incremental Loan Lender that such Incremental Loan Lender has not made its Incremental Loans available to the Administrative Agent, on such date, credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate amount of the requested Incremental Loans.

     (g) Neither the Administrative Agent, the Managing Agents nor any Incremental Loan Lender shall be responsible for the obligation or Incremental Loan Commitment of any other Incremental Loan Lender hereunder, nor will the failure of any Incremental Loan Lender to comply with the terms of this Agreement relieve any other Incremental Loan Lender or the Borrower of its obligations under this Agreement and the Incremental Loan Notes. Nothing in this subsection (g) shall be deemed to relieve any Incremental Loan Lender from its obligation to fulfill its Incremental Loan Commitment hereunder or to prejudice any rights which the Borrower may have against any Incremental Loan Lender as a result of any default of such Incremental Loan Lender hereunder.

     (h) The Incremental Loan Commitment of each Incremental Loan Lender and the Aggregate Incremental Loan Commitment shall terminate on the Incremental Loan Commitment Termination Date.

     2.4  ISSUANCE OF LETTERS OF CREDIT.

     (a) The Borrower shall be entitled to request the issuance of Letters of Credit from time to time from and including the Second Closing Date to but excluding the date which is seven Business Days prior to the Revolving Loan Commitment Expiration Date by giving the Administrative Agent a Letter of Credit Request at least three (3) Business Days before the requested date of issuance of such Letter of Credit (which shall be a Business Day). Any Letter of Credit Request received by the Administrative Agent later than 10:00 a.m., New York City time, shall be deemed to have been received on the next Business Day. Each Letter of Credit Request shall be made in writing, shall be signed by a Responsible Officer, shall be irrevocable and shall be effective upon receipt by the Administrative Agent. Provided that a valid Letter of Credit Request has been received by the Administrative Agent and upon fulfillment of the other applicable conditions set forth in Section 4.4, the Administrative Agent will issue the requested Letter of Credit from its office specified in
 Section 9.2. No Letter of Credit shall have an expiration date later than two Business Days prior to the Revolving Loan Commitment Expiration Date.

     (b) Immediately upon the issuance of each Letter of Credit, the Administrative Agent shall be deemed to have sold and transferred to each Revolving Loan Lender, and each Revolving Loan Lender shall be deemed to have purchased and received from the Administrative Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (i) such Revolving Loan Lender's Revolving Loan Commitment Percentage and (ii) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). The Administrative Agent shall promptly advise each Revolving Loan Lender of the issuance of each Letter of Credit, the Letter of Credit Amount of such Letter of Credit, any change in the face amount or expiration date of such Letter of Credit, the cancellation or other termination of such Letter of Credit and any drawing under such Letter of Credit.

     (c) The payment by the Administrative Agent of a draft drawn under any Letter of Credit shall first be made from any Cash Collateral Deposit held by the Administrative Agent with respect to such Letter of Credit. After any such Cash Collateral Deposit has been applied, the payment by the Administrative Agent of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Administrative Agent in its individual capacity as a Lender hereunder (in such capacity, the "DRAWING LENDER") of an

 Alternate Base Rate Loan in the amount of such payment (but without any requirement of compliance with the conditions set forth in Section 4.4). In the event that any such Loan by the Drawing Lender resulting from a drawing under any Letter of Credit is not repaid by the Borrower by 12:00 noon, New York City time, on the day of payment of such drawing, the Administrative
 Agent shall promptly notify each other Revolving Loan Lender. Each Revolving Loan Lender shall, on the day of such notification (or if such notification is not given by 3:00 p.m., New York City time, on such day, then on the next succeeding Business Day), make an Alternate Base Rate Loan, which shall be used to repay the applicable portion of the Alternate Base Rate Loan of the Drawing Lender with respect to such Letter of Credit drawing, in an amount equal to the amount of such Revolving Loan Lender's participation in such drawing for application to repay the Drawing Lender (but without any requirement of compliance with the applicable conditions set forth in Section 4.4) and shall deliver to the Administrative Agent for the account of the Drawing Lender, on the day of such notification (or if such notification is not given by 3:00 p.m., New York City time, on such day, then on the next succeeding Business
 Day) and in immediately available funds, the amount of such Alternate Base Rate Loan. In the event that any Revolving Loan Lender fails to make available to the Administrative Agent for the account of the Drawing Lender the amount of such Alternate Base Rate Loan, the Drawing Lender shall be entitled to recover such amount on demand from such Revolving Loan Lender together with interest thereon at the Federal Funds Effective Rate for each day such amount remains outstanding.

     (d) The obligations of the Borrower with respect to any Letter of Credit, any Letter of Credit Request and any other agreement or instrument relating to any Letter of Credit and any Alternate Base Rate Loan made under Section 2.4(c) shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the aforementioned documents under all circumstances, including the following:

          (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document;

         (ii) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), the Administrative Agent, any Lender (other than the defense of payment to a Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, any other Loan Document, the transactions contemplated hereby or thereby or any unrelated transaction;

        (iii) any statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever;

         (iv) payment by the Administrative Agent under any Letter of Credit against presentation of a draft or certificate that does not comply on its face with the terms of such Letter of Credit;

          (v) any exchange, release or nonperfection of any Collateral or other collateral, or any release, amendment or waiver of or consent to departure from any Guarantee, other Loan Document or other guaranty, for any of the Obligations of the Borrower in respect of the Letters of Credit; and

         (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     (e) The Borrower shall pay to the Administrative Agent for the account of the Revolving Loan Lenders with respect to each Letter of Credit issued hereunder, for the period from and including the day such Letter of Credit is issued to but excluding the day such Letter of Credit expires or is cancelled, a letter of credit fee equal to the product of (i) the Applicable Margin for LIBOR Loans PER ANNUM and (ii) the Letter of Credit Amount of such Letter of Credit from time to time, such letter of credit fee to be payable quarterly in arrears on the last day of each March, June, September and December and on the expiration date or cancellation date of such Letter of Credit.

     (f) The Borrower shall pay to the Administrative Agent for its own account with respect to each Letter of Credit issued hereunder, for the period from and including the day such Letter of Credit is issued to but excluding the day such Letter of Credit expires, (i) a letter of credit fee equal to the product of
 (A) three sixteenths of one percent (0.1875%) PER ANNUM and (B) the Letter of Credit Amount of such Letter of Credit from time to time, such letter of credit fee to be payable on the date such Letter of Credit is issued and on each anniversary thereof and (ii) from time to time, such additional fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the Administrative Agent's standard internal charge guidelines and the related Letter of Credit Request.

     (g) The Borrower agrees to the provisions in the Letter of Credit Request form; provided, however, that the terms of the Loan Documents shall take precedence if there is any inconsistency between the terms of the Loan Documents and the terms of said form.

     (h) The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Administrative Agent nor any Lender nor any of their respective officers or directors shall be liable or responsible for
 (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereof, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Administrative Agent against presentation of documents that do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to any Letter of Credit; or (iv) any other circumstance whatsoever in making or failing to make payment under any Letter of Credit. In furtherance and not in limitation of the foregoing, the Administrative Agent may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     2.5 OPTIONAL PREPAYMENTS. The Borrower may on the last day of any Interest Period with respect thereto, in the case of LIBOR Loans, or at any time and from time to time, in the case of Alternate Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice, in the case of LIBOR Loans, and upon at least one Business Day's irrevocable written notice, in the case of Alternate Base Rate Loans, from the Borrower to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each and whether the prepayment is of Non-Revolving Loans or Revolving Loans, or a combination thereof, and, if a combination thereof, the amount allocable to each; provided that any prepayment of Non-Revolving Loans shall be applied pro rata between outstanding Term Loans and outstanding Incremental Loans, based on the aggregate principal amounts of Term Loans and Incremental Loans then outstanding, respectively. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid and amounts payable pursuant to Section 2.16. Partial prepayments of Non-Revolving Loans shall be applied to the installments of principal thereof, FIRST, in the forward order of their scheduled maturities with respect to the next two succeeding quarterly payments due under Section 2.2(d) or 2.3(d), respectively and, THEREAFTER, pro rata with respect to all respective remaining principal installments thereof. Amounts prepaid on account of the Non-Revolving Loans may not be reborrowed. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $1,000,000 or an integral multiple thereof and partial prepayments of Term Loans or Incremental Loans shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000.

     2.6 MANDATORY PREPAYMENTS. (a) On the day of receipt (or the ninety-first day after receipt, in the case of Net Proceeds from Asset Dispositions described in clause (i) of the definition of "Asset Disposition" if replacement property is not purchased) by the Borrower or any of its Subsidiaries of any Net Proceeds with respect to an Asset Disposition, the Borrower shall prepay the Loans (and such prepayment shall be applied as set forth in Section 2.6(f)) and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to 100% of such Net Proceeds. On or prior to the date of any prepayment required by this Section 2.6(a), the Borrower agrees to provide the Administrative Agent with calculations used by the Borrower in determining the amount of any such prepayment.

     (b) In the event that at the end of any fiscal year of the Borrower ending after December 31, 1996 there shall exist Excess Cash Flow with respect to such fiscal year, then on the date which is ten Business Days after the earlier to occur of (i) the date upon which the audited financial statements of the Borrower with respect to such fiscal year become available and (ii) the ninetieth day after the end of such fiscal year, the Borrower shall prepay the Loans (and such prepayment shall be applied as set forth in Section 2.6(f)) and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to (x) if the Total Debt Ratio as of the end of such fiscal year is greater than or equal to 4.00:1, 66 2/3% of such Excess Cash Flow or (y) if the Total Debt Ratio is less than 4.00:1, 50% of such Excess Cash Flow. On or prior to the date of any prepayment required by this Section 2.6(b), the Borrower agrees to provide the Administrative Agent with the calculations, substantially in the form of Exhibit L, used by the Borrower in determining the amount of any such prepayment.

     (c) If the Borrower or any of its Subsidiaries receives insurance proceeds or condemnation proceeds with respect to any of its or their Properties (and the provisions of Section 5.5(iii) are not applicable), which are not fully applied toward the repair or replacement of such damaged or condemned Property within 90 days of the receipt thereof, the Borrower shall, on such 90th day prepay the Loans and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to the amount of such proceeds not so applied (and such prepayment shall be applied as set forth in Section 2.6(f)).

     (d) In the event that the Borrower or any of its Subsidiaries makes an Equity Offering not all of the Net Proceeds of which are applied towards an Acquisition permitted by Section 6.7(g), the Borrower shall, within ten Business Days of such Equity Offering, prepay the Loans and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to 80% of the Net Proceeds not so applied (and such prepayment shall be applied as set forth in Section 2.6(f)).

     (e) On the day on which the Borrower or any of its Subsidiaries shall incur Indebtedness permitted by Section 6.2(o), the Borrower shall prepay the Loans and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to 100% of such Indebtedness (and such prepayment shall be applied as set forth in Section 2.6(f)); provided, however, that 50% of up to $10,000,000 of such Indebtedness (but not, in any case, to exceed an aggregate amount equal to $5,000,000), shall not be required hereunder to be used to prepay the Loans and reduce the Commitments as set forth in Section 2.6(f) or make a Cash Collateral Deposit.

     (f) Each prepayment of the Loans pursuant to this Section 2.6 shall be applied, FIRST, to the outstanding amounts of Non-Revolving Loans (on a pro rata basis determined on the basis of the aggregate principal amounts of Term Loans, on the one hand, and Incremental Loans, on the other hand, outstanding at the time of such prepayment), SECOND, to the outstanding amounts of Revolving Loans and THEREAFTER, to make a Cash Collateral Deposit. If, at any time, the Loans are repaid in full, the Aggregate Revolving Loan Commitment shall be permanently reduced by an amount equal to what such prepayment would have been under this Section 2.6 if Loans had been outstanding against which to apply such prepayment. Each prepayment applied to the Revolving Loans and each Cash Collateral Deposit shall permanently reduce the Aggregate Revolving Loan Commitment and the provisions of Section 2.1(g) shall be applicable. Each prepayment of the Non-Revolving Loans shall be applied pro rata to each remaining installment of principal of Non-Revolving Loans. Such prepaid Non-Revolving Loans may not be reborrowed. Each prepayment shall be accompanied by payment in full of all accrued interest and accrued commitment fees thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to Section 2.16. Cash Collateral Deposits held by the Administrative Agent shall be applied to reimburse drawings on Letters of Credit in the order in which such drawings are presented to the Administrative Agent. Upon written request of the Borrower with regard to any Letter of Credit for which the Administrative Agent is holding a Cash Collateral Deposit, the Administrative Agent shall release to the Borrower any portion of such Cash Collateral Deposit not applied to reimburse drawings thereunder upon the earlier of (i) fourteen days following expiration of such Letter of Credit according to its terms and (ii) receipt by the Administrative Agent of written acknowledgement from the beneficiary of such Letter of Credit requesting the cancellation thereof and relinquishing all its rights thereunder, which written acknowledgement shall be accompanied by the original of such Letter of Credit; provided that, in either case, no Default has occurred and is continuing.

     2.7 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert LIBOR Loans to Alternate Base Rate Loans, by the Borrower giving the Administrative Agent at least two Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans to LIBOR Loans by the Borrower giving the Administrative Agent at least three Eurodollar Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and Alternate Base Rate Loans may be converted as provided herein, provided that (i) any such conversion may only be made if, after giving effect thereto, Section 2.8 shall not have been contravened, (ii) no Term Loan or Incremental Loan may be converted into a LIBOR Loan after the date that is one month prior to the due date of the final installment of principal of the Term Loans or the Incremental Loans, as applicable, (iii) no Revolving Loan may be converted into a LIBOR Loan after the date that is one month prior to the Revolving Loan Commitment Expiration Date and (iv) the Borrower shall not have the right to elect to continue at the end of the applicable Interest Period, or to convert to, a LIBOR Loan if a Default shall have occurred and be continuing.

     (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loan, provided that no LIBOR Loan may be continued as such (i) if, after giving effect thereto, Section 2.8 would be contravened, (ii) after the date that is one month prior to the due date of the final installment of principal of the Term Loans or the Incremental Loans, as applicable, (iii) after the date that is one month prior to the Revolving Loan Commitment Expiration Date or (iv) if a Default shall have occurred and be continuing and provided, further, that if the Borrower shall fail to give any required notice as described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then-expiring Interest Period.

     2.8 MINIMUM AMOUNTS OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche (except Loans made pursuant to Section 2.4(c)) shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and, in any case, there shall not be more than 12 Tranches.

     2.9 INTEREST RATES AND PAYMENT DATES. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Adjusted Rate plus the Applicable Margin.

     (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

     (c) (i) If all or a portion of the principal amount of any Loan or any interest payable on the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all amounts outstanding shall bear interest at a rate per annum which is the rate described in paragraph (b) of this Section plus 2% from the date of such non-payment until such amount is paid in full (after as well as before judgment).

         (ii) If any Default (other than a Default described in clause (i) of this Section 2.9(c)) shall have occurred and be continuing, all amounts outstanding shall bear interest at a rate per annum which is the rate described in paragraph (b) of this Section plus 1% from the date which is 45 days after the occurrence of such Default until such Default is no longer continuing (after as well as before judgment).

     (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable on demand.

     (e) For purposes of determining the Applicable Margin for all Loans, interest rates on the Loans shall be calculated on the basis of the Total Debt Ratio set forth in the most recent certificate of a Responsible Officer of the Borrower delivered pursuant to Section 5.2(a)(i) (a "LEVERAGE LEVEL CERTIFICATE"). For accrued and unpaid interest only (no changes being made for interest payments previously made), changes in interest rates on the Loans attributable to changes in the Applicable Margin caused by changes in the applicable Leverage Level shall be calculated upon the delivery of a Leverage Level Certificate and such change shall be effective (y) in the case of an Alternate Base Rate Loan, from the first day subsequent to the last day covered by the Leverage Level Certificate and (z) in the case of a LIBOR Loan, from the first day of the Interest Period applicable to such LIBOR Loans subsequent to the last day covered by the Leverage Level Certificate.
 If, for any reason, the Borrower shall fail to deliver a Leverage Level Certificate when due in accordance with Section 5.2(a)(i), and such failure shall continue for a period of twenty days, the Leverage Level shall be deemed to be Level 1, retroactive to the date on which the Borrower should have delivered such Leverage Level Certificate and shall continue until a Leverage Level Certificate indicating a different Leverage Level is delivered to the Administrative Agent.

     2.10 COMPUTATION OF INTEREST AND FEES. (a) Interest on Alternate Base Rate Loans (other than Alternate Base Rate Loans based on the Federal Funds Effective Rate) shall be calculated on the basis of a 365- (or 366-, as the case may be), day year for the actual days elapsed and interest on LIBOR Loans, unused commitment fees and all other Obligations of the Borrower shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Adjusted Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the LIBOR Reserve Requirements becomes effective, as the case may be. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

     (c) If any Reference Bank's Commitment shall terminate or all of its Loans and participations in Letters of Credit shall be assigned for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result of the foregoing, there would only be one Reference Bank remaining, the Administrative Agent and the Managing Agents (after consultation with the Borrower and the Lenders) shall, by notice to the Borrower and the Lenders, designate another Lender reasonably acceptable to the Borrower as a Reference Bank so that there shall at all times be at least two Reference Banks.

     (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

     2.11 INABILITY TO DETERMINE INTEREST RATE. In the event that prior to the first day of any Interest Period:

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Adjusted Rate for such Interest Period, or

     (b) the Administrative Agent shall have received notice from the Majority Lenders that the LIBOR Adjusted Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall accrue interest at the Reference Banks Rate, (y) Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be converted to Loans accruing interest at the Reference Banks Rate or continued as Alternate Base Rate Loans, as the Borrower shall select and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Loans accruing interest at the Reference Banks Rate or to Alternate Base Rate Loans, as the Borrower shall select. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Alternate Base Rate Loans to LIBOR Loans.

     2.12 PRO RATA TREATMENT AND PAYMENTS. Each borrowing by the Borrower from the Lenders hereunder and any reduction of the Commitments of the Lenders (in the case of the Aggregate Term Loan Commitment and the Aggregate Revolving Loan Commitment) shall be made pro rata according to the respective Commitment Percentages of the applicable Lenders. Subject to the application provisions of Sections 2.5 and 2.6, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal and interest amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Administrative Agent's office specified in Section 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

     2.13 ILLEGALITY. Notwithstanding any other provision herein, if any change after the date of execution hereof in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Applicable Lending Office to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Alternate Base Rate Loans to LIBOR Loans shall forthwith be suspended during such period of illegality and
 (b) the Loans of such Lender or Applicable Lending Office then outstanding as LIBOR Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section
 2.16. To the extent that a Lender's LIBOR Loans have been converted to Alternate Base Rate Loans pursuant to this Section 2.13, all payments and prepayments of principal that otherwise would be applied to such Lender's LIBOR Loans shall be applied instead to its Alternate Base Rate Loans.

     2.14 INCREASED COSTS. (a) In the event that any change after the date of execution hereof in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks and financial institutions of the same general type as such Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, letters of credit or guarantees issued by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Applicable Lending Office which is not otherwise included in the determination of the LIBOR Adjusted Rate hereunder; or

        (ii) shall impose on such Lender or Applicable Lending Office any other condition;

 and the result of any of the foregoing is to increase the cost to the Administrative Agent of issuing or maintaining any Letter of Credit by an amount which the Administrative Agent deems to be material, or to such Lender or Applicable Lending Office, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans, or purchasing or maintaining any participation in a Letter of Credit, or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall immediately pay to the Administrative Agent, for its own account or on behalf of such Lender or Applicable Lending Office, as applicable, upon the demand of the Administrative Agent for itself or at the request of such Lender, as applicable, any additional amounts necessary to compensate such Lender or the Administrative Agent, as applicable, for such increased cost or reduced amount receivable. If the Administrative Agent, any Lender or any Applicable Lending Office becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the Administrative Agent or such Lender or Applicable Lending Office, through the Administrative Agent, to the Borrower shall be conclusive evidence of the accuracy of the information so recorded, absent manifest error. This covenant shall survive the termination of this Agreement, expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

     (b) If, after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental

 Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of capital maintained by such Lender or such corporation which is attributable to or based upon the Loans, the Letters of Credit, the Commitments or this Agreement must be increased as a consequence of such introduction or change by an amount deemed by such Lender to be material, then, upon demand of the Administrative Agent at the request of such Lender, the Borrower shall immediately pay to the Administrative Agent on behalf of such Lender, additional amounts sufficient to compensate such Lender or such corporation for the increased costs to such Lender or corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the computation of any such increased costs, which certificate shall be conclusive, absent manifest error. This obligation of the Borrower under this Section 2.14(b) shall survive repayment of the Loans, expiration of the Letters of Credit and payment of all other amounts hereunder in full and the termination of this Agreement.

     2.15 TAXES. (a) All payments made by the Borrower in respect of the Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein, other than Excluded Taxes (all such non-Excluded Taxes being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent, any Managing Agent or any Lender in respect of the Obligations, the amounts so payable to the Administrative Agent, such Managing Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, such Managing Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. The Administrative Agent, a Managing Agent or a Lender, as the case may be, shall deliver to the Borrower a certificate setting forth the amount of such Taxes, the calculation of such Taxes and an explanation of the requirement therefor, all in reasonable detail and such certificate shall be conclusive, absent manifest error. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent, for its own account or for the account of such Managing Agent or such Lender, as the case may be, a copy of an original official receipt received by the Borrower showing payment thereof or such other evidence of payment reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Managing Agents and the Lenders for any incremental taxes, interest or penalties (and related reasonable fees and expenses of counsel) that may become payable by the Administrative Agent, the Managing Agents or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

    (b) Each Lender that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner or certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event beyond the control of such Lender (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advised the Borrower and the Administrative Agent. Each such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

    (c) The Borrower shall not be required to pay any additional amounts to any Person in respect of United States withholding tax pursuant to Section 2.15(a) if the obligation to pay such additional amounts would not have arisen but for a failure by such Person to comply with the requirements of Section 2.15(b) (including the accuracy of the certificate described in the final sentence thereof).

    2.16 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and to pay each Lender within 5 days of such Lender's demand the amount of any liability, loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (including reasonable fees and expenses of counsel) which such Lender may sustain or incur as a consequence of
(a) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making by the Borrower of a prepayment or conversion of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. A Lender's certificate as to such liability, loss or expense shall be deemed conclusive, absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

    2.17 UNUSED COMMITMENT FEES. The Borrower agrees to pay (i) to the Revolving Loan Lenders an unused commitment fee to be shared pro rata among the Revolving Loan Lenders with respect to the Revolving Loan Commitments for the period from and including the Initial Closing Date to but excluding the Revolving Loan Commitment Expiration Date, computed at the rate of 3/8% of the average daily aggregate amount of the unused Aggregate Revolving Loan Commitment from time to time in effect, to be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Loan Commitment Expiration Date, commencing on the first such date to occur after the Initial Closing Date and (ii) in the event that the Incremental Loan facility set forth in Section 2.3 is activated, to the Incremental Loan Lenders an unused commitment fee to be shared pro rata among the Incremental Loan Lenders with respect to the Incremental Loan Commitments for the period from and including the Activation Date to but excluding the Incremental Loan Commitment Termination Date, computed at the rate of 3/8% of the average daily aggregate amount of the unused Aggregate Incremental Loan Commitment from the time to time in effect, to be payable quarterly in arrears on the last day of each March, June, September and December and on the Incremental Loan Commitment Termination Date, commencing on the first such date to occur after the Activation Date.

    2.18 MITIGATION OF COSTS. If any Lender, by changing its Applicable Lending Office or taking any other reasonable action, so long as making such change or taking such other action is not, in the good faith judgment of such Lender, disadvantageous to it in any financial, regulatory or other respect, can mitigate any adverse effect on the Borrower under Section 2.11, 2.13, 2.14, or 2.15, such Lender shall take such action.

    SECTION 3.  REPRESENTATIONS AND WARRANTIES

    To induce the Lenders to enter into this Agreement and to make the Loans and participate in the Letters of Credit, and to induce the Administrative Agent to issue the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent, the Managing Agents and each Lender that:

    3.1 FINANCIAL CONDITION. (a) The respective audited consolidated balance sheets of PCI and Network Holding as at December 31, 1995, and the related respective audited consolidated statements of operations, changes in stockholders' deficit (in the case of PCI), changes in partners' equity (in the case of Network Holding) and statements of cash flows for the fiscal year ended on such date, certified by the Accountants and to the best of its knowledge by a Responsible Officer of each of PCI and Network Holding, respectively, copies of which have heretofore been furnished to each Lender, present fairly the respective consolidated financial condition of PCI and Network Holding as at such date in all material respects, the respective consolidated results of their operations, PCI's consolidated changes in stockholders' deficit, Network Holdings' changes in partners' equity and their respective consolidated cash flows for the fiscal year then ended in all material respects. The unaudited consolidated balance sheets of each of the Borrower, UTG and Network Holding as at June 30, 1996 and the related respective unaudited consolidated statements of operation and cash flows for the six-month period ended on such date, certified to the best of its knowledge by a Responsible Officer of each of the Borrower, UTG and Network Holding, respectively, copies of which have heretofore been furnished to each Lender, present fairly the respective consolidated financial condition of such entities as at such date in all material respects, and the respective consolidated results of their operations and their respective consolidated cash flows for the six-month period then ended. All such financial statements (the "FINANCIAL STATEMENTS"), including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such Accountants or Responsible Officers, as the case may be, and as disclosed therein and for the absence of notes). None of the Borrower, UTG or Network Holding, each on a consolidated basis, had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which is material in relation to the respective consolidated financial condition of such entities at such date.

    (b) The PRO FORMA consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, and the PRO FORMA balance sheet of the Borrower and its Subsidiaries as at June 30, 1996, and the related consolidated statements of income and cash flows for the six-month period ended as such date, copies of which have heretofore been furnished to each Lender, present fairly, in the opinion of the Borrower, the PRO FORMA consolidated financial condition of the Borrower and its Subsidiaries as at such dates, assuming that the Loans had been made, the IPO had been consummated (with the resulting gross proceeds thereof being $163,400,000) and the reorganization referred to in Section 3.30(b) had been completed immediately prior to December 31, 1995.

    3.2 NO CHANGE. Since June 30, 1996 there has been no event or condition resulting in a Material Adverse Effect.

    3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership power (as applicable) and authority, and the legal right, to own and operate its Properties, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Initial Closing Date, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to comply thereunder could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law and Contractual Obligations except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

    3.4 CORPORATE/PARTNERSHIP POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of the Loan Parties has the corporate or partnership power and authority (as applicable), and the legal right, to make, deliver and perform the Loan Documents to which it is or will be a party and to obtain extensions of credit hereunder and to consummate the IPO on the terms set forth in the Registration Statement (in the case of the Borrower) and has taken all necessary corporate and partnership action to authorize (i) in the case of the Borrower, the borrowings and other extensions of credit on the terms and conditions of this Agreement and the Notes and the consummation of the IPO on the terms set forth in the Registration Statement and (ii) the execution, delivery and performance of the Loan Documents to which it is or will be a party. Except as set forth on Schedule 7, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings and other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents or in connection with the consummation of the IPO. This Agreement has been, and each of the Notes and the other Loan Documents to which it is or will be a party will be, duly executed and delivered on behalf of each relevant Loan Party. This Agreement constitutes, and each of the Notes and the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of each applicable Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

    3.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement, the Notes, the Material Agreements and the other Loan Documents, the borrowings and other extensions of credit hereunder and the use of the proceeds thereof and the consummation of the IPO will not violate any Requirement of Law or Contractual Obligations of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except pursuant to the Loan Documents or except as otherwise permitted pursuant to Section 6.3, which Lien could reasonably be expected to have a Material Adverse Effect.

    3.6 NO MATERIAL LITIGATION. Except as set forth in Schedule 11, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues, (a) on the Initial Closing Date or the Second Closing Date, as applicable, with respect to this Agreement, the Notes or the other Loan Documents or any of the transactions contemplated hereby or thereby, including the IPO or (b) which could reasonably be expected to have a Material Adverse Effect.

    3.7 OWNERSHIP OF PROPERTY; LIENS. To the Borrower's knowledge, each of the Borrower and the Guarantors and their respective Subsidiaries shall, on the Initial Closing Date and on the Second Closing Date, as applicable, have
(i) with respect to real property interests, good record and marketable title in fee simple to, a valid leasehold interest in or rights as a permittee or licensee to and (ii) with respect to personal property interests, good title to, a valid leasehold interest in or rights as a permittee or licensee to all such personal property which is material to its business, except for those the failure of which to have good title could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 6.3.

    3.8 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, patents and copyrights necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). To the Borrower's knowledge, no claim which could reasonably be expected to have a Material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. To the Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, nor, to the Borrower's knowledge, do the use by other Persons of such Intellectual Property infringe on the rights of the Borrower and its Subsidiaries, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

    3.9 TAXES. (a) Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any not yet delinquent or the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and to the knowledge of Borrower, no tax Lien has been filed, and no claim is being asserted with respect to any such tax, fee or other charge which could reasonably be expected to have a Material Adverse Effect.

    (b) There are no Taxes imposed on the Borrower or its Subsidiaries by any political subdivision or taxing authority due or payable either on or by virtue of the execution and delivery by the Borrower, the Administrative Agent, the Managing Agents or the Lenders of this Agreement or any other Loan Document to which the Borrower or any other Loan Party is a party or on any payment to be made by the Borrower pursuant hereto or thereto.

    3.10 FEDERAL REGULATIONS. No Letter of Credit and no part of the proceeds of any Loans are intended to be or will be used, directly or indirectly, for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by any Lender, any Managing Agent or the Administrative Agent, and in any event upon consummation of any Acquisition involving the purchase of stock by the Borrower or any Subsidiary, the Borrower will furnish to the Administrative Agent, the Managing Agents and each Lender a statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U.

    3.11 ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made with respect to any Plan which has or would likely result in a Material Adverse Effect. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under all Single Employer Plans maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made, exceed the value of the assets of such Plans by an aggregate amount greater than $1,000,000. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has or would likely result in a Material Adverse Effect. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits (excluding benefits required by Section 4980B of the Code) to be profited to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(a) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount which has a Material Adverse Effect.

    3.12 INVESTMENT COMPANY ACT; OTHER REGULATIONS. None of the Loan Parties is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

    3.13 MATERIAL AGREEMENTS. Each of the Material Agreements to which the Borrower or any other Loan Party is a party is a legal, valid and binding obligation of the parties thereto enforceable against such parties in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and neither the Borrower nor any other Loan Party is in breach or violation of or in default under any Material Agreement in any material respect which would individually or in the aggregate have a Material Adverse Effect. Each of the Lenders, the Managing Agents and the Administrative Agent has received a complete and correct copy of each of the Material Agreements and the Junior Subordinated Notes (including in each case all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto and other side letters or agreements affecting the terms thereof. As of the Initial Closing Date and the Second Closing Date, as applicable, neither the Borrower nor any of its Subsidiaries is party to any Program Services Agreement.

    3.14 SUBSIDIARIES. The Subsidiaries listed on Schedule 4 constitute all of the direct and indirect Subsidiaries of the Borrower.

    3.15 PURPOSE OF LOANS.

    (a) (i) Prior to the Second Closing Date proceeds of the Term Loans and/or Revolving Loans shall be used only as follows: (A) approximately $165,000,000 to make advances to UTG to be used by UTG to repay all obligations under the Existing Credit Agreement, which Existing Credit Agreement shall then be canceled, (B) approximately $73,000,000 to make advances to UTG to be used by UTG to defease the Senior Subordinated Notes, (C) approximately $27,000,000 to make advances to UTG to be used by UTG to repay all its indebtedness to Network,
(D) approximately $73,000,000 for the Borrower to purchase partnership interests in Network and (E) to pay fees and expenses payable in connection with the execution of this Agreement.

         (ii) Upon the Second Closing Date, the proceeds of the Term Loans and/or Revolving Loans and/or Letters of Credit shall be used as follows:
FIRST, (A) approximately $149,000,000 to make advances to UTG to be used by UTG to repay all of its obligations as Sponsor Loans to Pack-a-Snack and Televisa,
(B) approximately $131,000,000 to make distributions to the Borrower's shareholders, (C) approximately $15,400,000 to make advances to UTG to repay all principal and interest under the Galavision Note, (D) approximately $10,000,000 for the Borrower to invest in Entravision, (E) $24,200,000 to apply towards the purchase price of the Modesto Station and (F) for general corporate purposes, THEN as set forth in Section 3.15(c).

    (b) The proceeds of the Incremental Loans shall be used only as follows:
(i) subject to Section 6.8, to repurchase its Junior Subordinated Notes and/or for the repurchase by PTI Holdings of its Junior Subordinated Notes and (ii) for Acquisitions permitted under this Agreement.

    (c) The proceeds of the Revolving Loans shall be used as follows: (i) as set forth in Section 3.15(a), (ii) subject to Section 6.8, to repurchase its Junior Subordinated Notes and/or for the repurchase by PTI Holdings of its Junior Subordinated Notes, (iii) Acquisitions permitted under this Agreement and
(iv) for general corporate purposes.

    3.16 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 8, to the Borrower's knowledge after reasonable inquiry:

    (a) The Properties and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties, or violation of any Environmental Law with respect to the Properties or the business conducted at the Properties which involves a matter or matters which has caused or are reasonably likely to cause a Material Adverse Effect.

    (b) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business conducted at the Properties which involves a matter or matters which has caused or are reasonably likely to cause a Material Adverse Effect, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to cause a Material Adverse Effect.

    (c) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is named as a party with respect to the Properties or the business conducted at the Properties which involves a matter or matters which has caused or are reasonably likely to cause a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law

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with respect to the Properties or such business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to cause a Material Adverse Effect.

    3.17 ACCURACY AND COMPLETENESS OF INFORMATION. The documents furnished and the statements made in writing to the Lenders by the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents taken as a whole do not contain any untrue statement of fact material to the creditworthiness of the Borrower or omit to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders prior to the date hereof. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made and as of the Initial Closing Date and the Second Closing Date, as applicable, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

    3.18 REAL PROPERTY ASSETS. Schedule 8 sets forth all real property that, as of the Initial Closing Date and the Second Closing Date, as applicable, will be acquired, owned, leased, occupied, used, controlled, managed or operated by the Borrower, any Guarantor or any of their respective Subsidiaries and each Primary Station; provided, however, that this representation and warranty shall not be breached unless the failure to list (or the incorrect listing of) a Property on Schedule 8 would reasonably be expected to cause a Material Adverse Effect.

    3.19 PERMITS, ETC. Except as set forth on Schedule 7, each Loan Party has all permits, licenses, authorizations and approvals required for it lawfully to acquire, own, lease, control, manage or operate each Primary Station currently owned, leased, controlled, managed or operated by such Loan Party (including, without limitation, all Media Licenses) except for such permits, licenses, authorizations or approvals required for the lawful ownership, lease, control, management or operation of a Primary Station, the failure to obtain or maintain which will not have a Material Adverse Effect. Each such Primary Station is in compliance in all material respects with all such permits, licenses, authorizations and approvals. Each Loan Party has duly and timely filed all reports and documents required by the Communications Act with respect to the ownership, lease, management or operation of each Primary Station owned by such Loan Party, except for such reports or documents the failure to file which will not have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or approval required for the lawful ownership, lease, control, management or operation of a Primary Station, and, except as set forth in
Schedule 11, there is no claim that any thereof is not in full force and effect, except for such of the immediately preceding matters which are not likely or reasonably likely to cause a Material Adverse Effect. Except as set forth in Schedule 11 and except for such of the immediately preceding matters which are not likely or reasonably likely to cause a Material Adverse Effect, there are (i) no judgments, decrees or orders issued or to the Borrower's knowledge threatened by the FCC with respect to the Borrower, any Subsidiary or any of the Primary Stations, (ii) no complaints, petitions, filings or other proceedings pending or to the Borrower's knowledge threatened before the FCC (other than rule making of general applicability to the broadcast industry) with respect to the Borrower, any Subsidiary or any of the Primary Stations and (iii) no events that have occurred that could result in the imposition of any financial penalty by the FCC upon the Borrower, any Subsidiary or any of the Primary Stations.

    3.20 PATENTS, TRADEMARKS, ETC. Schedules A, B and C to the Guarantor Security Agreements executed by UTG, Galavision and Network, respectively, accurately and completely list all material patents, trademarks, service marks, trade names and copyrights owned by or licensed to any Loan Party (other than rights relating to film rights, software program rights and copyrights with respect to the content of news and other programs broadcast by a Station) on the Initial Closing Date and the Second Closing Date, as applicable, that are necessary in the operation of any Primary Station.

    3.21 COPYRIGHT ACT REQUIREMENTS. Each Loan Party that owns, leases, manages or operates a Primary Station has recorded or deposited with and paid to the United States Copyright Office, the Registrar of Copyrights, the Copyright Royalty Tribunal, the Patent and Trademark Office, the American Society of Composers, Authors and Publishers, Broadcast Music, Inc. and/or any other licensors of copyrighted materials, all notices, statements of account, royalty fees and other documents and instruments required under the terms and conditions of any patent, trademark, service mark, trade name and copyright used in the operation of a Primary Station and/or the Copyright Act of 1976, as amended from time to time, and the rules and regulations promulgated thereunder and, except as disclosed in writing to the Administrative Agent, is not liable to any Person for copyright infringement under any law, rule, regulation, contract or license as a result of its business operation, all except to the extent that non-compliance with the preceding requirements would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

    3.22 NATURE OF BUSINESS. Neither the Borrower nor any of its Subsidiaries is engaged in any material business other than the ownership and operation of Spanish-language television networks, cable networks, stations and translators, the acquisition, financing, production and exploitation of programming, the ownership of stock of or other interests in companies that own and operate such facilities and, after the Second Closing Date, any Media/Communications Business.

    3.23 FCC MATTERS; MEDIA LICENSES. The Borrower and its Subsidiaries are in all material respects in compliance with the Communications Act, including, without limitation, the rules, regulations and published policies of the FCC relating to the transmission of television signals, all except to the extent that non-compliance with the preceding requirements would not, in the aggregate, be reasonably expected to have a Material Adverse Effect. Each Station owned by the Borrower or any of its Subsidiaries on the Initial Closing Date and the Second Closing Date, as applicable, is set forth on Schedule 9. All Material Media Licenses owned by the Borrower or its Subsidiaries are held in License Subsidiaries other than the low power license for KUVN-LP, Fort Worth, Texas, with respect to which an application for transfer to a License Subsidiary has been made to the FCC and is expected to be approved in the ordinary course.

    3.24 RANKING OF LOANS. This Agreement and the other Loan Documents to which the Borrower is a party, when executed, and the Loans, when borrowed are and will be the direct and general obligations of the Borrower. The Borrower's obligations hereunder and thereunder rank and will rank at least PARI PASSU in priority of payment with all other Senior Debt.

    3.25 EXECUTIVE OFFICES. The current location of the Borrower's and each of its Subsidiaries' executive office and principal place of business as of the Initial Closing Date or the Second Closing Date, as applicable, is as set forth on Schedule 10.

    3.26 INSOLVENCY. (a) After giving effect to the funding of the Term Loans to be funded on the Initial Closing Date, the Revolving Loans, the existence of the Junior Subordinated Notes and the payment of all estimated legal, investment banking, underwriting, accounting and other fees related hereto and thereto, the Borrower and each other Loan Party will be Solvent as of and on the Initial Closing Date.

    (b) After giving effect to the funding of the Term Loans on the Initial Closing Date and the Second Closing Date, the funding of any Incremental Loans to be funded on the Second Closing Date, the funding of any Revolving Loans to be funded on the Second Closing Date, the aggregate Letter of Credit Amount of any Letters of Credit to be issued on the Second Closing Date, and the payment of all estimated legal, investment banking, underwriting, accounting and other fees related hereto, thereto and to the IPO, the Borrower and each other Loan Party will be Solvent as of and on the Second Closing Date.

    3.27 LABOR MATTERS. As of the Initial Closing Date and the Second Closing Date, as applicable, there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the Borrower's knowledge, threatened against any Loan Party.

    3.28 CONDEMNATION.  To the Borrower's knowledge and except as set forth in
Schedule 8, no taking of any of the Properties or any part thereof through eminent domain, conveyance in lieu thereof, condemnation or similar proceeding is pending or, to the knowledge of the Borrower, threatened by any Governmental Authority which would reasonably be expected to have a Material Adverse Effect.

    3.29 LEASES, LICENSES, PERMITS, SITE USE AGREEMENTS AND OTHER OCCUPANCY AGREEMENTS. To the Borrower's knowledge and except as set forth on Schedule 8, any and all leases, licenses, permits, site use agreements and any other type of occupancy permit to which the Borrower, any Guarantor or any of their respective Subsidiaries is a party are in full force and effect with no material defaults existing thereunder which individually or in the aggregate would have a Material Adverse Effect.

    3.30 CORPORATE ORGANIZATION. (a) On the Initial Closing Date, (i) the Borrower will own 80.11% of PTI Holdings, (ii) PTI Holdings will own 100% of PTI, (iii) PTI will own 100% of UTG, (iv) PTI owns .01% of each of the License Subsidiaries set forth in Part 2 of Schedule 4, (v) UTG will own 99.99% of each of the License Subsidiaries set forth in Part 2 of Schedule 4, (vi) Sunshine Acquisition owns 4.75% of Sunshine L.P., (vii) Sunshine L.P. owns 48.745% of Network Holding, (viii) Network Holding owns 99.99% of Network and (ix) Network owns 100% of Galavision.

    (b) On the Second Closing Date, (i) the Borrower will own 100% of PTI Holdings, Galavision and Sunshine Acquisition and 95.25% of Sunshine L.P.,
(ii) PTI Holdings will own 100% of UTG, (iii) PTI Holdings will own .01% of the License Subsidiaries set forth in Part 2 of Schedule 4, (iv) UTG will own 99.99% of the License Subsidiaries set forth in Part 2 of Schedule 4, (v) the Borrower owns 71.85% of Network, (vi) Sunshine L.P. will own 28.15% of Network,
(vii) Sunshine Acquisition owns 4.75% of Sunshine L.P., (viii) PTI will be merged into PTI Holdings and

(ix) Network Holding will be liquidated and its assets distributed to the Borrower and Sunshine L.P..

    SECTION 4.  CONDITIONS PRECEDENT

    4.1 CONDITIONS TO INITIAL CLOSING DATE. The agreement of each Lender to make the Term Loans and/or Revolving Loans requested to be made by it on the Initial Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans on the Initial Closing Date (except as otherwise expressly provided hereunder), of the following conditions precedent:

    (a) CREDIT AGREEMENT. The Administrative Agent shall have received this Agreement, executed and delivered by an officer of the Borrower as of the Initial Closing Date, with a counterpart for each Lender, and such officer shall be covered by an incumbency certificate which shall have been executed and delivered to the Administrative Agent.

    (b) OTHER LOAN DOCUMENTS. The Administrative Agent shall have received the Term Notes, the Revolving Notes, the Guaranties, the Guarantor Collateral Documents, the Collateral Documents, the Intercreditor Agreement and all UCC-1 Financing Statements and other agreements or instruments required to create or perfect a security interest in the Collateral and the Guarantor Collateral encumbered in connection herewith, in each case executed and delivered by an officer of the relevant Loan Party with a counterpart for each Lender, and such officer shall be covered by an incumbency certificate which shall have been executed and delivered to the Administrative Agent.

    (c) INCUMBENCY CERTIFICATES. The Administrative Agent shall have received, with an executed counterpart for each Lender, an incumbency certificate of the Borrower and the Guarantors, in each case dated the Initial Closing Date, executed by one of its Responsible Officers or its Secretary or Assistant Secretary or its general partner, as applicable.

    (d) CORPORATE/PARTNERSHIP PROCEEDINGS. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors of each of the corporate Loan Parties and a copy of the partnership authorization of each partner of each of the partnership Loan Parties, each dated as of the Initial Closing Date authorizing (i) in the case of the Borrower, the IPO, (ii) execution, delivery and performance of the Loan Documents to which it is or will be a party and (iii) the borrowings contemplated hereunder (in the case of the Borrower), in each case certified by the Secretary or an Assistant Secretary or a general partner, as applicable, of such Loan Party as of the Initial Closing Date, which certificate states that the resolutions and partnership

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authorizations thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

    (e) ORGANIZATIONAL DOCUMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, copies of the certificate of incorporation and by-laws of each corporate Loan Party and copies of all partnership agreements of each partnership Loan Party, certified as of the Initial Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such corporate Loan Party and a general partner of each partnership Loan Party.

    (f) FEES AND COSTS. The Managing Agents and the Administrative Agent shall have received payment of all fees, costs, expenses and taxes accrued and unpaid and otherwise due and payable on or before the Initial Closing Date by the Borrower in connection with this Agreement.

    (g) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

         (i) the executed legal opinion of O'Melveny & Myers, counsel to the Borrower and the Guarantors, substantially in the form of Exhibit K and reasonably acceptable to the Majority Lenders;

        (ii) the executed legal opinion of O'Melveny & Myers, FCC counsel to the Borrower and the Guarantors, in form and substance reasonably satisfactory to the Majority Lenders; and

       (iii) such other legal opinions as the Managing Agents may reasonably request.

    (h) MATERIAL AGREEMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, copies of the Galavision Note; each of the Material Agreements; the Modesto Station Purchase Agreement and all other documents setting forth the terms of, effecting, or otherwise relating thereto; and each of the other contracts listed in Schedule D to the Security Agreement and each Guarantor Security Agreement, in form and substance satisfactory to the Managing Agents, and each of the documents evidencing the Junior Subordinated Notes, all as certified as true and correct by the Borrower and all in form and substance satisfactory to the Majority Lenders, all of which Material Agreements (other than the Underwriters Agreements and the Registration Statement) and the Modesto Station Purchase Agreement shall have been assigned by the applicable Loan Parties to the Lenders as collateral under the Loan Documents.

    (i) RECORDING. The Administrative Agent shall have received as of the Initial Closing Date evidence of the recording, or of the provision acceptable to the Administrative Agent for the recording, of each document reasonably necessary to be recorded in such office or offices as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect each Lien purported to be created thereby or to otherwise protect the rights of the Administrative Agent and the Lenders thereunder and evidence of the filing, or of provision acceptable to the Administrative Agent for the filing, of appropriate financing statements on Form UCC-1 naming the Administrative Agent, for the benefit of the Lenders, as secured party, duly executed by each debtor under the Security Agreement or a Guarantor Security Agreement, in such office or offices as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests purported to be created by any of the Collateral Documents or the Guarantor Collateral Documents.

    (j) LIEN SEARCHES. The Administrative Agent shall have received (i) certified copies of requests for information from all relevant jurisdictions, listing all effective financing statements which name the Borrower or any Guarantor, as debtor, together with copies of such financing statements, none of which, except for Liens permitted by Section 6.3 or as otherwise agreed to in writing by the Managing Agents, shall cover any of the Collateral and the Guarantor Collateral and (ii) official searches of the United States Copyright Office and the United States Patent and Trademark Office, in form and substance reasonably satisfactory to the Managing Agents.

    (k) STOCK CERTIFICATES. The Administrative Agent shall have received original stock certificates representing all outstanding shares of stock of PTI Holdings, PTI, UTG, Galavision, Sunshine, each of their respective Subsidiaries and each corporate License Subsidiary pledged to the Administrative Agent pursuant to the Collateral Documents or the Guarantor Collateral Documents (which shall be delivered to, and subject to the satisfaction of, the Administrative Agent), together with an undated stock power for each of such certificates, duly executed in blank by an authorized officer of the pledgor.

    (l) GOOD STANDING CERTIFICATES. The Administrative Agent shall have received a certificate, dated a recent date, of the Secretary of State of the States of Delaware, California and, unless otherwise waived by the Managing Agents, each other jurisdiction where a Loan Party is required to be qualified to do business under such jurisdiction's law, certifying as to the existence and good standing of, and the payment of taxes by, each Loan Party in such state and listing all charter documents of such Loan Party on file with such officials.

    (m) TAX AND LEGAL STRUCTURE; LITIGATION. The Lenders shall have reviewed, and be reasonably satisfied with, (i) the state and federal tax assumptions of the Borrower and each Subsidiary, (ii) the ownership, capital, organizational and legal structure of the Borrower and its Subsidiaries and (iii) the nature and status of any litigation affecting the Borrower and its Subsidiaries and/or this Agreement and any other Loan Document and the transactions contemplated hereby, including the IPO.

    (n) IPO. The Administrative Agent shall have received with regard to the IPO (i) copies of binding agreements with underwriters (collectively, the "UNDERWRITERS AGREEMENTS") to effect an initial public offering of the Borrower's capital stock yielding net proceeds of at least $125,000,000 and
(ii) a copy of the Form S-1 Registration Statement (the "REGISTRATION STATEMENT") relating thereto and evidence that such Registration Statement has been filed with the Securities and Exchange Commission, in each case certified as true and correct by the Borrower.

    (o) EXISTING INDEBTEDNESS. The Administrative Agent shall have received evidence reasonably satisfactory to it of (i) full repayment of all existing Indebtedness of UTG under the Existing Credit Agreement, (ii) defeasance of the Senior Subordinated Notes and (iii) repayment of the Borrower's Indebtedness to Network referred to in Section 3.15(a)(i)(C).

    (p) NO DEFAULT/REPRESENTATIONS. No Default shall have occurred and be continuing on the Initial Closing Date or would occur after giving effect to the Loans requested to be made on the Initial Closing Date or after giving effect to the consummation of the purchase of the Modesto Station in accordance with the terms of the Modesto Station Purchase Agreement and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in this Section 4.1 prior to or on the Initial Closing Date shall be correct in all material respects on and as of the Initial Closing Date, and the Administrative Agent shall have received a certificate of the Borrower to such effect in the form of Exhibit F, dated as of the Initial Closing Date and executed by a Responsible Officer of the Borrower.

    (q) NO PROHIBITIONS. No statute, rule, regulation, order, decree or preliminary or permanent injunction of any court or administrative agency or, to the best knowledge of the Borrower, any such action threatened by any Person, shall be in effect that prohibits the Lenders from consummating the transactions contemplated by this Agreement or any other Loan Document or prohibits the IPO.

    (r) SOLVENCY CERTIFICATE. The Administrative Agent shall have received for distribution to the Lenders a certificate of the Chief Financial Officer of the Borrower to the effect that each Loan Party is Solvent after giving effect to the funding of the Term Loans and the Revolving Loans, if any, on the Initial Closing Date hereunder, the existence of the Junior Subordinated Notes, the Sponsor Loans and the Galavision Note, the execution and delivery of the Guaranties, the making of all Restricted Payments which are to be made prior to consummation of the IPO, and the payment of all estimated legal, investment banking, accounting, underwriting and other fees related hereto and thereto.

    (s) INSURANCE POLICIES. The Administrative Agent shall have received evidence that the insurance policies provided for in Section 5.5 and in the other Loan Documents are in full force and effect, certified by the insurance broker therefor, together with appropriate evidence showing the Administrative Agent as an additional named insured or loss payee, as appropriate, for the benefit of the Lenders, all in form and substance reasonably satisfactory to the Administrative Agent.

    (t) OPERATIONAL CONSENTS. The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent that (i) the Borrower and its Subsidiaries have obtained all FCC consents and licenses required by law or necessary for the operation of the Borrower and its Subsidiaries and (ii) the Borrower and its Subsidiaries have obtained all other consents and licenses required by law or necessary for the operation of the Borrower and its Subsidiaries, the failure of which to obtain would have a Material Adverse Effect.

    (u) FINANCIAL CERTIFICATES. The Administrative Agent shall have received the following certificates, in each case signed by a Responsible Officer of the Borrower and in form, substance and detail acceptable to the Managing Agents:

        (i) A certificate indicating that after giving effect to the transactions contemplated to occur on (A) the Initial Closing Date and
     (B) the Second Closing Date, PRO FORMA EBITDA for the Borrower and its Subsidiaries on a consolidated basis for the four fiscal quarter period ending immediately prior to the Initial Closing Date and the Second Closing Date, respectively, is at least $115,000,000;

       (ii) A certificate indicating that after giving effect to the transactions contemplated to occur (A) on the Initial Closing Date and
     (B) on the Second Closing Date, PRO FORMA Funded Debt (excluding the aggregate Redemption Value of all outstanding Modesto Station Purchase Preferred

     Stock) for the Borrower and its Subsidiaries on a consolidated basis will not exceed $600,000,000 on and as of the Initial Closing Date and the Second Closing Date, respectively;

      (iii) A certificate indicating that the Financial Statements accurately reflect the financial condition and performance of the Borrower and its Subsidiaries for fiscal year 1995 in accordance with GAAP consistently applied;

       (iv) A certificate setting forth actual EBITDA of the Borrower and each of its Subsidiaries for fiscal year 1995, and further certifying that such actual EBITDA for fiscal year 1995 is accurately calculated; and

        (v) A Covenant Compliance Certificate showing compliance with the covenants referred to therein, on a PRO FORMA basis, as of the Initial Closing Date and the Second Closing Date, respectively, and assuming that the acquisition of the Modesto Station has been consummated in accordance with the terms of the Modesto Station Purchase Agreement.

    (v) NON-FOREIGN ENTITY; TAX IDENTIFICATION NUMBER. The Administrative Agent shall have received, reviewed and approved a certificate from the Borrower and each Subsidiary regarding such entity's domestic status, which certificate shall also include such entity's tax identification number.

    (w) ADDITIONAL PROCEEDINGS. The Administrative Agent shall have received such other approvals, opinions and documents as any Lender, through the Administrative Agent, may reasonably request and all legal matters incident to the making of such Loans shall be reasonably satisfactory to the Administrative Agent and the Managing Agents.

    4.2 CONDITIONS TO SECOND CLOSING DATE. The agreement of each Lender to make any Term Loans and any Revolving Loans requested to be made by it on the Second Closing Date, and participate in any Letters of Credit issued on the Second Closing Date, and the agreement of the Administrative Agent to issue any Letter of Credit requested to be issued on the Second Closing Date are subject to the satisfaction, immediately prior to or concurrently with the making of such Loans and the issuance of such Letter(s) of Credit and the effectiveness of such Commitment on the Second Closing Date (except as otherwise expressly provided hereunder), of the following conditions precedent:

    (a)  INITIAL CLOSING DATE.  The Initial Closing Date shall have occurred.

    (b) LOAN DOCUMENTS. The Administrative Agent shall have received such amendments or supplements to the Loan Documents and the formation documents of the Loan Parties, or recordings or filings with respect thereto, as may be necessary to accurately reflect the legal and ownership structure of the Borrower and its Subsidiaries as of the Second Closing Date or effect or confirm the Lenders' perfected security interests in the Collateral and in the Guarantor Collateral, in each case executed and delivered by an officer of the relevant Loan Party with a counterpart for each Lender.

    (c) OMNIBUS CERTIFICATE. The Administrative Agent shall have received an Omnibus Certificate of each Loan Party, with an executed counterpart for each Lender, dated the Second Closing Date, stating that (i) the certificate of incorporation and by-laws, or partnership agreement, as the case may be, of such Loan Party, its resolutions or partnership authorization, as the case may be, and its incumbency certificate in each case delivered to the Administrative Agent on the Initial Closing Date remain true and correct and in full force and effect with no amendments thereto (or, if amended, attaching copies of such amendments), (ii) the copies of the Material Agreements, the other contracts referred to in Schedule D to the Security Agreement and each of the Guarantor Security Agreements and the Indentures pursuant to which the Junior Subordinated Notes were issued on the Initial Closing Date remain true and correct and in full force and effect with no amendments thereto (other than Material Agreements which cease to be included in the definition of "Material Agreements" on the Second Closing Date) and such Material Agreements constitute all Material Agreements of such Loan Party, (iii) no change has occurred with respect to the insurance program of such Loan Party since information with respect thereto was delivered to the Administrative Agent in connection with the Initial Closing Date and (iv) no change in such Loan Party's financial condition or otherwise has occurred which would make any financial certificate delivered to the Administrative Agent in connection with the Initial Closing Date incorrect or misleading.

    (d) COSTS. The Managing Agents and the Administrative Agent shall have received payment of all costs, expenses and taxes accrued and unpaid and otherwise due and payable on or before the Second Closing Date by the Borrower pursuant to this Agreement.

    (e) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the following:

         (i) a letter of O'Melveny & Myers, counsel to the Borrower and the Guarantors, downdating the opinions provided by such firm on the Initial Closing Date and addressing such other matters arising with regard to the

      Second Closing Date as the Managing Agents may reasonably request; and

       (ii) such other legal opinions as the Managing Agents may reasonably request.

    (f) STOCK CERTIFICATES. The Administrative Agent shall have received original stock certificates representing all outstanding shares of stock of PTI Holdings, UTG, Galavision, Sunshine and each corporate License Subsidiary pledged to the Administrative Agent pursuant to the Collateral Documents or the Guarantor Collateral Documents (which shall be delivered to, and subject to the satisfaction of, the Administrative Agent), together with an undated stock power for each of such certificates, duly executed in blank by an authorized officer of the pledgor.

    (g) IPO. The Administrative Agent shall have received evidence reasonably satisfactory to the Managing Agents that the IPO has been consummated and the Borrower shall have received net proceeds of at least $125,000,000 in connection therewith.

    (h) EXISTING INDEBTEDNESS. The Administrative Agent shall have received evidence reasonably satisfactory to it of full repayment of all Sponsor Loans and cancellation of the Sponsor Loan Documents, the Combined Entities Loan Agreement, the Program Cost Sharing Agreement and the Galavision Note.

    (i) NO DEFAULT/REPRESENTATIONS. No Default shall have occurred and be continuing on the Second Closing Date or would occur after giving effect to the Loans requested to be made and any Letters of Credit requested to be issued on the Second Closing Date or after giving effect to the consummation of the purchase of the Modesto Station in accordance with the terms of the Modesto Station Purchase Agreement and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in
Section 4.1 or this Section 4.2 prior to or on the Second Closing Date shall be correct in all material respects on and as of the Second Closing Date, and the Administrative Agent shall have received a certificate of the Borrower to such effect in the form of Exhibit F, dated as of the Second Closing Date and executed by a Responsible Officer of the Borrower.

    (j) NO PROHIBITIONS. No statute, rule, regulation, order, decree or preliminary or permanent injunction of any court or administrative agency or, to the best knowledge of the Borrower, any such action threatened by any Person, shall be in effect that prohibits the Lenders from consummating the transactions contemplated by this Agreement or any other Loan Document or prohibits the IPO.

    (k) SOLVENCY CERTIFICATE. The Administrative Agent shall have received for distribution to the Lenders a certificate of the Chief Financial Officer of the Borrower to the effect that each Loan Party is Solvent after giving effect to the funding of any Term Loans or Revolving Loans or issuances of any Letter of Credit on the Second Closing Date, the existence of the Junior Subordinated Notes, the execution and delivery of the Guaranties, the making of all Restricted Payments to be made on the Second Closing Date, the consummation of the IPO and the payment of all estimated legal, investment banking, accounting, underwriting and other fees related hereto and thereto.

    (l) SPONSOR LOANS. The applicable lenders under the Sponsor Loan Documents shall have made the Sponsor Loans in an amount equal to 15% of Combined Net Time Sales at the times and on the dates specified in the Sponsor Loan Documents.

    (m) ADDITIONAL PROCEEDINGS. The Administrative Agent shall have received such other approvals, opinions and documents as any Lender, through the Administrative Agent, may reasonably request and all legal matters incident to the making of such Loans and the issuance of any Letters of Credit shall be reasonably satisfactory to the Administrative Agent and the Managing Agents.

    4.3 CONDITIONS TO INCREMENTAL LOANS. The Incremental Lenders' consideration of a request for the initial Incremental Loans shall be subject to the following, in each case to the satisfaction of the Administrative Agent, the Managing Agents and the Incremental Lenders:

    (a) INITIAL CLOSING DATE AND SECOND CLOSING DATE. The Initial Closing Date and the Second Closing Date shall have occurred.

    (b) INCREMENTAL NOTES. The Administrative Agent shall have received, for each Incremental Lender, an Incremental Note duly executed by the Borrower in favor of such Lender in a principal amount equal to such Incremental Lender's Incremental Loan Commitment.

    (c) INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, with an executed counterpart for each Incremental Lender, an incumbency certificate of the Borrower dated as of the date of such initial borrowing, executed by one of its Responsible Officers or its Secretary or Assistant Secretary.

    (d) CORPORATE PROCEEDINGS. The Administrative Agent shall have received, with an executed counterpart for each Incremental Lender, a copy of the resolutions of the board of directors of the Borrower dated as of the date of such initial borrowing authorizing the borrowing of Incremental Loans pursuant to the Incremental Loan Commitments and certified by the Secretary or an Assistant Secretary of the Borrower, which certificate states that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect.

    (e) NO DEFAULT/REPRESENTATIONS. No Default shall have occurred and be continuing on the date of such initial borrowing or would occur after giving effect to the Incremental Loans proposed to be made on the date of such borrowing and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Incremental Lenders in satisfaction of the conditions set forth in this Section
4.3 prior to or on the date of such initial borrowing shall be correct in all material respects on and as of the date of such initial borrowing and the Administrative Agent shall have received a Covenant Compliance Certificate dated as of the date of such initial borrowing.

    (f) FORM U-1. If required or requested under Section 3.10, a Form U-1 for each of the Administrative Agent, the Managing Agents and each Lender.

    (g) PRO FORMA COVENANT COMPLIANCE CERTIFICATE. The Managing Agents shall have received a Covenant Compliance Certificate showing compliance with the covenants referred to therein, on a PRO FORMA basis, as of the Incremental Loan borrowing date.

    (h) ADDITIONAL PROCEEDINGS. The Administrative Agent shall have received such other approvals, opinions and documents as any Incremental Lender, through the Administrative Agent, may reasonably request and all legal matters incident to the making of such Incremental Loans shall be reasonably satisfactory to the Administrative Agent, the Managing Agents and each Incremental Lender.

    4.4 CONDITIONS TO EACH LOAN OR LETTER OF CREDIT. The agreement of each Lender to make each Loan and to participate in each Letter of Credit, and the agreement of the Administrative Agent to issue each Letter of Credit, requested to be made, issued or participated in by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or the issuance or participation in such Letter of Credit, of the following conditions precedent:

    (a) REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The following statements shall be true and the Borrower's acceptance of the proceeds of such Loan or its delivery of an executed Letter of Credit Request shall be deemed to be a representation and warranty of the Borrower on the date of such Loan or as of the date of issuance of such Letter of Credit, as applicable, that:

         (i) The representations and warranties contained in this Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders prior to, on or after the Initial Closing Date pursuant hereto and on or prior to the date for such Loan or the issuance of such Letter of Credit are correct on and as of such date in all material respects as though made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date; and

       (ii) No Default has occurred and is continuing or would result from the making of the Loan to be made on such date or the issuance of such Letter of Credit as of such date.

    (b) LEGALITY. The making of such Loan or the issuance of such Letter of Credit, as applicable, shall not contravene any law, rule or regulation applicable to any Lender or the Borrower or any other Loan Party.

    (c) BORROWING NOTICE/LETTER OF CREDIT REQUEST. The Administrative Agent shall have received a borrowing notice or Letter of Credit Request, as applicable, pursuant to the provisions of this Agreement from the Borrower.

    (d) APPROVALS. With respect to a borrowing in connection with an Acquisition of television or radio stations, the Administrative Agent shall have received copies of all FCC and regulatory approvals and licenses necessary in connection with any such Acquisition and all shareholder approvals necessary in connection with any such Acquisition.

    (e) COLLATERAL DOCUMENTATION. With respect to a borrowing in connection with an Acquisition, the Administrative Agent shall have received, reviewed and approved all documents reasonably necessary to insure that the Lenders have a first priority security interest in, and assignment of, all material real property and all other assets and interests acquired, including consents of third parties if reasonably requested by the Managing Agents.


SECTION 5.  AFFIRMATIVE COVENANTS

    The Borrower hereby agrees that from and after the Initial Closing Date, so long as any Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender, the Administrative Agent or the Managing Agents hereunder, or any Letter of Credit remains outstanding:

    5.1 FINANCIAL STATEMENTS. The Borrower shall furnish to the Managing Agents (for distribution to each Lender):

    (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of operations and retained earnings, stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, audited without a "going concern" or like qualification or exception, or other qualification arising out of the scope of the audit, by the Accountants, accompanied by a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit L setting forth the calculation of Excess Cash Flow for such fiscal year;

    (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of operations, retained earnings, stockholders' equity and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);

    (c) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a certificate from the Accountants verifying compliance by the Borrower and its Subsidiaries on a consolidated basis with each financial covenant set forth in Section 6.1 and, based on their review of the financial reports of the Borrower and its Subsidiaries on a consolidated basis, an opinion of the Accountants that no Default shall have occurred under any Loan Document; provided, that the Accountants shall not be required, as a result of delivering such opinion, to undertake any special investigation in addition to their normal audit examination; and

    (d) as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower, financial reports, consistent with the relevant Loan Parties' internal reporting practices as in effect on the Initial Closing Date, relating to the operations of each Primary Station as at the end of such quarter and the portion of the fiscal year through the end of such quarter, certified by a Responsible Officer of such

Loan Party as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the Accountants or Responsible Officer, as the case may be, and disclosed therein).

    5.2 CERTIFICATES; OTHER INFORMATION.  The Borrower shall:

    (a) furnish to the Managing Agents (for distribution to each Lender) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b), a certificate of a Responsible Officer of the Borrower stating that, (i) to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants (including calculations substantially in the form of Exhibit G regarding all financial covenants) and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default except as specified in such certificate and (ii) to the best of such Responsible Officer's knowledge, no Default has occurred and the Loan Parties are in compliance with their respective covenants in the Loan Documents to which they are a party;

    (b) at least once during each fiscal year of the Borrower, convene a bank meeting among the Lenders upon reasonable notice to the Lenders, or attend such a meeting convened by the Managing Agents, and present cash flow projections for the forthcoming year and a report discussing the views of the Borrower concerning the recent performance and near and intermediate term prospects of
(i) the businesses in which the Borrower and its Subsidiaries are principally engaged and (ii) trends concerning assets under management, advisory fees, competition and strategic initiatives by the Borrower and its Subsidiaries;

    (c) furnish to the Managing Agents (for distribution to each Lender) within five days after the same are filed, copies of all financial statements and reports which the Borrower or any Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

    (d) furnish to the Managing Agents (for distribution to each Lender) promptly but, in any event, within 5 Business Days, after receipt thereof, copies of all financial reports

(including, without limitation, management letters), if any, submitted to the Borrower or any of its Subsidiaries by the Accountants in connection with any annual or interim audit of the books thereof;

    (e) furnish to the Managing Agents (for distribution to each Lender) as soon as available and in any event not later than January 31 of each year, commencing with the fiscal year ending on December 31, 1997, a copy of the annual operating budgets for the Borrower and its Subsidiaries for such fiscal year, detailed by quarter and a copy of the three-year annual operating budgets for the Borrower and its Subsidiaries for such three-year period;

    (f) furnish to the Managing Agents (for distribution to each Lender) as soon as possible and in any event within five days after the occurrence of a Default or, in the good faith determination of a Responsible Officer of the Borrower, a Material Adverse Effect, the written statement by a Responsible Officer of the Borrower, setting forth the details of such Default or Material Adverse Effect and the action which the Borrower proposes to take with respect thereto;

    (g) furnish to the Managing Agents (for distribution to each Lender) promptly but, in any event, within 5 Business Days, after the same become available, copies of all statements, reports and other information which the Borrower or any of its Subsidiaries sends to any holders, as holders, of its Indebtedness or its securities;

    (h) furnish to the Managing Agents (for distribution to each Lender) (A) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower proposes to take with respect thereto, (B) promptly and in any event within ten Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any of its ERISA Affiliates of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan maintained for or covering employees of the Borrower or any of its Subsidiaries if the present value of the accrued benefits under the Plan exceeds its assets by an amount in excess of $1,000,000 and (D) promptly and in any event within fifteen Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA;

    (i) furnish to the Managing Agents (for distribution to each Lender) promptly after the commencement thereof, but in any event not later than five Business Days after service of process with respect thereto on, or the obtaining of knowledge by, the Borrower or any of its Subsidiaries, notice of each action, suit or proceeding before any court or governmental authority or other regulatory body or any arbitrator as to which there is a reasonable possibility of a determination that would have a Material Adverse Effect;

    (j) furnish to the Managing Agents (for distribution to each Lender) promptly after the sending or filing thereof, but in any event not later than ten Business Days following such sending or filing, copies of (A) all Ownership Reports on FCC Form 323 (or any similar form which may be adopted by the FCC from time to time) and any supplements thereto, and (B) all statements, reports and other information filed by or on behalf of the Borrower or any of its Subsidiaries with the FCC if such statement, report or other information indicates a material change in the condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries;

    (k) furnish to the Managing Agents (for distribution to each Lender) promptly upon receipt thereof, but in any event not later than five Business Days following such receipt, copies of all notices and other communications that the Borrower or any of its Subsidiaries shall have received from the FCC with respect to any FCC hearing, order or dispute (A) directly concerning the Borrower, any of its Subsidiaries, any Station or any Media License or (B) that may have a Material Adverse Effect;

    (l) furnish to the Managing Agents (for distribution to each Lender) no later than 10 days prior to the formation or acquisition of any Subsidiary of the Borrower or a Subsidiary of a Subsidiary, a supplement to Schedule 4, setting forth the information with respect to each such Subsidiary reasonably required by the Majority Lenders;

    (m) furnish to the Managing Agents (for distribution to each Lender) no later than 30 days prior to the acquisition of a Media License or Primary Station by the Borrower or any Subsidiary, a supplement to Schedule 9, setting forth the information with respect to each Primary Station or Media License reasonably required by the Majority Lenders; and

    (n) furnish to the Managing Agents (for distribution to each Lender) promptly such additional financial and other information as any Lender, through the Administrative Agent, may from time to time reasonably request.

    5.3 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the failure to so satisfy such obligations would not have a Material Adverse Effect or except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

    5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower shall, and shall cause each of its Subsidiaries to, continue to engage in business of the same general type as conducted by the Borrower and its Subsidiaries as of the Initial Closing Date and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that a failure to maintain such rights, registrations, licenses, privileges and franchises would not have a Material Adverse Effect or except as otherwise permitted pursuant to Section 6.5, and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect. The Borrower shall effect the corporate restructure detailed in Section 3.30(b) within four Business Days following the Initial Closing Date.

    5.5 MAINTENANCE OF PROPERTY; INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to, keep all Property useful or necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies or associations insurance on such of its Property in at least such amounts and against such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried. All such policies of insurance on the property of the Borrower and the Subsidiaries shall contain an endorsement, in form and substance reasonably satisfactory to the Administrative Agent in its sole discretion, showing the Administrative Agent, on behalf of the Lenders, as additional insured or loss payee, as appropriate, or as its interests appear. Such endorsement, or an independent instrument furnished to the Administrative Agent, shall provide that the insurance companies will endeavor to give the Administrative Agent at least 30 days' prior written notice before any such policy or policies of insurance shall be altered or canceled. All policies of insurance required to be maintained under this Agreement shall be in customary form and with insurers recognized as adequate by the Administrative Agent and all such policies shall be in such amounts as shall be customary for similar companies in the same or similar business in the same geographical area. The Borrower and its Subsidiaries shall deliver to the Administrative Agent insurance certificates certified by the Borrower's or such Subsidiary's insurance brokers, as to the existence and effectiveness of each policy of insurance and evidence of payment of all premiums then due and payable therefor. In addition, the Borrower shall notify the Administrative Agent promptly of any occurrence causing a material loss of any insured Property and the estimated (or actual, if available) amount of such loss. Further, the Borrower and its Subsidiaries shall maintain all insurance required under the other Loan Documents.

         (i) Each policy for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent and the Borrower or its Subsidiary (as the case may be), as their respective interests may appear, and each policy for property damage insurance shall, to the extent applicable to equipment and inventory, provide for all losses (except for losses of less than $1,000,000 per occurrence, which may be paid directly to the Borrower or such Subsidiary (as applicable)) to be paid directly to the Administrative Agent.

         (ii) Reimbursement under any liability insurance maintained by the Borrower or its Subsidiaries pursuant to this Section 5.5 may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to equipment or inventory as to which clause (iii) of this Section 5.5 is not applicable, the Borrower will make or cause to be made the necessary repairs to or replacements of such equipment or inventory, and any proceeds of insurance maintained by the Borrower or its Subsidiaries pursuant to this Section 5.5 shall be paid by the Administrative Agent to the Borrower, upon presentation of invoices and other evidence of obligations, as reimbursement for the costs of such repairs or replacements.

         (iii) Upon the occurrence and during the continuance of a Default, all insurance proceeds in respect of such equipment or inventory shall be paid to the Administrative Agent and applied in repayment of the Loans on a pro rata basis. Any repayment of Revolving Loans shall also result in a reduction of the Revolving Loan Commitments by such amount.

    5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower shall, and shall cause each of its

Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities; and upon reasonable notice and at such reasonable times during usual business hours, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its Accountants (as long as a member of senior management of the Borrower is present during such discussion).

    5.7 ENVIRONMENTAL LAWS. The Borrower shall, and shall cause each of its Subsidiaries to:

    (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;

    (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings; and

    (c) Defend, indemnify and hold harmless the Administrative Agent, the Managing Agents and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any of its Subsidiaries, or the Borrower's or any of its Subsidiaries' interest in Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

    5.8 USE OF PROCEEDS. The Borrower will use, and cause its Subsidiaries to use, the proceeds of the Loans as set forth in Section 3.15 and in compliance with Section 3.10. The Borrower will not use any Letter of Credit in contravention of Section 3.10.

    5.9 COMPLIANCE WITH LAWS, ETC. Except as set forth in Section 5.7 relating specifically to Environmental Laws, the Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders except where noncompliance would not reasonably be expected to have a Material Adverse Effect, such compliance to include, without limitation (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its Properties and (ii) paying all lawful claims which if unpaid might become a Lien upon any of its Properties; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (A) the validity or applicability thereof is being contested in good faith by appropriate proceedings or the failure to pay such tax, assessment, charge, levy or claim would not have a Material Adverse Effect and (B) the Borrower or such Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves with respect thereto.

    5.10 MEDIA LICENSES. The Borrower will obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all Media Licenses, including without limitation, by filing with the FCC (i) those of the Loan Documents required to be filed under the FCC's rules and regulations within 30 days after the Initial Closing Date and the Second Closing Date, as applicable, and (ii) all reports (including Ownership Reports on Form 323) and other documents required to be filed by the Communications Act in connection with the transactions contemplated hereby and maintaining public records and files in accordance with the Communications Act and the rules and regulations of the FCC, except for such Media Licenses in respect of the Primary Stations the failure of which to obtain, maintain or preserve will not have a Material Adverse Effect.

    5.11 GUARANTIES, ETC. The Borrower will cause each of its Subsidiaries hereafter formed or acquired (except the License Subsidiaries) to execute and deliver to the Administrative Agent promptly upon the formation or acquisition thereof (i) a Guarantee in form and substance satisfactory to the Majority

Lenders, guaranteeing the Obligations, (ii) a Guarantor Security Agreement, in form and substance satisfactory to the Majority Lenders, granting to the Administrative Agent, for the benefit of the Lenders, a security interest in the tangible and intangible personal property of such Subsidiary, together with appropriate Lien searches requested by the Administrative Agent indicating the Lenders' first priority (except for Liens or other security interests permitted under Section 6.3 which have priority by operation of law and except for any PARI PASSU Lien permitted by Section 6.3(l)) Lien on such personal property and
(iii) UCC-1 Financing Statements, duly executed by such Subsidiary, in form and substance reasonably satisfactory to the Managing Agents and, in connection with such deliveries, cause to be delivered to the Administrative Agent (A) the stock certificates representing the issued and outstanding shares of stock of such Subsidiaries, together with undated stock powers executed in blank, (B) a favorable written opinion of counsel reasonably satisfactory to the Managing Agents as to such matters relating thereto as any Lender through the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Managing Agents and (C) such other agreements, instruments, approvals or other documents as any Lender through the Administrative Agent may reasonably request.

    5.12 LICENSE SUBSIDIARIES. The Borrower will cause (i) all Material Media Licenses owned by the Borrower or its Subsidiaries on the Initial Closing Date (other than the low power license for KUVN-LP, Dallas, Texas, with respect to which an application for transfer to a License Subsidiary has been made to the FCC and is expected to be approved in the ordinary course), and (ii) all Media Licenses acquired by the Borrower or its Subsidiaries on or after the Initial Closing Date, to be held in License Subsidiaries at all times.

    5.13 INTEREST RATE PROTECTION. (a) As soon as possible, and in any case within 45 days after the Initial Closing Date, the Borrower shall enter into Interest Rate Agreements, each in form and substance reasonably satisfactory to the Managing Agents, covering a minimum of 50% of the outstanding Term Loans and Revolving Loans for a minimum period of two years at a maximum blended average all-in rate of 8.5%.

    (b) As soon as possible, and in any case within 15 days after receipt of a written request from the Administrative Agent, the Borrower shall enter into Interest Rate Agreements with respect to 50% of the outstanding Incremental Loans which are not subject to Interest Rate Agreements for a minimum period of two years at such rate as shall be reasonably acceptable to the Managing Agents.

    5.14 ACQUISITION OF REAL PROPERTY IN FEE SIMPLE. The Borrower and its Subsidiaries shall submit to the Managing Agents for their prior approval any documents relating to any fee simple real property interest to be acquired by the Borrower or any of its Subsidiaries having a purchase price (together with the assumption of Indebtedness or purchase money Indebtedness relating thereto) in excess of $10,000,000. Each such document shall be subject to the approval of the Managing Agents, which approval shall not be unreasonably withheld or delayed. In the event the Managing Agents fail to respond within 10 Business Days following receipt of such document, then such document shall be deemed approved. The Managing Agents may request that any fee simple real property interest having a purchase price in excess of $10,000,000 shall become part of the Collateral or the Guarantor Collateral and the Borrower and its Subsidiaries shall provide or cause to be provided any and all information relating to such real property interest and any and all Collateral Documents or Guarantor Collateral Documents and other documents to be executed in connection therewith requested by the Managing Agents and provide the Managing Agents with title insurance as a condition to approval.

    5.15 LEASES AND LICENSES. The Borrower shall or shall cause its Subsidiaries to perform and carry out all of the provisions of all of the leases, licenses, permits and any other occupancy agreements relating to real property or real property interests (the "OCCUPANCY AGREEMENTS") to be performed by the Borrower or any of its Subsidiaries and shall appear in and defend any action in which the validity of any of the Occupancy Agreements relating to any real property or real property interests is at issue and shall commence and maintain any action or proceeding necessary to establish or maintain the validity of any of such Occupancy Agreements and to enforce the provisions thereof.

    5.16 NOTICES. The Borrower will provide, and will cause its Subsidiaries to provide to the Managing Agents, within 5 days following receipt by the Borrower or such Subsidiary, copies of all notices received by the Borrower or such Subsidiary (i) under any Material Agreement, relating to any default, any claimed force majeure or any other material provision thereof and (ii) from the Internal Revenue Service or other taxing authority relating to any dispute regarding deductions, audits or any other material matter which, if adversely determined against the Borrower or such Subsidiary, would have a Material Adverse Effect.

    5.17 ACCOUNTS. The Borrower shall maintain, and shall cause its Subsidiaries to maintain, a cash management system reasonably satisfactory to the Managing Agents and will cause all operating and checking accounts (except for (i) payroll accounts and other local Station accounts and petty cash accounts and (ii) certain accounts with Citibank, N.A. until December 31, 1996) designated by the Managing Agents to be maintained with the Administrative Agent, a Managing Agent or a Lender and, as of the Initial Closing Date, all accounts of the Borrower and each Subsidiary shall be pledged in favor of the Administrative Agent, for the benefit of the Lenders, pursuant to the Security Agreement or a Guarantor Security Agreement, as applicable.

    SECTION 6.  NEGATIVE COVENANTS

    The Borrower hereby agrees that from and after the Initial Closing Date, so long as any Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender, the Managing Agents or the Administrative Agent hereunder, or any Letter of Credit remains outstanding:

    6.1  FINANCIAL CONDITION COVENANTS.  The Borrower shall not:

    (a) MAXIMUM TOTAL DEBT RATIO. Permit the Total Debt Ratio at any time (provided that EBITDA shall be calculated as of the end of the last fiscal quarter for which financial statements under Section 5.1(b) shall have been required to be delivered, unless a covenant compliance certificate together with financial statements for the relevant period shall have been delivered to the Lenders for a more recent period, in which case EBITDA set forth therein shall be used for calculating this ratio) of the Borrower and its Subsidiaries on a consolidated basis to exceed the following levels for the periods indicated:

                        PERIOD                        RATIO
                        ------                        -----
         Initial Closing Date to and including
              December 30, 1997                       5.50:1

         December 31, 1997 to and including
              December 30, 1998                       5.25:1

         December 31, 1998 to and including
              December 30, 1999                       4.75:1

         December 31, 1999 to and including
              December 30, 2000                       4.25:1

         December 31, 2000 and thereafter             4.00:1

; provided that, prior to the first anniversary of the Initial Closing Date EBITDA, as used in the Total Debt Ratio, will be calculated on a PRO FORMA basis giving effect to the following adjustments (as so adjusted, "PRO FORMA EBITDA"): (x) EBITDA will be calculated for the Combined Entities for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters and (y) accrued management fees shall be added to the extent such fees reduced Net Income.

    (b) MINIMUM TOTAL INTEREST COVERAGE RATIO. Permit the Total Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower and its Subsidiaries to be less than the following levels for the periods indicated:

                        PERIOD                        RATIO
                        ------                        -----
         Initial Closing Date to and including
              December 30, 1996                       2.00:1

         December 31, 1996 to and including
              December 30, 1997                       2.20:1

         December 31, 1997 to and including
              December 30, 1998                       2.40:1

         December 31, 1998 and thereafter             2.60:1

; provided that, prior to the first anniversary of the Initial Closing Date,
(i) EBITDA, as used in Total Interest Coverage Ratio will be Pro Forma EBITDA and (ii) Interest Expense, as used in Total Interest Coverage Ratio, will be Annualized Interest Expense.

    (c) MINIMUM FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower and its Subsidiaries to be less than 1.10:1; provided that, prior to the first anniversary of the Initial Closing Date (i) EBITDA, as used in the Fixed Charge Coverage Ratio will be Pro Forma EBITDA, (ii) Capital Expenditures and Cash Income Taxes will be calculated for the Combined Entities for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, (iii) Restricted Payments will be calculated for the Combined Entities for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters and (iv) Interest Expense, as used in the calculation of Fixed Charge Coverage Ratio, will be Annualized Interest Expense.

    6.2 LIMITATION ON INDEBTEDNESS. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except for:

    (a)  Indebtedness created hereunder and under the Notes;

    (b) Indebtedness of the Borrower or any of its Subsidiaries secured by Liens permitted with respect to the Borrower or its Subsidiaries by Section 6.3;

    (c)  Subordinated Incremental Indebtedness of the Borrower;

    (d) Indebtedness of the Borrower (other than Indebtedness referred to in Section 6.2(a)) approved in advance by the Majority Lenders, in an aggregate principal amount not exceeding $20,000,000 at any time outstanding in favor of any Lender or Lenders, which Indebtedness shall be secured on a PARI PASSU basis with the Loans;

    (e) unsecured Indebtedness of the Borrower in an aggregate principal amount not exceeding $100,000,000 at any time outstanding;

    (f) Indebtedness of the Borrower outstanding on the Initial Closing Date and listed on Schedule 5 or reflected in the pro forma financial statements referred to in Section 3.1(b);

    (g) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and
(ii) immediately after giving effect to the acquisition of such Person by the Borrower or any existing Subsidiary no Default shall have occurred and be continuing;

    (h) unsecured Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary or secured Indebtedness of any Subsidiary owing to the Borrower or any Guarantor or any Indebtedness of the Borrower to any Subsidiary of any Guarantor;

    (i) the License Fee Guaranties; the Senior Subordinated Notes (which shall be defeased on the Initial Closing Date); the Junior Subordinated Notes, in amounts in existence on the Initial Closing Date; and, until the Second Closing Date, the Galavision Note;

    (j) prior to the Second Closing Date, the Sponsor Loans and Indebtedness under the Program Cost Sharing Agreement;

    (k) Indebtedness (i) under any Interest Rate Agreement required pursuant to Section 5.13, (ii) evidenced by performance bonds or letters of credit issued in the ordinary course of business or reimbursement obligations in respect thereof, (iii) evidenced by a letter of credit facility related to insurance associated with claims for work-related injuries or (iv) for bank overdrafts incurred in the ordinary course of business that are promptly repaid;

    (l) trade credit incurred to acquire goods, supplies, services and incurred in the ordinary and normal course of business;

    (m) Lease Expenses which the Borrower or its Subsidiaries are not prohibited from incurring pursuant to Section 6.12;

    (n) all deferred taxes (where such deferral is otherwise permitted under the terms of this Agreement and under applicable law); and

    (o) Indebtedness of the Borrower not to exceed in aggregate amount $20,000,000 secured by any purchase money Lien incurred in connection with the acquisition (after the Initial Closing Date) by the Borrower of real or personal property (provided, that the mandatory prepayment of the Loans required by Section 2.6(e) shall have been made);

Notwithstanding the foregoing, the License Subsidiaries shall not be permitted, under any circumstances, to create, incur, assume or suffer to exist any Indebtedness.

    6.3 LIMITATION ON LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

    (a)  Liens created hereunder or under any of the other Loan Documents;

    (b) Liens existing on any Property at the time of its acquisition after the date hereof not created in anticipation of such acquisition and limited solely to the Property acquired;

    (c) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and claims secured thereby are being contested in good faith by appropriate proceedings;

    (d) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

    (e) Liens created by operation of law not securing the payment of Indebtedness for money borrowed or guaranteed, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings;

    (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

    (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

    (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, would not cause a Material Adverse Effect;

    (i) Liens on the Borrower's assets in existence on the Initial Closing Date listed on Schedule 6 or described in the pro forma financial statements referred to in Section 3.1(b) or in any notes thereto, securing Indebtedness permitted by Section 6.2(f), provided that no such Lien is spread to cover any additional Property after the Initial Closing Date and that the amount of Indebtedness secured thereby is not increased;

    (j)  Liens securing Indebtedness of the Borrower permitted by
Section 6.2(o) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property;

    (k) Liens on the Property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by Section 6.2(g), provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Subsidiary and (iii) the amount of Indebtedness secured thereby is not increased;

    (l)  Liens on Property or assets securing Indebtedness permitted under
Section 6.2(d); and

    (m)  Liens on Property or assets securing leases permitted pursuant to
Section 6.12.

Notwithstanding the foregoing, the License Subsidiaries shall not be permitted, under any circumstances, to incur any consensual Liens or Liens securing the payment of Indebtedness for money borrowed or guaranteed.

    6.4 LIMITATION ON FUNDAMENTAL CHANGES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except, so long as no Default or Event of Default has occurred and is continuing or would result therefrom:

    (a) that the Borrower and its Subsidiaries may effect the corporate reorganization described in Section 3.30 on or prior to the Second Closing Date; and

    (b) that, upon at least 15 days' prior notice to the Managing Agents, any Subsidiary of the Borrower may merge into the Borrower or into any other wholly-owned Subsidiary of the Borrower, provided that the obligations of the merging entity are assumed by the Borrower or such wholly-owned Subsidiary, as applicable.

    Notwithstanding the foregoing, the License Subsidiaries shall not merge, consolidate, amalgamate or liquidate, wind up or dissolve or convey, sell, lease, assign (except pursuant to the Loan Documents), transfer or otherwise dispose of, all or substantially all of their respective property or assets.

    6.5 LIMITATION ON SALE OF ASSETS. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Asset Disposition, unless the Borrower makes the mandatory prepayment, if any, required in connection therewith pursuant to Section 2.6 and unless such Asset Disposition shall be for fair market value. Fair market value shall be determined by the Board of Directors of the Borrower or its management committee, in the case of Asset Dispositions relating to assets having a book value of $10,000,000 or less, and by an independent appraisal firm reasonably satisfactory to the Majority Lenders, in the case of Asset Dispositions relating to assets having a book value over $10,000,000. In any case, the Borrower may not sell, and will not permit any of its Subsidiaries to sell, any Primary Station or the stock or partnership interests of any License Subsidiary.

    6.6 LIMITATION ON DIVIDENDS. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) if a corporation, declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or its Subsidiaries) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding (except only such dividends, payments or other amounts payable to the Borrower or a wholly-owned Subsidiary of the Borrower), and (b) if a partnership, make any distribution with respect to the ownership interests therein, or, in either case, any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (except distributions to the Borrower or any wholly-owned Subsidiary of the Borrower) (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS"), except for:

    (i) Restricted Payments in an aggregate amount not exceeding $250,000,000 made by the Borrower and/or its Subsidiaries on the Initial Closing Date and/or the Second Closing Date in connection with the transactions contemplated hereby;

    (ii) Restricted Payments paid by the Borrower to PTI Holdings for the repurchase of its Junior Subordinated Note in accordance with Sections 3.15 and 6.8;

    (iii) such other Restricted Payments as the Borrower or its Subsidiaries may elect to make, provided that (x) the Total Debt Ratio as of the date of the most recent quarterly or annual financial statements delivered pursuant to
Section 5.1 after giving effect to the making of such Restricted Payment is less than 3.50:1, (y) no Default has occurred and is continuing or would result from the making of such Restricted Payment, and (z) the Borrower is in compliance with the Fixed Charge Coverage Ratio (calculated on a basis so as to include such Restricted Payments as a fixed charge) as of the date thereof; and

    (iv) Restricted Payments paid by the Borrower to (A) redeem or repurchase the Modesto Station Purchase Preferred Stock in an aggregate amount not exceeding the Redemption Value thereof plus accrued and unpaid dividends and (B) pay regularly scheduled and accrued and unpaid dividends on the Modesto Station Purchase Preferred Stock; provided that at the time that such Restricted Payment is made no Preferred Stock Default shall have occurred and be continuing or would result from the making of such Restricted Payment.

Notwithstanding anything herein to the contrary, neither the Borrower nor its Subsidiaries shall make or permit Restricted Payments (i) in excess of $100,000,000 prior to the Second Closing Date or (ii) in excess of $250,000,000 (LESS Restricted

Payments made pursuant to clause (i)) on the Second Closing Date.

    6.7 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (any of the foregoing, an "INVESTMENT"), any Person, except for:

    (a) the Borrower's ownership interest in its Subsidiaries and certain Subsidiaries' ownership interests in certain other Subsidiaries, in each case on or prior to the Second Closing Date and as set forth in Section 3.30;

    (b) investments in marketable securities, liquid investments and other financial instruments that are acquired for investment purposes and that have a value which may be readily established and which are investment grade, including any such investment that may be readily sold or otherwise liquidated;

    (c)  extensions of trade credit in the ordinary course of business;

    (d) advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

    (e) investments constituting non-cash consideration received in connection with an Asset Disposition, provided that such non-cash consideration shall not exceed 15% of the aggregate consideration received for such Asset Disposition; and provided further that the aggregate amount of any such non-cash consideration with respect to all Asset Dispositions shall not exceed $5,000,000 at any one time outstanding;

    (f) investments in existence as of the Initial Closing Date, as set forth on Schedule 12;

    (g) Acquisitions; provided that (i) the aggregate Consideration with respect to any Acquisition shall not exceed the sum of (A) the Net Proceeds of any Equity Offerings available for such purpose, (B) 25% of Excess Cash Flow not required for the mandatory repayment described in Section 2.6(b) and otherwise available for such purpose, (C) the Aggregate Available Revolving Loan Commitment at such time LESS $25,000,000 and (D) the Aggregate Incremental Loan Commitment LESS the aggregate principal amount of Incremental Loans, if any, made hereunder (regardless of whether such Incremental Loans have been repaid or are outstanding); (ii) no Default has occurred and is continuing or would result from the consummation of such Acquisition (and the Borrower shall have delivered a Covenant Compliance Certificate showing PRO FORMA calculations assuming such Acquisition had been consummated to the Administrative Agent); (iii) the Acquisition (if of a radio or television station), has received (except as set forth below with regard to the Modesto Station) final FCC approval and evidence thereof satisfactory to the Administrative Agent has been provided to the Administrative Agent; (iv) the Administrative Agent shall have received, reviewed and approved (such approval not to be unreasonably withheld) the form of all documents setting forth the terms of, effecting or otherwise relating to, such Acquisition; (v) the Borrower shall be in compliance with the Total Debt Ratio on a PRO FORMA basis assuming such Acquisition had been consummated; and (vi) the Administrative Agent shall have received, reviewed and approved all documents (the "ACQUISITION SECURITY DOCUMENTS") reasonably requested by the Administrative Agent to insure that the Lenders have a first priority security interest in, and assignment of, any Program Services Agreements and all material real property and all other assets and interests acquired, including consents of third parties if reasonably requested by the Managing Agents; provided further that, notwithstanding the foregoing, in the event that (x) the Second Closing Date has occurred, (y) the purchase of the Modesto Station has been provided for pursuant to the escrow terms contemplated by the Modesto Station Purchase Agreement and (z) the Administrative Agent has received (A) evidence that preliminary FCC approval has been obtained with respect to such purchase and (B) all Acquisition
Security Documents requested by the Administrative Agent in connection therewith, THEN the acquisition of the Modesto Station may be consummated in accordance with the terms of the Modesto Station Purchase Agreement;

    (h)  investments permitted under Section 6.2(h);

    (i) investments not otherwise referred to in this Section 6.7 in an aggregate amount not to exceed $50,000,000 during the term of this Agreement, provided that no such investment shall be permitted if at the time of the making thereof a Default has occurred and is continuing or would result from the making of such investment; and

    (j)  investments in Entravision permitted by Section 3.15(a)(ii)(D).

Notwithstanding the foregoing, the License Subsidiaries shall not be permitted, under any circumstances, to make any investments.

    6.8 LIMITATION ON MODIFICATIONS OF DEBT INSTRUMENTS; REPURCHASE OF JUNIOR SUBORDINATED NOTES; PAYMENT OF PROGRAMMING

COSTS UNDER PROGRAM COST SHARING AGREEMENT. (a) The Borrower shall not, and shall not permit any Subsidiary to, amend the subordination provisions of the Subordinated Indebtedness or any guarantee thereof.

    (b) Notwithstanding anything to the contrary contained herein, the Borrower shall not repurchase, or permit PTI Holdings to repurchase, any Junior Subordinated Note if the aggregate purchase price paid for the Junior Subordinated Notes would exceed the accreted value thereof or if any Default has occurred and is continuing, or would result from such repurchase.

    (c) Notwithstanding any other provision in this Section to the contrary, UTG may, with respect to the payment of programming costs due from Univisa or Venevision pursuant to the Program Cost Sharing Agreement, in the absence of any Default, permit the outstanding principal balance of the Sponsor Loans to be reduced in an amount equal to, and in lieu of, such cash payments, in accordance with the terms of the Program Cost Sharing Agreement Waiver.

    6.9 TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or any Subsidiary less than wholly-owned, directly or indirectly, by the Borrower, unless such transaction (i) is otherwise permitted under this Agreement or (ii) is in the ordinary course of the Borrower's or such Subsidiary's business and is upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate or (iii) is pursuant to any Material Agreement.

    6.10 FISCAL YEAR. The Borrower shall not permit the fiscal year of the Borrower or any of its consolidated Subsidiaries to end on a day other than December 31, except with the consent of the Majority Lenders (which consent shall not be unreasonably withheld and which consent may be conditioned upon adjusting the covenants in a manner to give each of the parties hereto substantially the same protection and benefits as were in effect prior to any such change in the fiscal year of the Borrower or any of its consolidated Subsidiaries).

    6.11 RESTRICTIONS AFFECTING SUBSIDIARIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into, or suffer to exist, any agreement (other than this Agreement) with any Person other than the Lenders which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any other Subsidiary, (b) make loans or advances to the Borrower or any other Subsidiary or (c) transfer any of its properties or assets to the Borrower or any other Subsidiary.

    6.12 LEASE OBLIGATIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign or otherwise transfer any of its Properties, rights or assets (whether now owned or hereafter acquired) to any Person and thereafter directly or indirectly lease back the same or similar property.

    6.13 UNFUNDED LIABILITIES. The Borrower shall not permit unfunded liabilities for any and all Plans maintained for or covering employees of the Borrower or any Subsidiary to exceed $5,000,000 at any time.

    6.14 MANAGEMENT FEES. The Borrower shall not, and shall not permit any of its Subsidiaries to, pay any management fees for services rendered other than
(i) management fees to Persons not Affiliates for services rendered and incurred in an arm's length transaction and in the ordinary course of the Borrower's or such Subsidiaries' business, (ii) management fees payable by Subsidiaries of the Borrower to the Borrower or a wholly-owned Subsidiary of the Borrower and (iii) accrued Management Fees to be paid on the Second Closing Date.

    6.15 MATERIAL AGREEMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries or any other Loan Party to, enter into or permit (i) any termination of the Material Agreements (except as such agreements may terminate in accordance with their terms and except for such agreements which cease to be included in the definition of "Material Agreements" upon the occurrence of the Second Closing Date), (ii) any modification or amendment of any provision of any Material Agreement, which modification or amendment would have a Material Adverse Effect, (iii) any modification or amendment of any Sponsor Loan Document, (iv) any modification or amendment of (a) the Program Cost Sharing Agreement (other than the Program Cost Sharing Agreement Waiver) which would change the terms of any payment thereunder, which would be adverse to the Lenders or which would be material or (b) the Program License Agreements which would change the terms of any payment thereunder, which would decrease the availability of programming thereunder, which would be adverse to the Lenders or which would be material or (v)any other modification or amendment of any provision of any Material Agreement (provided, that the Borrower shall give the Managing Agents (who shall, in turn, promptly notify the Lenders), at least 10 days' prior notice of all such proposed modifications and amendments under this clause (v) and if the Majority Lenders do not vote to disapprove such proposed modification or amendments within such 10-day notice period, the Lenders shall be deemed to have approved such proposed modifications or amendments). Further, the Sponsor Loans shall not be converted, under any circumstances, as currently provided in Section 4 of the Televisa Scheduled Loan Note and the Venevision Scheduled Loan Note, each dated as of December 15, 1992 (which are both Sponsor Loan Documents).

    6.16 LIMITATION ON EQUITY OFFERINGS. The Borrower shall not, and shall not permit any of its Subsidiaries to, consummate, agree to consummate, or enter into any underwriting agreement or similar agreement for any Equity Offering of the Capital Stock of the Borrower or any Subsidiary, except for (i) Equity Offerings in which 100% of the Net Proceeds thereof are used for Acquisitions permitted by Section 6.7(g), (ii) Equity Offerings in which 80% of the Net Proceeds thereof are used to make the prepayment required by Section 2.6(d); provided that the Borrower or any Subsidiary may use less than 100% of the Net Proceeds of an Equity Offering for an Acquisition permitted by Section 6.7(g) if 80% of that portion of such Net Proceeds not used for an Acquisition are used to make the prepayment required by Section 2.6(d) and (iii) the issuance or conversion of the Modesto Station Purchase Preferred Stock in accordance with the terms of the Modesto Station Purchase Agreement.

    SECTION 7.  EVENTS OF DEFAULT

    If any of the following events shall occur and be continuing:

    (a) The Borrower shall fail to pay any principal on any Note when due or the Borrower shall fail to pay any interest on any Note within two Business Days after any such interest becomes due in accordance with the terms thereof and hereof or the Borrower shall fail to pay any other amount payable hereunder within five Business Days after any such other amount becomes due; or

    (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

    (c) The Borrower shall default in the observance or performance of any agreement contained in Section 5.2(f), 5.3, 5.4, 5.8, 5.9, 5.10, 5.12, 5.13, or
any provision of Section 6; or

    (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or the other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower and (ii) actual knowledge thereof by a senior officer of such Loan Party or any provision of any Loan Document shall at any time for any reason be declared null and void, or the validity or enforceability of any Loan
Document shall at any time be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority or other Person having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that it has any liability or obligation purported to be created under any Loan Document; or

    (e) Any Guarantee shall cease, for any reason, to be in full force and effect; or

    (f) The Borrower or any other Loan Party shall (i) default in any payment of principal or interest, regardless of the amount, due in respect of any (A) Indebtedness (other than the Notes) issued under an indenture or other agreement, if the original principal amount of Indebtedness covered by such indenture or agreement is $5,000,000 or greater or (B) any Guarantee Obligation with respect to an amount of $5,000,000 or greater, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, whether or not such default has been waived by the holders of such Indebtedness or Guarantee Obligation; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable or such Indebtedness to be required to be defeased or purchased; or

    (g) (i) The Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or
(B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any other Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or there shall be a general assignment for the benefit of creditors; or

    (h) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination) or (v) the Borrower or any Commonly Controlled Entity would reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case regarding clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to subject the Borrower or any other Loan Party to any tax, penalty or other liabilities in the aggregate to exceed $5,000,000; or

    (i) One or more judgments or decrees shall be entered against the Borrower or any other Loan Party involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or in any event five days before the date of any sale pursuant to such judgment or decree or any non-monetary judgment or order shall be entered against the Borrower or any other Loan Party that is reasonably likely to have a Material Adverse
Effect and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment which has not been stayed pending appeal or
(ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

    (j) There shall occur any default in the material observance or material performance of any Material Agreement or any such Material Agreement shall terminate or otherwise no longer be in full force and effect; or

    (k) Any Media License required for the lawful ownership, lease, control, use, operation, management or maintenance of a Primary Station shall be canceled, terminated, rescinded, annulled, revoked, suspended or limited, or amended or otherwise modified in any material adverse respect, or shall fail to be renewed for any reason whatsoever; or any such Media License, the loss of which would have a Material Adverse Effect, shall no longer be in full force and effect; or the grant of any such Media License, the loss of which would have a Material Adverse Effect, shall have been stayed, vacated or reversed, or modified in any material adverse respect, by judicial or administrative proceedings; or

    (l) Any material provision of any Loan Document, after delivery thereof pursuant to the provisions hereof, shall, for any reason other than an act or omission by the Administrative Agent, cease to be valid or enforceable in accordance with its terms and such cessation shall have a Material Adverse Effect, or any security interest created under any Loan Document shall for any reason other than an act or omission by the Administrative Agent, cease to be a valid and perfected first priority (except for any PARI PASSU Liens permitted by Section 6.3(l) and any Lien or security interests permitted under any of the Loan Documents, which have priority by operation of law) security interest or Lien (except as otherwise stated or permitted herein or therein) in any material portion of the Collateral, the Guarantor Collateral or the property purported to be covered thereby; or

    (m)  A Change in Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above, automatically the Commitments to the Borrower and the commitment to issue Letters of Credit shall immediately terminate and the Loans made to the Borrower hereunder (with accrued interest thereon) and all other Obligations shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, take any or all of the following actions: (i) by notice to the Borrower declare the Commitments to the Borrower and the commitment to issue Letters of Credit to be terminated forthwith, whereupon such Commitments and the commitment to issue Letters of Credit shall immediately terminate; and (ii) by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations under this Agreement and the Notes to be due and payable forthwith, whereupon (x) the same shall immediately become due and payable and (y) to the extent any Letters of Credit are then outstanding, the Borrower shall make a Cash Collateral Deposit in an amount equal to the aggregate Letter of Credit Amount. In all cases, with the consent of the Majority Lenders, the Administrative Agent may enforce any or all of the Liens and security interests and other rights and remedies created pursuant to any Loan Document or available at law or in equity. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

    SECTION 8.  THE ADMINISTRATIVE AGENT AND THE MANAGING AGENTS

    8.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints Chase as Administrative Agent and Chase and Paribas as the Managing Agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Chase, as the Administrative Agent, and Chase and Paribas, as the Managing Agents, for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Managing Agents, as the case may be, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Managing Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Managing Agents in such respective capacities.

    8.2 DELEGATION OF DUTIES. The Administrative Agent and the Managing Agents may execute any of their respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Managing Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

    8.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent, the Managing Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary or any Guarantor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Managing Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower, any Subsidiary or any Guarantor to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Managing Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, any Subsidiary or any Guarantor.

    8.4 RELIANCE BY ADMINISTRATIVE AGENT AND MANAGING AGENTS. The Administrative Agent and the Managing Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by any of them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), the Accountants and independent accountants and other experts selected by the Administrative Agent or the Managing Agents. The Administrative Agent and the Managing Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent or the Managing Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or all Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (except those incurred solely as a result of the Administrative Agent's or any Managing Agent's gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Managing Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Majority Lenders or all Lenders, as may be required, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

    8.5 NOTICE OF DEFAULT. Neither the Administrative Agent nor the Managing Agents shall be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Administrative Agent has received notice from a Lender or any Loan Party referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Managing Agents and the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders or all Lenders as appropriate; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders or as the Administrative Agent shall believe necessary to protect the Lenders' interests in the Collateral or the Guarantor Collateral.

    8.6 NON-RELIANCE ON ADMINISTRATIVE AGENT, MANAGING AGENTS AND OTHER
LENDERS. Each Lender expressly acknowledges that none of the Administrative Agent, the Managing Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Managing Agents hereafter taken, including any review of the affairs of the Borrower, any Subsidiary or the Guarantors, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Managing Agents to any Lender. Each Lender represents to the Administrative Agent and the Managing Agents that it has, independently and without reliance upon the Administrative Agent or the Managing Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Subsidiary and the Guarantors and made its own decision to make its Loans, and participate in Letters of Credit, hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the Managing Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, its Subsidiaries and the Guarantors. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Managing Agents hereunder, the Administrative Agent and the Managing Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, any Subsidiary or any Guarantor which may come into the possession of the Administrative Agent or the Managing Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

    8.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent and the Managing Agents in their respective capacities as such (to the extent not reimbursed by or on behalf of the Borrower, the Subsidiaries or the Guarantors and without limiting the obligation of such Persons to do so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, the allocated reasonable cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent or the Managing Agents, in their respective capacities as Administrative Agent and Managing Agents, but not as Lenders hereunder, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Managing Agents under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's or the Managing Agents' gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder and the expiration of the Letters of Credit.

    8.8 ADMINISTRATIVE AGENT AND MANAGING AGENTS IN THEIR INDIVIDUAL
CAPACITIES. The Administrative Agent, each Managing Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, any Subsidiary and the Guarantors as though the Administrative Agent and such Managing Agent were not the Administrative Agent and a Managing Agent, respectively, hereunder and under the other Loan Documents. With respect to the Administrative Agent or any Managing Agent the Loans made or renewed and the Letters of Credit issued or participated in by the Administrative Agent or such Managing Agent, as applicable, and any Note issued to any of the Administrative Agent or the Managing Agents, as the case may be, shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent or a Managing Agent, as the case may be, and the terms "Lender" and "Lenders" shall include the Administrative Agent and the Managing Agents in their individual capacities.

    8.9 SUCCESSOR ADMINISTRATIVE AGENT OR MANAGING AGENTS. The Administrative Agent or any Managing Agent may resign as Administrative Agent or Managing Agent, respectively, upon 30 days' notice to the Lenders and the Lenders having Commitments equal to or more than 51% of the Aggregate Commitment and, at any time Loans or Letters of Credit are outstanding, Lenders with outstanding Loans (or outstanding Letter of Credit participations) having an unpaid principal balance (plus, with respect to Letters of Credit, having participations therein representing available undrawn balances or unreimbursed drawings) equal to more than 51% of all Loans, undrawn balances and unreimbursed drawings outstanding (excluding from such calculation Lenders which have failed or refused to fund a Loan or participate in a Letter of Credit when required to do so) may at any time remove the Administrative Agent or either or both of the Managing Agents. If the Administrative Agent or any Managing Agent shall be removed or shall resign as Administrative Agent or Managing Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor administrative agent or managing agent, as the case may be, for the Lenders, which successor administrative agent or managing agent, as the case may be, shall be approved by the Borrower (which consent shall not be unreasonably withheld or delayed and which shall not be required if an Event of Default under Section 7.1(a) shall have occurred and is continuing), whereupon such successor administrative agent or managing agent, as the case may be, shall succeed to the rights, powers and duties of the Administrative Agent and the Managing Agent and the term "Administrative Agent" or "Managing Agent" shall mean such successor administrative agent or managing agent, as the case may be, effective upon its appointment, and the former

Administrative Agent's or Managing Agent's rights, powers and duties as Administrative Agent or Managing Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Managing Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's or Managing Agent's removal or resignation as Administrative Agent or Managing Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Managing Agent, as the case may be, under this Agreement and the other Loan Documents. Further, if the Administrative Agent or any Managing Agent no longer has any Loans, Letter of Credit participations or Commitments hereunder, the Administrative Agent or such Managing Agent shall immediately resign and shall be replaced, and have the benefits, as set forth in this
Section 8.9. In addition, after the replacement of an Administrative Agent hereunder, the retiring Administrative Agent shall remain a party hereto and shall continue to have all the rights and obligations of an Administrative Agent under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

    8.10 MANAGING AGENTS; CO-AGENTS. Without limiting any provision contained in this Section 8, none of the Lenders identified in this Agreement as a "Managing Agent" or a "Co-Agent" shall have, except as and to the limited extent expressly provided herein, any obligation, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

    SECTION 9.  MISCELLANEOUS

    9.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the prior written consent of the Majority Lenders and the Borrower (and, in the case of any Loan Document other than this Agreement, the relevant Loan Party), the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purposes of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Lenders, the Borrower or any other Loan Party hereunder or thereunder or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) (a) reduce the amount or extend the maturity of any Note or any installment due thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee, indemnity or reimbursement payable to any Lender hereunder, or change the amount or maturity of any Lender's Commitment, or amend, modify or waive any provision of Section 2.5 or 2.6(f), in each case without the written consent of the Lender affected thereby; or (b) amend, modify or waive any provision of this
Section 9.1 or reduce the percentage specified in or otherwise modify the definition of Majority Lenders, or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents (except as permitted under Section 6.4); or (c) release any Loan Party from any liability under its respective Loan
Documents; or (d) release any material portion of the Collateral or any material portion of the Guarantor Collateral, except for any Asset
Disposition or release of Lien permitted by this Agreement or any other Loan Document; or (e) amend, modify or waive, directly or indirectly, any of the provisions of Section 2.1(i), 2.2(f), 2.3(g), or 2.12; or (f) amend, modify or waive, directly or indirectly, any provision of this Agreement requiring the consent or approval or notification of all Lenders; or (g) amend, modify or waive, directly or indirectly, any of the provisions of Sections 1, 2 or 3 of the Guaranties, in each case set forth in clauses (i)(b) through (i)(g) above without the written consent of all the Lenders; or (ii) amend, modify or waive any provision of Section 4.4 with respect to the making of a Revolving Loan, or reduce the percentage specified in, or otherwise modify the definition of, Majority Revolving Loan Lenders, without the written consent of the Majority Revolving Loan Lenders; or (iii) amend, modify or waive any provision of Section 4.3 or 4.4 with respect to the making of an Incremental Loan, or reduce the percentage specified in, or otherwise modify the determination of, Majority Incremental Loan Lenders, without the written consent of the Majority Incremental Loan Lenders; or (iv) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent and the then Managing Agents, or any provision affecting the rights and duties of the Administrative Agent as the issuer of Letters of Credit without the consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Administrative Agent, the Managing Agents and all future holders of the Notes. In the case of any waiver, the Borrower, the other Loan Parties or the Lenders, the Managing Agents and the Administrative Agent, shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

    9.2 NOTICES. All notices, requests and demands or other communications to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed as follows in the case of the Borrower, the Managing Agents and the Administrative Agent, and as set forth in Schedule 3, or in the Assignment and Acceptance pursuant to which a Person becomes a party hereto, in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

    The Borrower:            Univision Communications Inc.
                             c/o Chartwell Partners
                             1999 Avenue of the Stars
                             Suite 3050
                             Los Angeles, California 90067
                             Attention:  Robert V. Cahill
                             Telecopy:   (310) 556-3568

                             with a copy to:
                             Univision Network
                             605 Third Avenue
                             New York, New York 10058
                             Attention:  Andrew W. Hobson

    Chase, as                The Chase Manhattan Bank
    Administrative Agent     1 Chase Manhattan Plaza
    and a Managing Agent:    4th Floor
                             New York, New York 10081
                             Attention:  Stephen P. Mumblow
                             Telecopy:   (212) 552-4905

                             with a copy to:
                             Agent Bank Services Group
                             140 East 45th Street, 29th Floor
                             New York, New York 10017
                             Attention:  Janet Belden
                             Telecopy:  (212) 622-0002

    Paribas, as              Banque Paribas
    a Managing Agent:        101 California Street, Suite 3150
                             San Francisco, California  94111
                             Attention:  Linda L. Aleshire
                             Telecopy:   (415) 398-4240
provided that any notice, request or demand to or upon the Administrative Agent, the Managing Agents or the Lenders pursuant to Section 2.1, 2.2, 2.4, 2.5, 2.7,
2.11 and 2.14 or any notice to the Borrower pursuant to Section 7 shall not be effective until received.

    9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Managing Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

    9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes (but shall not be deemed to be restated unless otherwise expressly provided for).

    9.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Managing Agents for all their reasonable costs and out-of-pocket expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Managing Agents, (b) after the occurrence and during the continuance of a Default, to pay or reimburse each Managing Agent, each Co-Agent, the Administrative Agent and each Lender, for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceeding, including, without limitation, reasonable legal fees and disbursements of counsel to the Administrative Agent, the Managing Agents, the Co-Agents and each Lender and the allocated reasonable cost of internal counsel to the Managing Agents, the Administrative Agent, the Co-Agents and each Lender,
(c) to pay, and indemnify and hold harmless each Lender, each Managing Agent and the Administrative Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents and (d) to pay, and indemnify and hold harmless each Lender, each Managing Agent and the Administrative Agent from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, the allocated reasonable cost of internal counsel and the reasonable legal fees and disbursements of outside counsel to the Lenders, the Managing Agents and the Administrative Agent), expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents, the IPO or the use of the proceeds of the Loans or the Letters of Credit and any such other documents (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent, any Managing Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative
Agent, such Managing Agent, such Co-Agent or such Lender or their agents or attorneys-in-fact, (ii) legal proceedings commenced against the Administrative Agent, any Managing Agent or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced against any Lender, the Administrative Agent or any Managing Agent by any other Managing Agent or Lender or the Administrative
Agent with respect to fee arrangements and other payment obligations between the Administrative Agent, the Managing Agents and the Lenders. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder. The Administrative Agent, the Managing Agents and the Lenders agree to provide reasonable details and supporting information concerning any costs and expenses required to be paid by the Borrower pursuant to the terms hereof.

    9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING LENDERS; ADDITIONAL INCREMENTAL LENDERS.

    (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Managing Agents, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender except as permitted pursuant to Section 6.4.

    (b) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Letter of Credit participated in by such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting the extension of the maturity of any portion of the principal amount of a Loan or Commitment, the expiration of a Letter of Credit or any portion of interest or fees related thereto allocated to such participation or a reduction of the principal amount or principal payment amount of or the rate of interest payable on the Loans or any fees related thereto or reduction of the amount to be reimbursed under any Letter of Credit, or a release of any Loan Party or any substantial portion of the Collateral or any increase in participation amounts. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note and the participant in any such Letter of Credit for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Managing Agents and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 9.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12, 2.14, 2.15, 2.16 and 9.5 with respect to its participation in the Commitments and the Loans and the Letters of Credit outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor

Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

    (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any of its Affiliates or to any Lender, any Affiliate thereof or to one or more additional lenders or financial institutions, which additional lenders shall be subject to the consent of the Borrower, such consent not to be unreasonably withheld and not to be required if a Default has occurred and is continuing ("PURCHASING LENDERS") all or any part of its rights and obligations under this Agreement, the Notes and the other Loan Documents pursuant to an Assignment and Acceptance substantially in the form of Exhibit D, executed by such Purchasing Lender and such transferor Lender and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined in (d) below), provided, that any such sale must result in the Purchasing Lender having at least $5,000,000 in aggregate amount of obligations under this Agreement, the Notes and the other Loan Documents. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of such assigned portion and as provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Loan Documents. On or prior to the transfer effective date determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance (or, with regard to the transfer of Incremental Loans, the portion of such Loans transferred), and if the transferor Lender has retained a Commitment hereunder (or Incremental Loans hereunder), new Notes to the order of the transferor Lender in an amount equal to the Commitments (or such

Incremental Loans) retained by it hereunder. Such new Notes shall be dated the Closing Date (or, with respect to Incremental Loans, the original issuance date thereof) and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "canceled."

    (d) At the request of the Borrower, one or more additional lenders or financial institutions approved by the Managing Agents, such approval not to the unreasonably withheld ("ADDITIONAL INCREMENTAL LENDERS") shall become Incremental Lenders hereunder pursuant to a Joining Lender Agreement substantially in the form of Exhibit E, executed by such Additional Incremental Lender and the Borrower and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined in (e) below), provided, that (i) any such Additional Incremental Lender must have an Incremental Loan Commitment of at least $5,000,000, and (ii) such Additional Incremental Lender's Incremental Loan Commitment will not cause the Maximum Incremental Loan Facility to be exceeded. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Joining Lender Agreement, the Additional Incremental Lender thereunder shall be a party hereto and shall have the rights and obligations of an Incremental Loan Lender hereunder with an Incremental Loan Commitment as set forth therein. Such Joining Lender Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Additional Incremental Lender and the resulting adjustment of Incremental Loan Commitment Percentages. On or prior to the effective date determined pursuant to such Joining Lender Agreement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent an Incremental Loan Note to the order of such Additional Incremental Lender in an amount equal to the Incremental Loan Commitment of such Lender as set forth in the Joining Lender Agreement. Such Incremental Loan Note shall be dated the issuance date thereof.

    (e)  The Administrative Agent shall maintain at its address referred to in
Section 9.2 a copy of each Assignment and Acceptance and each Joining Lender Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, and, if applicable, the Letters of Credit participated in by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Managing Agents and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans and the participant in the Letters of Credit, if applicable, recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

    (f) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) or a Joining Lender Agreement executed by an Additional Incremental Lender and the Borrower, together with payment to the Administrative Agent (except in the case of a Lender assigning to its Affiliate) of a registration and processing fee of $2,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance or Joining Lender Agreement, as the case may be, and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

    (g) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Subsidiaries and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries and its Affiliates prior to becoming a party to this Agreement; provided that such Transferee or prospective Transferee agrees to maintain the confidentiality of such information in accordance with the provisions of
Section 9.18.

    (h) If, pursuant to this Section, any interest in this Agreement, any Letter of Credit or any Note is transferred to any Transferee, or a Joining Lender Agreement is executed by any Additional Incremental Lender which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, or the Borrower shall cause such Additional Incremental Lender, concurrently with the effectiveness of such transfer or Joining Lender Agreement, (i) to represent to the transferor Lender or the Administrative Agent (as applicable) (for the benefit of the transferor Lender, the Administrative Agent, the Managing Agents and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Managing Agents, the Borrower, if applicable, or the transferor Lender with respect to any payments to be made to such Transferee or Additional Incremental Lender in respect of the Loans or, if applicable, the Letters of Credit, (ii) to furnish to the transferor Lender or the Administrative Agent (as applicable) (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the

Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee or Additional Incremental Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, if applicable, the Administrative Agent, the Managing Agents and the Borrower) to provide the transferor Lender or the Administrative Agent (as applicable) (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee or Additional Incremental Lender, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

    (i) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under its Note, or, if applicable, its participation in any Letter of Credit, to any Federal Reserve Bank in accordance with applicable law.

    9.7 ADJUSTMENTS; SET-OFF.

    (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans, its participations in Letters of Credit, or interest thereon, or fees, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, its participations in Letters of Credit, or interest thereon, or fees, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, participations in Letters of Credit, or fees, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan or its participations in Letters of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

    (b) In addition to any rights and remedies of the Lenders provided by law, with the prior consent of the Majority Lenders, each Lender shall have the right, exercisable upon the occurrence and during the continuance of an Event of Default and acceleration of the Obligations pursuant to Section 7, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set-off and appropriate and apply against any such Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof or bank controlling such Lender to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

    9.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

    9.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    9.10 INTEGRATION. This Agreement represents the entire agreement of the Borrower, the Administrative Agent, the Managing Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Managing Agents or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

    9.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

    9.12 SUBMISSION TO JURISDICTION; WAIVERS; APPOINTMENT OF PROCESS AGENT.
(a) The Borrower to the extent permitted by applicable law, hereby irrevocably and unconditionally:

         (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the States of California and New York, the courts of the United States of America for the Central District of California and the Southern District of New York, and appellate courts from any thereof;

       (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding in any such court was brought in an inconvenient court and agrees not to plead or claim the same; and

      (iii) agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law or shall limit the right to sue in any other jurisdiction.

    9.13 ACKNOWLEDGEMENTS.  The Borrower hereby acknowledges that:

    (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

    (b) neither the Administrative Agent, any Managing Agent nor any Lender has any fiduciary relationship to the Borrower solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan Documents between the Administrative Agent, the Managing Agents and the Lenders, on one hand, and the Borrower on the other hand, is solely that of creditor and debtor; and

    (c) no joint venture exists among the Lenders or among the Borrower and the Lenders.

    9.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE MANAGING AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

    9.15 HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

    9.16 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

    9.17 COPIES OF CERTIFICATES, ETC. Whenever the Borrower is required to deliver notices, certificates, opinions, statements or other information hereunder to the Administrative Agent or to the Managing Agents for delivery to any Lender, it shall do so in such number of copies as the Administrative Agent or the Managing Agents shall reasonably specify (provided, that if, for any reason, the Administrative Agent or the Managing Agents do not deliver such notices, certificates, opinions, statements or other information to any Lender, the Borrower shall deliver such items to such Lender upon the request of such Lender). Whenever the Administrative Agent or the Managing Agents receives from any Loan Party notices, certificates, opinions, statements or other information hereunder or under any other Loan Document for delivery to the Lenders, the Administrative Agent or the Managing Agents shall promptly deliver such items to each Lender, unless the Borrower is required by the terms hereof to deliver such items to such Lender itself.

    9.18 CONFIDENTIALITY. The Lenders shall take normal and reasonable precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by any Loan Party but may, in any event, make disclosures
(i) reasonably required by any bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any of the Commitments or Loans or participations therein or participations in Letters of Credit or (ii) as required or requested by any governmental agency or representative thereof or as required pursuant to legal process or (iii) to its attorneys and accountants or (iv) as required by law or (v) in connection with litigation involving any Lender; provided that (a) such transferee, assignee or participant agrees to comply with the provisions of this Section 9.18 unless specifically prohibited by applicable law or court order, (b) each Lender shall use its best efforts to notify the Borrower of any requirement or request by any governmental agency or representative thereof (other than any such request in connection with an examination of such Lender by such governmental agency) and any requirement pursuant to legal process of or for disclosure of such information (other than in connection with litigation between any Loan Party and any Lender) and (c) in no event shall any Lender be obligated or required to return any materials furnished by the Borrower and its Subsidiaries.

    9.19 PUBLICITY. The Managing Agents shall have the right to review and approve (such approval not to be unreasonably withheld or delayed), in advance, any public announcements (in any form) and any filings describing or quoting from the credit arrangements reflected in this Agreement and the other Loan Documents, provided, however, that the Borrower (i) shall be permitted to file copies of any Loan Document with the SEC, the FCC or any other governmental agency as required by law and (ii) shall also be permitted to disclose information concerning the Loan Documents if the Borrower's attorneys reasonably believe that such disclosure is required by law.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles, California by their proper and duly authorized officers as of the day and year first above written.


                             UNIVISION COMMUNICATIONS INC.


                             By /s/ Robert V. Cahill
                               -------------------------
                               Name:  Robert V. Cahill
                               Title: Vice President



                             THE CHASE MANHATTAN BANK,
                               as Administrative Agent, as
                               a Managing Agent and as a Lender


                             By /s/ Marian N. Schulman
                               -------------------------
                               Name:  Marian N. Schulman
                               Title: Attorney-in-fact


                             BANQUE PARIBAS, as a Managing Agent
                               and as a Lender


                             By /s/ Lee S. Buckner
                               -------------------------
                               Name: Lee S. Buckner
                               Title: Group Vice President


                             By /s/ Linda L. Aleshire
                               -------------------------
                               Name: Linda L. Aleshire
                               Title: Vice President



                             THE BANK OF NEW YORK, as a
                               Co-Agent and as a Lender


                             By /s/ Brendan T. Nedzi
                               -------------------------
                               Name: Brendan T. Nedzi
                               Title: Vice President

                              NATIONSBANK OF TEXAS, N.A.,
                              as a Co-Agent and as a Lender


                              By /s/ [illegible]
                                _________________________
                                Name: [illegible]
                                Title: SVP



                              ABN AMRO BANK N.V.,
                              as a Lender


                              By_________________________
                                Name:
                                Title:



                              BANK OF AMERICA ILLINOIS,
                              as a Lender


                              By /s/ Amy S. Trapp
                                _________________________
                                Name:  Amy S. Trapp
                                Title: Vice President



                              THE FIRST NATIONAL BANK OF BOSTON,
                              as a Lender


                              By /s/ Robert F. Milford
                                _________________________
                                Name: Robert F. Milford
                                Title: Managing Director



                              BANK OF HAWAII,
                              as a Lender


                              By /s/ J. Bryan Scearce
                                _________________________
                                Name: J. Bryan Scearce
                                Title: Vice President

                              ABN AMRO North America Inc.
                              as agent for ABN AMRO BANK N.V.


                              By /s/ Richard Lavina
                                 _________________________
                                 Name:  Richard Lavina
                                 Title: Group Vice President


                              By /s/ Deborah Day Orozco
                                 _________________________
                              Name:  Deborah Day Orozco
                              Title: Vice President

                              BANK OF IRELAND,
                              as a Lender


                              By /s/ Roger M. Burns
                                _________________________
                              Name:  Roger M. Burns
                              Title: Vice President



                              BANK OF MONTREAL,
                              as a Lender


                              By /s/ Yvonne Bos
                                _________________________
                              Name: Yvonne Bos
                              Title: Senior Vice President



                              BANK OF NOVA SCOTIA,
                              as a Lender


                               By /s/ [illegible]
                                ---------------------------
                                Name: [illegible]
                                Title: Authorized Signatory



                              BANQUE FRANCAISE DU COMMERCE EXTERIEUR
                              as a Lender



                              By /s/ Peter Karl Harris
                                ---------------------------
                                Name:  PETER KARL HARRIS
                                Title: VICE PRESIDENT


                              By /s/ Jean Y. Richard
                                ---------------------------
                                Name:  JEAN Y. RICHARD
                                Title: SVP - DEPUTY GENERAL MANAGER - USA

                              BANQUE NATIONALE DE PARIS,
                              as a Lender


                              By /s/ Katherine Wolfe
                                ___________________________
                                Name:  Katherine Wolfe
                                Title: Vice President


                              By /s/ Charles H. Day
                                ___________________________
                                Name:  Charles H. Day
                                Title: Assistant Vice President



                              CIBC, INC.,
                              as a Lender


                              By /s/ [illegible]
                                _______________________________
                                Name: [illegible]
                                Title: Director, CIBC Wood Gundy
                                       Securities Corp., as agent



                              CORESTATES BANK, N.A.


                              By /s/ [illegible]
                                __________________________
                                Name:  [illegible]
                                Title: Vice President



                              CAISSE NATIONALE DE CREDIT AGRICOLE,
                              as a Lender


                              By /s/ John McCloskey
                                ___________________________
                                Name: John McCloskey
                                Title: Vice President



                              CREDIT LYONNAIS


                              By /s/ Mark D. Thorsheim
                                ___________________________
                                Name: Mark D. Thorsheim
                                Title: Vice President

                              THE DAI-ICHI KANGYO BANK, LTD.


                              By /s/ Seiji Imai
                                _________________________
                                Name: Seiji Imai
                                Title: Vice President



                              FIRST HAWAIIAN BANK


                              By /s/ Kathryn A. Plumb
                                _________________________
                                Name: Kathryn A. Plumb
                                Title: Vice President



                              FIRST UNION NATIONAL BANK OF
                                NORTH CAROLINA


                              By /s/ Mark M. Harden
                                _________________________
                                Name: Mark M. Harden
                                Title: Vice President



                              FLEET BANK, N.A.
                              as a Lender


                              By /s/ Garrat Komjathy
                                _________________________
                                Name: Garrat Komjathy
                                Title: Vice President



                              THE FUJI BANK, LIMITED,
                              as a Lender


                              By /s/ Teui Teramoto
                                _________________________
                                Name: Teui Teramoto
                                Title: Vice President & Manager

                              THE INDUSTRIAL BANK OF JAPAN,
                                LIMITED, LOS ANGELES AGENCY,
                              as a Lender


                              By /s/ Takihida Akiyama
                                _________________________
                                Name:  Takihida Akiyama
                                Title: Joint General Manager



                              LTCB TRUST COMPANY, as a Lender


                              By /s/ Mr. Satoru Otsubo
                                _________________________
                                Name:  Mr. Satoru Otsubo
                                Title: Executive Vice President



                              MELLON BANK, N.A.,
                              as a Lender


                              By /s/ John T. Krunefuss
                                _________________________
                                Name:  John T. Krunefuss
                                Title: AVP



                              THE NIPPON CREDIT BANK, LTD.,
                              as a Lender


                              By /s/ David C. Carrington
                                _________________________
                                Name: David C. Carrington
                                Title: Vice President and Manager



                              PNC BANK, NATIONAL ASSOCIATION, as a
                              Lender


                              By /s/ Tom Partridge
                                _________________________
                                Name: Tom Partridge
                                Title: Assistant Vice President

                                            ROYAL BANK OF CANADA,
                                            as a Lender


                                            By /s/ Eduardo Salazar
                                              _________________________
                                              Name: Eduardo Salazar
                                              Title: Senior Manager



                                            THE SANWA BANK, LIMITED,
                                            as a Lender


                                            By /s/ Paul Uudicke
                                              _________________________
                                              Name: Paul Uudicke
                                              Title: Assistant Vice President



                                            SOCIETE GENERALE,
                                            as a Lender


                                            By /s/ Mark Vigil
                                              _________________________
                                              Name:  MARK VIGIL
                                              Title: VICE PRESIDENT



TCW Asset Management Company
as Attorney-in-Fact for                     THE SUMITOMO BANK, LTD.,
United Companies Life Insurance Company     as a Lender


By /s/ Justin L. Driscoll                   By
   _______________________                    _________________________
   Justin L. Driscoll                         Name:
   Vice President                             Title:



TCW Asset Management Company                Crescent/MACH I Partners, L.P.,
as Attorney-in-Fact for                     by: TCW Asset Management Company
Integon Life Insurance Corporation          Its Investment Manager

By /s/ Justin L. Driscoll                  By  /s/ Justin L. Driscoll
   _______________________                     _________________________
    Justin L. Driscoll                          Justin L. Driscoll
    Vice President                              Vice President

                              THE SUMITOMO BANK, LTD.,
                              as a Lender


                              By_________________________
                                Name:
                                Title:



                              TRUST COMPANY BANK,
                              as a Lender


                              By_________________________
                                Name:
                                Title:

                              ROYAL BANK OF CANADA,
                              as a Lender


                              By_________________________
                                Name:
                                Title:



                              THE SANWA BANK, LIMITED,
                              as a Lender


                              By_________________________
                                Name:
                                Title:



                              SOCIETE GENERALE,
                              as a Lender


                              By_________________________
                                Name:
                                Title:



                              THE SUMITOMO BANK, LTD.,
                              as a Lender


                              By /s/ [illegible]
                                _________________________
                                Name: [illegible]
                                Title: GENERAL MANAGER



                              TRUST COMPANY BANK,
                              as a Lender


                              By_________________________
                                Name:
                                Title:

                                            ROYAL BANK OF CANADA,
                                            as a Lender


                                            By_________________________
                                              Name:
                                              Title:



                                            THE SANWA BANK, LIMITED,
                                            as a Lender


                                            By_________________________
                                              Name:
                                              Title:



                                            SOCIETE GENERALE,
                                            as a Lender


                                            By_________________________
                                              Name:
                                              Title:

                                            UNION BANK OF CALIFORNIA, N.A.,
                                            as a Lender


                                            By /s/ Bill D. Gooch
                                              ________________________________
                                              Name:  BILL D. GOOCH
                                              Title: VICE PRESIDENT

                                                          EXHIBIT A
                                                          TO CREDIT
                                                          AGREEMENT


                          FORM OF REVOLVING NOTE

                                                       Los Angeles, California
                                                         ________________, 1996

$____________


        FOR VALUE RECEIVED, the undersigned, UNIVISION COMMUNICATIONS INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _______________________________ (the "Lender"), in lawful money of the United States and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the undersigned pursuant to Sections 2.1 and/or 2.4(c) of the Credit Agreement (as hereinafter defined), on the Revolving Loan Commitment Expiration Date (as defined in the Credit Agreement) and on such other dates as are required under the Credit Agreement. Such payment shall be made for the account of the Lender at the office of The Chase Manhattan Bank located at 1 Chase Manhattan Plaza, New York, New York 10081 or at such other office as the holder of this Revolving Note may notify the undersigned and as agreed to by The Chase Manhattan Bank. The undersigned further agrees to pay interest in like money at such office or such other office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum and on the dates specified in Sections 2.9 and 2.10 of the Credit Agreement until paid in full (both before and after judgment to the extent permitted by law).

        This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement dated as of September 26, 1996 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the undersigned and the Lender, the other Lenders parties thereto, The Chase Manhattan Bank and Banque Paribas, as Managing Agents, and The Chase Manhattan Bank, as Administrative Agent, is entitled to the benefits thereof and of the other Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein which are defined in the Credit Agreement shall have such meanings unless otherwise defined herein or unless the context otherwise requires.

        Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

        THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

                                                  UNIVISION COMMUNICATIONS INC.



                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                                              EXHIBIT B
                                                              TO CREDIT
                                                              AGREEMENT

                              FORM OF TERM NOTE

                                                         Los Angeles, California
$__________________                                           ____________, 1996


        FOR VALUE RECEIVED, the undersigned, UNIVISION COMMUNICATIONS INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________________________ (the "Lender"), in lawful money of the United States and in immediately available funds, the aggregate unpaid principal amount of the Term Loans made by the Lender to the undersigned pursuant to Section 2.2 of the Credit Agreement (as hereinafter defined), in installments and in amounts in accordance with, and subject to, the provisions of Section 2.2(d) of the Credit Agreement. Such payment shall be made for the account of the Lender at the office of The Chase Manhattan Bank located at 1 Chase Manhattan Plaza, New York, New York 10081 or at such other office as the holder of this Term Note may notify the undersigned and as agreed to by The Chase Manhattan Bank. The undersigned further agrees to pay interest in like money at such office or such other office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum and on the dates specified in Sections 2.9 and 2.10 of the Credit Agreement until paid in full (both before and after judgment to the extent permitted by law).

        This Term Note is one of the Term Notes referred to in the Credit Agreement dated as of September 26, 1996 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the undersigned, the Lender, the other Lenders parties thereto, The Chase Manhattan Bank and Banque Paribas, as Managing Agents and The Chase Manhattan Bank, as Administrative Agent, is entitled to the benefits thereof and of the other Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein which are defined in the Credit Agreement shall have such meanings unless otherwise defined herein or unless the context otherwise requires.

        Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

        THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

                                                  UNIVISION COMMUNICATIONS INC.



                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                                                 EXHIBIT C
                                                                 TO CREDIT
                                                                 AGREEMENT


                            FORM OF INCREMENTAL NOTE



                                                   ____________, California
$__________________                                      ____________, 1996



        FOR VALUE RECEIVED, the undersigned, UNIVISION COMMUNICATIONS INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________________________ (the "Lender"), in lawful money of the United States and in immediately available funds, the aggregate unpaid principal amount of Incremental Loans made by the Lender to the undersigned pursuant to Section 2.3 of the Credit Agreement (as hereinafter defined), in installments and in amounts in accordance with, and subject to, the provisions of Section 2.3(d) of the Credit Agreement. Such payment shall be made for the account of the Lender at the office of The Chase Manhattan Bank located at 1 Chase Manhattan Plaza, New York, New York 10081 or at such other office as the holder of this Incremental Note may notify the undersigned and as agreed to by The Chase Manhattan Bank. The undersigned further agrees to pay interest in like money at such office or such other office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum and on the dates specified in Sections 2.9 and 2.10 of the Credit Agreement until paid in full (both before and after judgment to the extent permitted by law).

        This Incremental Note is one of the Incremental Notes referred to in the Credit Agreement dated as of September 26, 1996 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the undersigned, the Lender, the other Lenders parties thereto, The Chase Manhattan Bank and Banque Paribas, as Managing Agents and The Chase Manhattan Bank, as Administrative Agent, is entitled to the benefits thereof and of the other Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein which are defined in the Credit Agreement shall have such meanings unless otherwise defined herein or unless the context otherwise requires.

        Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Incremental Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

        THIS INCREMENTAL NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

                                               UNIVISION COMMUNICATIONS INC.



                                               By:_____________________________
                                               Name:___________________________
                                               Title:__________________________

                                                                       EXHIBIT D
                                                                       TO CREDIT
                                                                       AGREEMENT


                           ASSIGNMENT AND ACCEPTANCE

                          Date:  _____________________




        Reference is made to that certain Credit Agreement dated as of September 26, 1996 (as it may be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), by and among UNIVISION COMMUNICATIONS INC., a Delaware corporation (the "BORROWER"), the Lenders (as defined in the Credit Agreement), THE CHASE MANHATTAN BANK, a New York banking corporation, as a managing agent and BANQUE PARIBAS, a French banking corporation, as a managing agent (collectively, the "MANAGING AGENTS") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (the "AGENT"). Terms defined and the rules of interpretation contained in the Credit Agreement have the same meanings and application herein.

        _________________ (the "ASSIGNOR") is a Lender under the Credit Agreement and agrees with _________________________ (the "ASSIGNEE") as follows:

        I. As of the Effective Date (as defined below), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, [a _____% interest in and to] all of the Assignor's rights and obligations under the Credit Agreement and the other
Loan Documents (which assignment will result in the Assignee having (i) a Term Loan Commitment Percentage of ___% and a Revolving Loan Commitment Percentage of ___% [and an Incremental Loan Commitment Percentage of ___%(1)] and (ii) a Term Loan Commitment of $_____________ and a Revolving Loan Commitment of $_____________ [and an Incremental Loan Commitment of
$_________ (2)]) in respect of (a) the Assignor's Commitments as in effect on the Effective Date (as set forth in the Schedule attached hereto and without giving effect to other assignments thereof which have become or will be effective as of the Effective Date), (b) the Loans owing to the Assignor on the Effective Date (as set forth in the Schedule attached hereto and without giving effect to other assignment s thereof which

------------------------------
(1) Delete as inapplicable.
(2) Delete as inapplicable.

have become or will be effective as of the Effective Date), (c) the Assignor's participat ions in Letters of Credit (as set forth in the Schedule attached hereto and without giving effect to other assignment s thereof which have become or will be effective as of the Effective Date) and (d) all amounts payable to the Assignor under the Loan Documents, including the Assignor's Notes. The Assignee hereby appoints and authorizes the Agent and the Managing Agents, as applicable, to exercise such powers as are delegated to the Agent and the Managing Agents, respectively, by Section 8 of the Credit Agreement and by the other Loan Documents.

        2. The Assignor (i) represents and warrants that as of the Effective Date its Commitments, Commitment Percentages, participations in Letters of Credit and Loans (without giving effect to other assignments thereof which have become or will be effective as of the Effective Date or any funding or repayment on the Effective Date) are as set forth in the Schedule attached hereto; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) represents and warrants that it has full power and authority and has taken all action necessary to execute and deliver this Assignment and any and all other documents required or permitted to be executed or delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment, and no governmental authorizations or other authorizations are required in connection therewith;
(iv) represents and warrants that this Assignment constitutes the legal, valid and binding obligation of the Assignor; (v) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; and (vi) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Guarantor or any other Loan Party, or the performance or observance by the Borrower, any Guarantor or any other Loan Party, as the case may be, of any of their obligations under the Loan Documents or any other instrument or document furnished thereto.

        3. The Assignee (i) confirms that it has received copies of such of the Loan Documents and other documents delivered pursuant to Section 4 of the Credit Agreement as it has requested, together with a copy of the most recent financial statements of the Borrower received by the Agent pursuant to
Section 5.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender;
(iv) specifies as its Applicable Lending Offices the offices set forth beneath its name on the signature pages hereof; [(3)(v) represents and warrants, for the benefit of the Assignor, the Agent, the Managing Agents and the Borrower, that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Managing Agents, the Borrower or the Assignor with respect to any payments to be made to Assignee with respect to the Loans; (vi) attaches either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service From 1001 certifying as to the Assignee's entitlement to claim complete exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement (and the Notes held by it); (vii) agrees, for the benefit of the Assignor, the Agent, the Managing Agents and the Borrower, that it will provide to the Assignor (and, in the event the Assignee becomes a Lender registered in the Register, the Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by Assignee, and that it will comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption;] (viii) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment, and any and all other documents required or permitted to be executed or delivered by it in connection with this Assignment and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment, and no governmental authorizations or other authorizations are required in connection therewith; and (ix) represents and warrants that this Assignment constitutes the legal, valid and binding obligation of the Assignee.

        4. The effective date for this Assignment shall be _________________ (the "EFFECTIVE DATE"). Following the execution of this Assignment, it will be delivered to the Agent for acceptance and recording by the Agent and, if applicable, for acceptance by the Borrower.

--------------------
 (3) Bracketed provisions to be included if Assignee is organized under the laws of any jurisdiction other than the United States or any state thereof.

        5.      Upon such acceptance and recording, as of the Effective Date,
(i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

        6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents for periods prior to the Effective Date, as the case may be, directly between themselves.

        7. Concurrently with the execution of this Assignment, the Assignor shall execute two counterpart original Requests for Registration, in the form of Exhibit A to this Assignment, to be forwarded to Agent. The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment, and the Assignor specifically agrees to cause the delivery of (i) two original counterparts of this Assignment and (ii) the Requests for Registration, to the Agent for the purpose of registration of the Assignee as a "Lender" pursuant to Section 9.6 of the Credit Agreement.

        8. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

                                              ________________________________,
                                              as Assignor

                                              By: ____________________________
                                              Name: __________________________
                                              Title: _________________________

                                              ________________________________,
                                              as Assignee


                                              By: ____________________________
                                              Name:___________________________
                                              Title: _________________________


                                              APPLICABLE LENDING OFFICES:

                                              LIBOR LOANS
                                              Address:

                                              ________________________________
                                              ________________________________
                                              ________________________________


                                              ALTERNATE BASE RATE LOANS
                                              Address:

                                              ________________________________
                                              ________________________________
                                              ________________________________


                                              ADDRESS FOR NOTICES:

                                              ________________________________
                                              ________________________________
                                              ________________________________

                                              Telephone No.:  ________________
                                              Telecopier No.: ________________
                                              Attention: _____________________

[Consented to as of the _____
day of ____________, ____.


UNIVISION COMMUNICATIONS INC.


By: _______________________
Name: _____________________
Title: ____________________(4)]















--------------------------
(4)  To be included if required by Section 9.6(c).

                                      SCHEDULE



ASSIGNOR'S COMMITMENTS

Term Loan Commitment                                        $_______________
Revolving Loan Commitment                                   $_______________
[Incremental Loan Commitment                                $_______________](5)



ASSIGNOR'S COMMITMENT PERCENTAGES

Term Loan Commitment Percentage                                       _____%
Revolving Loan Commitment Percentage                                  _____%
[Incremental Loan Commitment Percentage                               _____%](6)


ASSIGNOR'S LOANS

Term Loans                                                 $_______________
Revolving Loans                                            $_______________
[Incremental Loans                                         $_______________](7)


Assignor's Participations in
  Letters of Credit                                        $_______________



--------------------------
(5) Delete as inapplicable.

(6) Delete as inapplicable.

(7) Delete as inapplicable.

                                                                   EXHIBIT A TO
                                                       ASSIGNMENT AND ACCEPTANCE

                                  REQUEST FOR REGISTRATION

TO:  THE CHASE MANHATTAN BANK, as Agent

     THIS REQUEST FOR REGISTRATION is made as of the date of the enclosed Assignment and Acceptance with reference to that certain Credit Agreement, dated as of September 26, 1996, among the Lenders (as defined therein), The Chase Manhattan Bank, as a managing agent, Banque Paribas, as a managing agent, The Chase Manhattan Bank, as administrative agent (the "AGENT"), and Univision Communications Inc., a Delaware corporation (as amended from time to time, the "CREDIT AGREEMENT"). Terms defined and the rules of interpretation contained in the Credit Agreement have the same meanings and application herein.

     The Assignor and Assignee described below hereby request that Agent register the Assignee as a Lender pursuant to Section 9.6 of the Credit Agreement effective as of the Effective Date described in the enclosed Assignment and Acceptance and, in connection with this request, certify to Agent that the enclosed Assignment and Acceptance sets forth the correct Commitments and Commitment Percentages of the Assignee.

     Enclosed with this Request are (i) the registering and processing fee of $2,500 payable to the Agent pursuant to Section 9.6 of the Credit Agreement,
(ii) two counterpart originals of the Assignment and Acceptance and (iii) the original [Term Note, Revolving Note [and Incremental Note(8)]] of Borrower in favor of the Assignor in the principal amounts of $__________ and $__________ [and $__________], respectively. The Assignor and Assignee hereby jointly request that Agent cause Borrower to issue, pursuant to Section 9.6(c) of the Credit Agreement, (i) a replacement [Term Note, Revolving Note [and Incremental Note(10)]], dated as of the same date as the original notes being replaced, in favor of Assignor in the principal amounts of the balance of its Commitments (after giving effect to the Assignment) of [$____________, $___________, [and $____________],] respectively, and (ii) a new [Term Note, Revolving Note [and Incremental Note(10)]], dated as



---------------------------
 (8) Delete as inapplicable.

 (9) Delete as inapplicable.

(10) Delete as inapplicable.

of the date of the notes referred to in the immediately preceding clause, in favor of the Assignee in the principal amounts of the Assignee's Commitments of [$____________, $_____________, [and $___________],] respectively.

     IN WITNESS WHEREOF, the Assignor and Assignee have executed this Request for Registration by their duly authorized officers as of this ______ day of ________________, ____.

                                                 "Assignor"
                                                  ____________________________


                                                  By: ________________________
                                                  Name: ______________________
                                                  Title: _____________________

                                                  "Assignee"

                                                  ____________________________

                                                  By: ________________________
                                                  Name: ______________________
                                                  Title: _____________________


_______________________________________________________________________________



                         CONFIRMATION OF REGISTRATION BY AGENT



TO: The Assignor and Assignee referred to in the above Request for Registration

     The Agent referred to below hereby certifies that it has registered the Assignee as a Lender under the Credit Agreement, effective as of the Effective Date described above, with the Commitments and Commitment Percentages set forth for the Assignee in the Assignment and Acceptance and has adjusted the registered Commitments and Commitment Percentages of the

Assignor to reflect the assignment effected by such Assignment and Acceptance.

                                             THE CHASE MANHATTAN BANK, as Agent

                                             By: ________________________
                                             Name: ______________________
                                             Title: _____________________

                                                                       EXHIBIT E
                                                                       TO CREDIT
                                                                       AGREEMENT

                                             JOINING LENDER AGREEMENT

                                                   Date:  _____________________


     Reference is made to that certain Credit Agreement dated as of September 26, 1996 (as it may be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), by and among UNIVISION COMMUNICATIONS INC., a Delaware corporation (the "BORROWER"), the Lenders (as defined in the Credit Agreement), THE CHASE MANHATTAN BANK, a New York banking corporation, as a managing agent and BANQUE PARIBAS, a French banking corporation, as a managing agent (collectively, the "MANAGING AGENTS") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (the "AGENT"). Terms defined and the rules of interpretation contained in the Credit Agreement have the same meanings and application herein.

     _________________ (the "ADDITIONAL INCREMENTAL LENDER") refers to that certain Activation Notice (the "ACTIVATION NOTICE") dated as of even date herewith delivered by the Borrower, the Additional Incremental Lender and the other parties thereto, if any, in connection herewith. The Additional Incremental Lender desires to become an Incremental Loan Lender under the Credit Agreement and accordingly agrees as follows:

     1. As of the Effective Date (as defined below), the Additional Incremental Lender commits to make Incremental Loans to the Borrower on the terms and conditions set forth in the Credit Agreement in a maximum amount not to exceed $______________.


     2. The Additional Incremental Lender hereby appoints and authorizes the Agent and the Managing Agents, as applicable, to exercise such powers as are delegated to the Agent and the Managing Agents, respectively, by
Section 8 of the Credit Agreement and by the other Loan Documents.

     3. The Additional Incremental Lender (i) confirms that it has received copies of such of the Loan Documents and other documents delivered pursuant to Section 4 of the Credit Agreement as it has requested, together with a copy of the most recent financial statements of the Borrower received by the Agent pursuant to Section 5.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as an Incremental Loan
Lender; (iv) specifies as its Applicable Lending Offices the offices set forth beneath its name on the signature pages hereof; [(1) (v) represents and warrants, for the benefit of the Agent, the Managing Agents and the Borrower, that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Managing Agents or the Borrower with respect to any payments to be made to Additional Incremental Lender with respect to the Incremental Loans; (vi) attaches either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service From 1001 certifying as to the Additional Incremental Lender's entitlement to claim complete exemption from United States withholding taxes with respect to all payments to be made to the Additional Incremental Lender under the Credit Agreement (and the Incremental Notes held by it); (vii) agrees, for the benefit of the Agent, the Managing Agents and the Borrower, that it will provide to the Agent and the Borrower on the Effective Date a Form 4224 or Form 1001 and, upon the expiration or obsolescence of any such forms, new forms and/or comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by the Additional Incremental Lender, and that it will comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption;] (viii) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith; and (ix) represents and warrants that this Agreement constitutes the legal, valid and binding obligation of the Additional Incremental Lender.

     4. The effective date for this Agreement shall be _________________ (the "EFFECTIVE DATE"). Following the execution of this Agreement, it will be delivered to the Agent for acceptance and recording by the Agent.


--------------------------
     (1) Bracketed provisions to be included if Additional Incremental Lender is organized under the laws of any jurisdiction other than the United States or any state thereof.

     5. Upon such acceptance and recording, as of the Effective Date, the Additional Incremental Lender shall be a party to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of an Incremental Loan Lender thereunder and under the other Loan Documents.

     6.  Concurrently with the execution of this Agreement, The
Additional Incremental Lender and the Borrower shall execute two counterpart original Requests for Registration, in the form of Exhibit A to this Agreement, to be forwarded to Agent. The Additional Incremental Lender further agrees to execute and deliver such other instruments, and take such other actions, as the Agent may reasonably request in connection with the transactions contemplated by this Agreement.

     7. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                          ____________________________________,
                                          as the Additional Incremental Lender


                                          By:__________________________________
                                          Name: _______________________________
                                          Title: ______________________________


                                          APPLICABLE LENDING OFFICES:

                                          LIBOR LOANS
                                          Address:

                                          _____________________________________
                                          _____________________________________

                                          ALTERNATE BASE RATE LOANS
                                          Address:

                                          _____________________________________
                                          _____________________________________

                                          ADDRESS FOR NOTICES:

                                          _____________________________________
                                          _____________________________________

                                          Telephone No.:  _____________________
                                          Telecopier No.: _____________________
                                          Attention: __________________________

As of this ___ day of _____________________, the undersigned hereby agrees to the terms of this Agreement and requests that the Additional Incremental Lender be accepted as an Incremental Loan Lender under the Credit Agreement.


                                           UNIVISION COMMUNICATIONS INC.

                                           By:_________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                                                                    EXHIBIT A TO
                                                        JOINING LENDER AGREEMENT


                          REQUEST FOR REGISTRATION

TO:  THE CHASE MANHATTAN BANK, as Agent

     THIS REQUEST FOR REGISTRATION is made as of the date of the enclosed Joining Lender Agreement with reference to that certain Credit Agreement, dated as of September 26, 1996, among the Lenders (as defined therein), The Chase Manhattan Bank, as a managing agent, Banque Paribas, as a managing agent, The Chase Manhattan Bank, as administrative agent (the "AGENT"), and Univision Communications Inc., a Delaware corporation (the "BORROWER") (as amended from time to time, the "CREDIT AGREEMENT"). Terms defined and the rules of interpretation contained in the Credit Agreement have the same meanings and application herein.

     The Borrower and the Additional Incremental Lender described below hereby request that Agent register the Additional Incremental Lender as an Incremental Loan Lender pursuant to Section 9.6(d) of the Credit Agreement effective as of the Effective Date described in the enclosed Joining Lender Agreement and, in connection with this request, certify to Agent that, as of the Effective Date, (i) the Commitment of the Additional Incremental Lender will be $_________________ and (ii) the Incremental Loan Commitment Percentage of the Additional Incremental Lender (after giving effect to any other Incremental Loan Lenders executing Joining Lender Agreements in connection with the Activation Notice) will be ___%.

     Enclosed with this Request are (i) the registering and processing fee of $2,500 payable to the Agent pursuant to Section 9.6 of the Credit Agreement and (ii) two counterpart originals of the Joining Lender Agreement. The Borrower hereby agrees to issue, pursuant to Section 9.6(d) of the Credit Agreement, an Incremental Loan Note dated as of the Effective Date, in favor of the Additional Incremental Lender in the principal amount of the Additional Incremental Lender's Incremental Loan Commitment of $___________________.

     IN WITNESS WHEREOF, the Borrower and the Additional Incremental Lender have executed this Request for Registration by their duly authorized officers as of this ______ day of ________________, ____.

                                                "Additional Incremental Lender"

                                         ______________________________________


                                         By: __________________________________
                                         Name: ________________________________
                                         Title: _______________________________


                                         UNIVISION COMMUNICATIONS INC.

                                         By: __________________________________
                                         Name: ________________________________
                                         Title: _______________________________


_______________________________________________________________________________

                      CONFIRMATION OF REGISTRATION BY AGENT

TO: The Borrower and the Additional Incremental Lender referred referred to in the above Request for Registration

     The Agent referred to below hereby certifies that it has registered the Additional Incremental Lender as an Incremental Loan Lender under the Credit Agreement, effective as of the Effective Date described above, with the Incremental Loan Commitment and Incremental Loan Commitment Percentage set forth for the Additional Incremental Lender in the above Request for Registration.


                                                   THE CHASE MANHATTAN BANK,
                                                   as Agent

                                                   By: ________________________
                                                   Name: ______________________
                                                   Title: _____________________

                                                                     EXHIBIT F
                                                                     TO CREDIT
                                                                     AGREEMENT

                FORM OF NO DEFAULT/REPRESENTATION CERTIFICATE

     __________________________ the ______________ of Univision
Communications Inc., a Delaware corporation (the "BORROWER") hereby certifies in connection with the Credit Agreement dated as of September 26, 1996 among The Chase Manhattan Bank, a New York banking corporation ("CHASE"), as administrative agent, Banque Paribas, a French banking corporation, as a managing agent, Chase, as a managing agent, the financial institutions parties thereto and the Borrower (such Credit Agreement, as it may be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), as of the date set forth below, that:

     (i) the representations and warranties contained in the Credit Agreement and in each other Loan Document and each certificate or other writing delivered to the Lenders prior to, on or after the Initial Closing Date (as defined in the Credit Agreement) pursuant to the Credit Agreement and on or prior to the date of [the Loan] [the issuance of the Letter of Credit] (as defined in the Credit Agreement) requested in connection herewith, are true and correct on and as of the date of [the making of such Loan]
[the issuance of such Letter of Credit] in all material respects as though made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date; and

     (ii) no Default (as defined in the Credit Agreement) has occurred or is continuing or would result from [the making of the Loan] [the issuance of such Letter of Credit] requested in connection herewith.


     IN WITNESS WHEREOF, I HAVE HEREUNTO SIGNED MY NAME AS OF THIS ____ DAY OF ________________, ____:

                                           ________________________________
                                           Name:
                                           Title:

                                                                   EXHIBIT G
                                                                   TO CREDIT
                                                                   AGREEMENT

                       FORM OF COVENANT COMPLIANCE CERTIFICATE

     The undersigned, _________________________, the _________________________
of Univision Communications Inc., a Delaware corporation (the "Borrower") refers to that certain Credit Agreement dated as of September 26, 1996, among The
Chase Manhattan Bank, a New York banking corporation ("Chase"), as administrative agent, Banque Paribas, a French banking corporation, as a managing agent, Chase, as a managing agent, the financial institutions parties thereto and Univision Communications Inc. (such Credit Agreement, as it may be amended, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), and certifies as to the accuracy of the following figures for the period ending ___________, ____:


     1.     MAXIMUM TOTAL DEBT RATIO

            a.      Funded Debt for Borrower and Subsidiaries

                    A.      Capitalized Lease
                            Obligations                        $_____________

                    B.      Aggregate Redemption
                            Value of Modesto
                            Station Preferred
                            Stock                              $_____________

                    C.      Indebtedness (other than
                            the defeased Subordinated
                            Notes and Indebtedness
                            described in clauses (h),
                            (j), (k), (l), (m) and
                            (n) of Section 6.2 of
                            the Credit Agreement               $_____________

                    D.      A + B + C                          $_____________

            b.      EBITDA

                    for Borrower and Subsidiaries

                    A.   Net Income (after eliminating
                         extraordinary gains and losses)       $_____________

                    B.   provision for taxes                   $_____________

                    C.   depreciation and amortization         $_____________

                    D.   Interest Expense

                                 (i)  interest (dividends)
                                      on Funded Debt           $_____________

                                (ii)  commitment, L/C and
                                      line of credit fees      $_____________

                               (iii)  net amounts payable
                                      (or receivable)
                                      under Interest
                                      Rate Agreements          $_____________

                                (iv)  interest income          $_____________

                                 (v)  (i) + (ii) + [or -]
                                      (iii) - (iv)             $_____________

                    E.   termination payments                  $_____________

                    F.   other non-cash changes                $_____________

                    G.   Program Rights Payments
                         actually made or scheduled
                         to be made.                           $_____________

                    H.   non-cash revenues                     $_____________

                    I.   principal payments for
                         Transponder Leases                    $_____________

                    J.   A + B + C + D + E + F - G - H
                         - I                                   $_____________

            c.      Ratio of (a) to (b):                           _____ to 1



     2.      MINIMUM TOTAL INTEREST COVERAGE RATIO

             a.      EBITDA (see
                     1(b)(K) above)                            $_____________

        b.      Interest Expense (see 1(b)(D)(v)
                above)                                        $_____________

        c.      Ratio of (a) to (b):                              _____ to 1


 3.     MINIMUM FIXED CHARGE COVERAGE RATIO

        a.      EBITDA (see
                1(b)(K) above)                                $____________

        b.      Total Debt Service/Capital
                Expenditures/Cash Income Taxes/
                Restricted Payments                           $____________

                 (i)     Total Debt Service

                         A.      Interest Expense
                                 (see 1(b)(D)(v)
                                 above)                       $____________

                         B.      regularly scheduled
                                 principal payments on
                                 Funded Debt
                                 (which result
                                 in permanent reduction
                                 in availability) (see
                                 Modesto Station
                                 provisions)                  $____________

                         C.      principal payments on
                                 Revolving Loans due under
                                 Section 2.1(h)(ii) of
                                 the Credit Agreement         $____________

                         D.      A + B + C                    $____________

                (ii)     Capital Expenditures made or
                         committed to be made by
                         Borrower
                         and its Subsidiaries
                         (including property held
                         under capital leases but
                         excluding expenditures
                         arising from Program
                         Rights Obligations and
                         expenditures under
                         Transponder Leases)                  $____________

               (iii)     Cash Income Taxes                    $____________

                (iv)     Restricted Payments permitted
                         under Section 6.6 (iii) of
                         the Credit Agreement                 $____________

             (v)         (i)(D) + (ii) +
                         (iii) + (iv)                         $____________

        c.      Ratio of (a) to (b):                             _____ to 1


4.      LIMITATION ON INDEBTEDNESS--APPROVED
        AMOUNTS SECURED ON PARI PASSU BASIS

        a.      outstanding Indebtedness of
                Borrower approved under Section 6.2(d)
                of the Credit Agreement (cannot
                exceed $20,000,000)                           $_____________


5.      LIMITATION ON INDEBTEDNESS--APPROVED
        AMOUNTS UNSECURED

        a.      outstanding Indebtedness of
                Borrower approved under Section 6.2(e)
                of the Credit Agreement (cannot
                exceed $100,000,000)                          $_____________


6.      LIMITATION ON INDEBTEDNESS--SECURED BY
        PURCHASE MONEY LIENS

        a.      outstanding Indebtedness of
                Borrower permitted under Section 6.2(o)
                of the Credit Agreement (cannot
                exceed $20,000,000)                           $_____________


7.      LIMITATION ON INVESTMENTS

        a.      Investments made pursuant to
                Section 6.7(i) of the Credit
                Agreement (cannot exceed
                $50,000,000 during term of
                Agreement)                                    $_____________

8.     LIMITATION ON UNFUNDED LIABILITIES

        a.      unfunded liabilities of Plans
                of Borrower and Subsidiaries
                (cannot exceed $5,000,000)                    $_____________

     IN WITNESS WHEREOF, I HAVE HEREUNTO SIGNED MY NAME, AS THE
____________________ OF UNIVISION COMMUNICATIONS  INC., AS OF THIS ____ DAY OF
______________, 19__:



                                            _____________________________
                                            Name: _______________________
                                            Title: ______________________

                                                                     EXHIBIT H
                                                                     TO CREDIT
                                                                     AGREEMENT


                             FORM OF CONTINUATION NOTICE


Date:  _________________

To:  The Chase Manhattan Bank,
     as Administrative Agent
     Media & Communications Group
     1 Chase Manhattan Plaza
     New York, New York 10081
     Attention:  Stephen P. Mumblow


     Re:  Univision Communications Inc.

     We refer to that certain Credit Agreement dated as of September 26, 1996 among The Chase Manhattan Bank, as administrative agent and a managing agent, Banque Paribas, as a managing agent, the financial institutions parties thereto and Univision Communications Inc. (such Credit Agreement, as amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined have the meanings assigned to them in the Credit Agreement.

     [Pursuant to Section 2.7(a) of the Credit Agreement, the undersigned elects to convert the following LIBOR Loans to Alternate Base Rate Loans at the end of the current Interest Period for such LIBOR Loans:


LIBOR LOAN AMOUNT                           LAST DAY OF CURRENT INTEREST PERIOD

1.
2.
3.  [and so on]                                                                ]

     [Pursuant to Section 2.7(a) of the Credit Agreement, the undersigned elects to convert Alternate Base Rate Loans in the aggregate amount of $__________ to LIBOR Loan(s) as follows:


                               DESIRED DATE                LENGTH OF
LIBOR LOAN AMOUNT              OF CONVERSION             INTEREST PERIOD
-----------------              -------------             ---------------
1.
2.
3.  [and so on]                                                               ]

     [Pursuant to Section 2.7(b) of the Credit Agreement, the undersigned elects to continue the Interest Periods with respect to the following LIBOR Loans for the following additional Interest Period:


                        LAST DAY OF CURRENT           LENGTH OF CONTINUED
LIBOR LOAN AMOUNT         INTEREST PERIOD               INTEREST PERIOD
-----------------       -------------------           -------------------
1.
2.
3.  [and so on]
                                                                             ]


                                        Sincerely,

                                        UNIVISION COMMUNICATIONS INC.



                                         By:  _____________________________
                                         Name: ____________________________
                                         Title: ___________________________

                                                               EXHIBIT I TO
                                                               CREDIT AGREEMENT
[LOGO]

                                        STANDBY OR PERFORMANCE LETTER OF CREDIT
                                                      APPLICATION AND AGREEMENT

     This Agreement consists of three parts. The first part is an Application for a Standby or Performance Letter of Credit in which the Applicant(s) sets forth the terms of the Letter of Credit that it (they) has (have) asked us to Issue. The second part, which will apply in the event we issue the Letter of Credit, sets forth the Terms and Conditions that govern the relationship between the Applicant(s) and us. Among other things, it covers the obligation of the Applicant(s) to reimburse us, the security provided for their obligations, that upon the occurrence of certain events the Applicant(s) will deliver additional security for its (their) obligations and defines the rights of, and remedies available to, us under various circumstances. The third part is an Authorization of the Account Party, if the Account Party is not also the Order Party, under which the Account Party agrees to be bound by this Agreement.

Part I:  Application for Standby or Performance Letter of Credit

TO:  THE CHASE MANHATTAN BANK,
     Letter of Credit Division
     4 Chase Metro Tech Center
     Brooklyn, New York 11245
     ("Issuer")

The undersigned hereby request(s) that you issue your irrevocable letter of credit by:

/ / Airmail  / / Teletransmission (Specify means _________)  / / Courier Service
                 (If none specified, Issuer may choose)

IN FAVOR OF:                  TO BE ADVISED THROUGH:      / / CHECK BOX IF ALSO
                                                              TO BE CONFIRMED BY
                                                              ADVISING BANK


-----------------------       ------------------------
-----------------------       ------------------------
-----------------------       ------------------------
-----------------------       ------------------------
-----------------------       ------------------------
   ("Beneficiary")

By order of
            -------------------------------------
                       ("Order Party")

For account of
               ----------------------------------
                       ("Account Party")

Up to an aggregate amount of
                             --------------------

Available by (complete A or B, NOT both):

    A. / / Drafts at sight on the Issuer payable at the Issuer's counters accompanied by:




    B. / / Tested Telex Demand to the Issuer stating:




EXPIRATION DATE:

Drafts and documents must be dated and presented to, or Tested Telex Demand
received by, the Issuer not later than                     .
                                      ---------------------

/ / Credit to contain "Evergreen" clause with no less than   days notice of
                                                          ---
non-renewal to the Beneficiary.

/ / Partial drawings prohibited

  Unless otherwise stated herein, the negotiating/paying bank (if any) is authorized to send all documents to you in one airmail or counter service, if available.

/ / Special instructions: Specify below. If additional space is needed, include additional sheets. These sheets form an integral part of this Application.

5. AMENDMENT, CHANGE, MODIFICATION, NO WAIVER. No amendment, change, modification or waiver to which the Bank has consented shall be deemed to mean that the Bank will consent or has consented to any other or subsequent request to amend, change modify or waive a term of the Credit. The Bank shall not be deemed to have amended, changed or modified any term hereof or to have waived any of its rights hereunder, unless the Bank or its authorized agent shall have consented to such amendment, change or modification in writing or signed such waiver.

6. U.C.P.; AGREEMENTS AND ACKNOWLEDGMENTS.

   A. THE UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice shall be binding on the Applicant and the Bank except to the extent it is otherwise expressly agreed.

   B.  OTHER AGREEMENTS AND ACKNOWLEDGMENTS.

       It is also agreed that:

       (1) user(s) of the Credit shall not be deemed agents of the Bank;

       (2) none of the Bank, its affiliates, subsidiaries or its correspondents shall be responsible for, and the obligation of the Applicant to pay the Bank under Section 2 hereof shall not be affected by (i) any act, error, neglect, default, omission, insolvency or failure in business of any of its correspondents or
           (ii) the form, validity, accuracy, sufficiency, legal effect or genuineness of any instrument or other document presented under the Credit;

       (3) any action, inaction or omission on the part of the Bank or any of its affiliates, subsidiaries or correspondents under or in connection with the Credit or the related instruments, documents or property. If in good faith, shall be binding upon the Applicant and shall not place the Bank or any such affiliate, subsidiary or correspondent under any liability to the Applicant or affect in any way whatsoever the Applicant's obligation to pay the Bank under Section 2 hereof and in no event shall the Bank or any such affiliate, subsidiary or correspondent be liable for any special or consequential damages;

       (4) the Applicant will promptly examine: (i) the copy of the Credit (and of any amendments thereof) sent to it by the Bank; and (ii) all instruments and documents delivered to it from time to time, and, in the event of any claim of noncompliance with Applicant's instructions or other irregularity, the Applicant will immediately notify the Bank thereof in writing, the Applicant being conclusively deemed to have waived any such claim against the Bank and any of its affiliates, subsidiaries and correspondents unless notice is given as aforesaid;

       (5) if the Credit states any condition (whether for information or otherwise) without specifying the document to be presented to determine compliance therewith, the Bank may (but shall not be obligated to) treat such condition as not stated and disregard it for purposes of determining compliance with the terms of the Credit; and

       (6) the Bank shall have no obligation to notify the Applicant of discrepancies in any instruments or other documents presented under the Credit and any such notification or request for a waiver of such discrepancies shall not constitute a waiver of such discrepancies by the Bank nor an agreement to notify or seek a waiver of any future discrepancies.

7. INSTRUCTIONS; NO LIABILITY. Instructions whether given orally (in person or by telephone), in writing (by teletransmission or other means) or by electronic means may be honored by the Bank when received from anyone purporting to be authorized to give such instructions for the Applicant. Each oral instruction shall be confirmed in writing by the person giving such instruction, or other authorized officer, but the Bank's responsibility with respect to any instruction shall not be effected by its failure to receive, or the content of, such confirmation. The Bank shall have no responsibility to notify Applicant of any discrepancies between Applicant's oral instructions and its written confirmation, and in the event of any such discrepancy, the oral instructions shall govern. The Bank shall be fully protected in, and shall incur no liability to the Applicant for, acting upon any oral, written or electronic instructions which the Bank in good faith believes to have been given by any authorized person, and in no event shall the Bank be liable for special, indirect or consequential damages. The Bank may, at its option, use any means of verifying any instructions received by it. The Bank also may, at its option, use any means of verifying any instructions received by it. The Bank also may, at its option, refuse to act on any instruction or any part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal.

8. INDEMNIFICATION. The Applicant agrees to indemnify and hold harmless the Bank, each affiliate and subsidiary of the Bank, and the correspondents of any of them, against any and all claims, losses, liabilities, damages, costs, penalties and fines, including reasonable counsel fees and allocated costs of internal counsel, howsoever arising from or in connection with the Credit, including, without limitation, any such claim, liability, damage, cost liability or fine arising out of any transfer, sale, delivery, surrender or endorsement of any document at any time(s) held by the Bank or any of its affiliates or subsidiaries, or held for the account of any of them by any correspondent of any of them, or arising out of any action, suit or proceeding for injunctive or other judicial or administrative relief or any other judicial or governmental order and affecting, directly or indirectly, the Bank or such affiliate, subsidiary or correspondent.

9. LICENSES. The Applicant will procure promptly any necessary import, export or other licenses in connection with the Credit and any property shipped thereunder, and will comply with all foreign and domestic governmental regulations in regard to the shipment of such property or the financing thereof and will furnish the Bank on its demand, with evidence thereof.

10. PLEDGE AND ASSIGNMENT OF SECURITY.

   A. PLEDGE AND GRANT OF SECURITY INTERESTS. As security for the payment or performance of (i) any and all of the Applicant's obligations and/or liabilities to the Bank under this Agreement (including the contingent obligation under paragraph 11 to pay or deliver to the Bank the maximum amount available under the Credit whether or not a drawing, claim or demand for payment has been made under the Credit) and (ii) all other obligations and/or liabilities of the Applicant to the Bank, absolute or contingent, due or to become due, or which are now or may at any time(s) hereafter be owing by the Applicant to the Bank, the Applicant hereby:

     (1) pledges and/or grants to the Bank a continuing lien upon and assignment of all right, title and interest of the Applicant in and to the balance of every deposit account, now or at any time hereafter existing of the Applicant with any office of the Bank or any affiliate or subsidiary thereof, wherever located, and any other claims of the Applicant against any office of the Bank or any affiliate or subsidiary thereof, and in and to all money, instruments, securities, documents, chattel paper, demands, precious metals, funds, and all claims and demands and rights and interest therein of the Applicant, and in and to all evidences thereof, which have been or at any time shall be delivered to or otherwise come into the possession, custody or control of any office of the Bank or any affiliate or subsidiary thereof, or into the possession, custody or control of any affiliate, agent or correspondent of any such entity for any purpose, whether or not for the express purpose of being used by any such entity as collateral security or for safekeeping and the Bank shall be deemed to have possession, custody or control of all such property actually in transit to, or set apart

5. AMENDMENT, CHANGE, MODIFICATION, NO WAIVER. No amendment, change, modification or waiver to which the Bank has consented shall be deemed to mean that the Bank will consent or has consented to any other or subsequent request to amend, change, modify, or waive a term of the Credit. The Bank shall not be deemed to have amended, changed or modified any term hereof nor to have waived any of its rights hereunder, unless the Bank or its authorized agent shall have consented to such amendment, change or modification in writing or signed such waiver.

6. U.C.P; AGREEMENTS AND ACKNOWLEDGMENTS.

     A. THE UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice shall be binding on the Applicant and the Bank except to the extent it is otherwise expressly agreed.

     B. OTHER AGREEMENTS AND ACKNOWLEDGMENTS.

        It is also agreed that:

        (1) user(s) of the Credit shall not be deemed agents of the Bank:

        (2) none of the Bank, its affiliates, subsidiaries or its correspondents shall be responsible for, and the obligation of the Applicant to pay the Bank under Section 2 hereof shall not be affected by, (i) any act, error, neglect, default, omission, insolvency or failure in business of any of its correspondents or
            (ii) the form, validity, accuracy, sufficiency, legal effect or genuineness of any instrument or other document presented under the Credit;

        (3) any action, inaction or omission on the part of the Bank or any of its affiliates, subsidiaries or correspondents under or in connection with the Credit or the related instruments, documents or property, if in good faith, shall be binding upon the Applicant and shall not place the Bank or any such affiliate, subsidiary or correspondent under any liability to the Applicant or affect in any way whatsoever the Applicant's obligation to pay the Bank under
            Section 2 hereof and in no event shall the Bank or any such affiliate, subsidiary or correspondent be liable for any special or consequential damages;

        (4) the Applicant will promptly examine: (i) the copy of the Credit
            (and of any amendments thereof) sent to it by the Bank and (ii) all instruments and documents delivered to it from time to time, and, in the event of any claim of noncompliance with Applicant's instructions or other irregularity, the Applicant will immediately notify the Bank thereof in writing, the Applicant being conclusively deemed to have waived any such claim against the Bank and any of its affiliates, subsidiaries and correspondents unless notice is given as aforesaid;

        (5) if the Credit states any condition (whether for information or otherwise) without specifying the document to be presented to determine compliance therewith, the Bank may (but shall not be obligated to) treat such condition as not stated and disregard it for purposes of determining compliance with the terms of the Credit; and

        (6) the Bank shall have no obligation to notify the Applicant of discrepancies in any instruments or other documents presented under the Credit and any such notification or request for a waiver of such discrepancies shall not constitute a waiver of such discrepancies by the Bank nor an agreement to notify or seek a waiver of any future discrepancies.

7. INSTRUCTIONS; NO LIABILITY. Instructions, whether given orally (in person or by telephone), in writing (by teletransmission or other means) or by electronic means may be honored by the Bank when received from anyone purporting to be authorized to give such instructions for the Applicant. Each oral instruction shall be confirmed in writing by the person giving such instruction, or other authorized officer, but the Bank's responsibility with respect to any instruction shall not be affected by its failure to receive, or the content of, such confirmation. The Bank shall have no responsibility to notify Applicant of any discrepancies between Applicant's oral instructions and its written confirmation, and in the event of any such discrepancy, the oral instructions shall govern. The bank shall be fully protected in, and shall incur no liability to the Applicant for, acting upon any oral, written or electronic instructions which the Bank in good faith believes to have been given by any authorized person, and in no event shall the Bank be liable for special, indirect or consequential damages. The Bank may, at its option, use any means of verifying any instructions received by it. The Bank also may, at its option, refuse to act on any instruction or any part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal.

8. INDEMNIFICATION. The Applicant agrees to indemnify and hold harmless the Bank, each affiliate and subsidiary of the Bank, and the correspondents of any of them, against any and all claims, losses, liabilities, damages, costs, penalties and fines, including reasonable counsel fees and allocated costs of internal counsel, howsoever arising from or in connection with the Credit, including, without limitation, any such claim, liability, damage, cost liability or fine arising out of any transfer, sale, delivery, surrender or endorsement of any document or any form(s) held by the Bank or any of its affiliates or subsidiaries, or held for the account of any of them by any correspondent of any of them, or arising out of any action, suit or proceeding for injunctive or other judicial or administrative order or any judicial or governmental order and affecting, directly or indirectly, the Bank or such affiliate, subsidiary or correspondent.

9. LICENSES. The Applicant will procure promptly any necessary import, export or other licenses in connection with the Credit and any property shipped thereunder, and will comply with all foreign and domestic governmental regulations in regard to the shipment of such property or the financing thereof and will furnish the Bank on its demand, with evidence thereof.

10. PLEDGE AND ASSIGNMENT OF SECURITY.

    A. PLEDGE AND GRANT OF SECURITY INTERESTS. As security for the payment or performance of (i) any and all of the Applicant's obligations and/or liabilities to the Bank under this Agreement (including the contingent obligation under paragraph 11 to pay or deliver to the Bank the maximum amount available under the Credit whether or not a drawing, claim or demand for payment has been made under the Credit) and (ii) all other obligations and/or liabilities of the Applicant to the Bank, absolute or contingent, due or to become due, or which are now or may at any time(s) hereafter be owing by the Applicant to the Bank, the Applicant hereby:

  (1) pledges and/or grants to the Bank a continuing lien upon and assignment of all right, title and interest of the Applicant in and to the balance of every deposit account, now or at any time hereafter existing, of the Applicant with any office of the Bank or any affiliate or subsidiary thereof, wherever located, and any other claims of the Applicant against any office of the Bank or any affiliate or subsidiary thereof, and in and to all money, instruments, securities, documents, chattel paper, demands, precious metals, funds, and all claims and demands and rights and interest therein of the Applicant, and in and to all evidences thereof, which have been or at any time shall be delivered to or otherwise come into the possession, custody or control of any office of the Bank or any affiliate or subsidiary thereof, or into the possession, custody or control of any affiliate, agent or correspondent of any such entity for any purpose, whether or not for the express purpose of being used by any such entity as collateral security or for safekeeping and the Bank shall be deemed to have possession, custody or control of all such property actually in transit to, or set apart for it or any of its affiliates or subsidiaries (or any of their agents, correspondents or others acting in their behalf), it being understood that the receipt at any time by such entities (or any of their agents, correspondents, or others acting in their behalf), of other security of whatever nature, including cash, shall not be deemed a waiver of any of the Bank's rights or powers hereunder. The Applicant agrees that such affiliates or subsidiaries shall be agent(s) of the Bank for the purpose of perfecting a security interest in any such deposit accounts or other property; and

  (2) pledges and/or grants to the Bank security interest in any and all property the Applicant holds as security for the obligations of any party related to the Credit, and further, subordinates its right to payment from such property and the proceeds thereof to the rights of the Bank, until the Bank is paid in full, and agrees that it will hold in trust for and promptly deliver to the Bank any payment received from such property or proceeds.

   B. ADDITIONAL RIGHTS OF THE BANK. The Bank is authorized to take any action necessary to protect its rights in the security provided hereunder (whether or not a drawing, claim or demand for payment has been made under the Credit) including but not limited to segregating all or any part of the balance of any deposit account referred to in paragraph 10(A) or other security to be applied to the Applicant's obligations to the Bank as provided in paragraph 11.

11. EVENTS OF DEFAULT; OBLIGATIONS; REMEDIES. Upon the occurrence of any of the events described in this paragraph 11 (whether or not a drawing, claim or demand for payment has been made under the Credit) the Applicant agrees that
(A) any and all obligations and liabilities of the Applicant to the Bank, matured or unmatured, absolute or contingent, whether now existing or hereafter incurred (including the obligations hereunder), shall be due and payable forthwith without notice or demand and (B) the Bank may (i) charge, debit and/or setoff against any account of the Applicant maintained at any office of the Bank or at any subsidiary or affiliate of the Bank (now or in the future, whether general or special, time or demand, matured or unmatured) for the maximum amount available under the Credit and also for any and all other obligations and liabilities of the Applicant (and for those of each of its subsidiaries and affiliates) to the Bank hereunder or otherwise, matured or unmatured, absolute or contingent, whether now existing or hereafter incurred, (ii) demand that the Applicant, and the Applicant shall upon such demand, deliver, transfer or assign to the Bank cash or other property of a value and character satisfactory to the Bank (together with executed financing statements in such form as the Bank may reasonably require) as security for all such obligations and liabilities and/or (iii) liquidate any or all of the property pledged, assigned and/or in which the Bank has been granted a security interest, and in each case, the Bank shall hold such amounts, proceeds and collateral as security for (or at the Bank's option, make payment in satisfaction of) the Applicant's (and such subsidiaries' and affiliates') obligations and liabilities, matured or unmatured, absolute or contingent, whether now existing or hereafter incurred, hereunder or otherwise to the Bank;

   (1) if there shall occur any material adverse change in the condition (financial or otherwise), business, operations or prospects of the Applicant or any Third Party;

   (2) if any statement made, or any information or report furnished to, the Bank, in connection with this Agreement contained any misstatement of a material fact or omitted to state a material fact or any fact necessary to make any statement contained therein not materially misleading;

   (3) the death or dissolution of the Applicant or any Third Party;

   (4) if any obligation and/or liability of the Applicant or any Third Party shall not be paid or performed when due, or any default or event of default (as such is defined under any agreement for the payment of money to which the Applicant or a Third Party is a party) remains uncured after the cure period provided in the related agreement has elapsed; or

   (5) if the Applicant or a Third Party shall become insolvent (however such insolvency may be evidenced or defined) or generally not be able to pay its debts as they become due, or make a general assignment for the benefit of creditors, or if the Applicant or a Third Party shall suspend the transaction of its usual business or be expelled or suspended from any exchange, or if an application is made by any judgment creditor of the Applicant or a Third Party for an order directing the Bank to pay over money or to deliver other property, or if a petition in bankruptcy shall be filed by or against the Applicant or a Third Party, or if a petition shall be filed by or against the Applicant or any proceeding shall instituted by or against the Applicant or a Third Party for any relief under any bankruptcy or insolvency laws or any law relating to the relief of debtors, readjustment or indebtedness, reorganization, composition or extensions, or if any governmental authority, or any court at the insistance of any governmental authority, shall take possession of any substantial part of the property of the Applicant or a Third Party or shall assume control over the affairs or operations of the Applicant or a Third Party, or if a receiver or custodian shall be appointed of, or a lien or order of attachment or garnishment shall be issued or made against, any of the property or assets of the Applicant or a Third Party or the Applicant or a Third Party shall represent that any of the foregoing has occurred or will occur;

(6) If a temporary restraining order, injunction (preliminary or permanent) or any similar order is issued in connection with the Credit or any instrument or document relating thereto which order may apply, directly or indirectly, to the Bank; or

(7) the Bank shall in good faith deem itself insecure at any time.

12. CONTINUING RIGHTS AND OBLIGATIONS. The Bank's rights and liens hereunder shall continue unimpaired, and the Applicant shall be and remain obligated in accordance with the terms and provisions hereof, notwithstanding the release and/or substitution of any property which may be held as security hereunder at any time, or of any rights or interest therein or the release of any Third Party. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by the Bank shall impair the Bank's rights or liens hereunder.

13. PARTNERSHIP APPLICANTS; MULTIPLE APPLICANTS, ETC. If the Applicant is a partnership, its obligation hereunder shall continue in force, and apply, notwithstanding any change in the membership of such partnership, however arising, or the release of any partner from liability. If more than one entity and/or person signs this Agreement whether as Order Party or Account Party,
(i) each of them shall be jointly and severally liable hereunder and all the terms and provisions regarding liabilities, obligations and property of such entities and/or person shall apply to any liabilities, obligations, and property of any and all of them and (ii) each of them hereby agrees that, without notice to or further consent by the other, the liability of any Applicant hereunder may from time to time, in whole or in part, be renewed, extended, modified, released or reduced by the Bank without affecting or releasing in any way the liability of the other Applicant. The Applicant waives any defense whatsoever which might constitute a defense available to, or discharge of, a security or a guarantor.

14. JURISDICTION AND VENUE; SERVICE OF PROCESS; APPOINTMENT OF AGENT; WAIVER; COMMENCEMENT OF ACTION. The Applicant hereby consents to the nonexclusive jurisdiction over the person of the the Applicant of any court of record of the State in which the branch of the Bank to which this Agreement is address is located or of the United States District Court for the appropriate District of such State and agrees that such court shall be a proper forum for any action or suit brought by the Bank. Service of process in any action or suit arising out of or in connection with this Agreement or the Credit may be made upon the Applicant by mailing a copy of the summons to the Applicant either at the address set forth in the Application or at the Applicant's last address appearing in the Bank's records. In addition, if the Applicant is organized or incorporated in a jurisdiction outside the United States of America, the Applicant designates the Consul General or equivalent official of the country of incorporation of the Applicant as the true and lawful agent and attorney-in-fact of the Applicant for receipt of the summons, writs and notices in connection with any such action or suit. No litigation in respect of any matter arising under or in connection with the Credit or this Agreement may be brought by the Applicant against the Bank unless such litigation shall be commenced in a court of competent jurisdiction in the City of New York, State of New York, within one (1) year after (i) the expiration date of the Credit or (ii) the alleged breach shall have purportedly occurred, whichever is earlier.

The Applicant also waives:

    (1) the right to trial by jury in the event of any litigation to which the Bank and the Applicant are parties in respect of any matter arising under or in respect of the Credit or this Agreement, whether or not such litigation has been commenced in respect of the Credit (including, but not limited to, this Agreement) and whether or not other persons are also parties thereto;

    (2) the right to interpose any claim, setoff, or counterclaim, of any nature or description and any defense based upon the statute of limitations, laches, waiver, estoppel, or setoff, howsoever described;

    (3) any immunity it or its property may now or hereafter have from suit, jurisdiction, attachment (whether prior to judgement or in aid of execution), execution or other legal process;

    (4)  any claim against the Bank for consequential or special damages; and

    (5)  notice of acceptance of this Agreement.

15. ASSIGNMENT AND APPLICABLE LAW. This Agreement may not be assigned by the Applicant without the prior written consent of the Bank. The Bank may assign or sell participations in all or any part of the Credit or this Agreement to another entity and the Bank may disseminate credit information relating to the Applicant in connection with any proposed participation. This Agreement and all rights, obligations and liabilities arising hereunder shall be binding upon and inure to the benefit of the Bank and the Applicant and their respective successors and permitted assigns and shall be governed by, and construed in accordance with, the internal laws of the jurisdiction in which the branch of the Bank to which this Agreement is addressed is located, without reference to that jurisdiction's principles of conflicts of law, and to the extent that there is any conflict between such laws and the Uniform Customs and Practice, the Uniform Customs and Practice shall control.

                                          Demand Deposit A/C#
                                                             ------------------

                                          THE TERMS AND CONDITIONS SET FORTH
                                          ABOVE HAVE BEEN READ AND ARE HEREBY
                                          ACCEPTED AND MADE APPLICABLE TO
                                          THIS AGREEMENT AND THE CREDIT.

WE WARRANT THAT NO SHIPMENT OR PAYMENT TO
BE MADE IN CONNECTION WITH THIS AGREEMENT
IS IN VIOLATION OF UNITED STATES TRADE
CURRENCY CONTROL OR OTHER REGULATIONS. WE     --------------------------------
FURTHER WARRANT THAT THE AGREEMENT BELOW      (Order Party)
HAS BEEN DULY AND VALIDLY EXECUTED BY OR
ON BEHALF OF THE ACCOUNT PARTY.
                                              --------------------------------
                                              (Address)


                                              --------------------------------
                                              (Authorized Signature)  (Title)


                                              --------------------------------
                                              (Date)

---------------------------------------------------------------------
(The following is to be executed if the Order Party is not also the Account
Party)

Part III.


                 AUTHORIZATION AND AGREEMENT OF ADDITIONAL PARTY
                             NAMED AS ACCOUNT PARTY

To: ISSUER

We join in the request to you to issue the Credit, naming us as Account Party and, in consideration thereof, we irrevocably agree (i) that the above Applicant (the Order Party) has sole right to give instructions and make agreements with respect to the Application, the Credit and the disposition of documents and we have no right or claim against you or your correspondent in respect of any matter arising in connection with any of the foregoing, and
(ii) to be bound by all the terms of this Agreement. The Order Party is authorized to assign or transfer to you all or any part of any security held by the Order Party for our obligations arising in connection with this transaction and, upon any such assignment or transfer, you will be vested with all powers and rights in respect of the security transferred or assigned to you and you may enforce your rights under this Agreement against us or our property in accordance with the terms of this Agreement.

                                          -------------------------------------
                                          (Name)


                                          -------------------------------------
                                          (Address)


                                          -------------------------------------
                                          (Authorized Signature)  (Title)


                                          -------------------------------------
                                          (Date)


-------------------------------------------------------------------------------
FOR BANK USE ONLY

L.C.#                                Collateral Type #

Comp. Cus#                           Comm.

L.C.O.#                              Approval

                                                                 EXHIBIT J
                                                                 TO CREDIT
                                                                 AGREEMENT


                     FORM OF INCREMENTAL LOAN ACTIVATION NOTICE

Date:  ___________________

To:    The Chase Manhattan Bank,
         as Administrative Agent
       Media & Communications Group
       1 Chase Manhattan Plaza
       New York, New York  10081
       Attention:  Stephen P. Mumblow


       Re:  Univision Communications Inc.

    We refer to that certain Credit Agreement dated as of September 26, 1996 among The Chase Manhattan Bank, as administrative agent and as a managing agent, Banque Paribas, as a managing agent, the financial institutions parties thereto and Univision Communications Inc. (the "BORROWER"). (Such Credit Agreement, as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein and not defined have the meanings assigned to them in the Credit Agreement.

    This notice is the Activation Notice referred to in the Credit Agreement, and the Borrower and each of the Lenders signatory hereto (the "INCREMENTAL LOAN LENDERS") hereby notify you that:

           1.      The Activation Date is ________________.

           2. The Incremental Loan Commitment of each Incremental Loan Lender is set forth opposite such Incremental Loan Lender's name on the signature pages hereof under the caption "Incremental Loan Commitment".

           3. The Incremental Loan Commitment Percentage of each Incremental Loan Lender is set forth opposite such Incremental Loan Lender's name on the signature pages hereof under the caption "Incremental Loan Commitment Percentage.

                                       UNIVISION COMMUNICATIONS INC.



                                       By: _________________________
                                       Name: _______________________
                                       Title: ______________________



Incremental Loan
  Commitment: $______                  [NAME OF INCREMENTAL LOAN LENDER]
Incremental Loan Commitment
  Percentage:  ___%                        By: _________________________
                                       Name: _______________________
                                       Title: ______________________


CONSENTED TO:

THE CHASE MANHATTAN BANK,
as a Managing Agent and as
Administrative Agent

By: ________________________
Name: ______________________
Title: _____________________



BANQUE PARIBAS, as a
Managing Agent

By: ________________________
Name: ______________________
Title: _____________________

                                                                 EXHIBIT K
                                                                 TO CREDIT
                                                                 AGREEMENT


                            September 30th 1 9 9 6






                                                        884,097-014
                                                       LA1-714924.V3

To the Administrative Agent,
the Managing Agents and the Lenders
referred to below

             Re:  UNIVISION COMMUNICATIONS INC.

Ladies and Gentlemen:

    We have acted as counsel to Univision Communications Inc., a Delaware corporation (the "Borrower"), Univision Television Group, Inc., a Delaware corporation ("UTG"), PTI Holdings, Inc., a Delaware corporation ("PTI Holdings"), Perenchio Television, Inc., a Delaware corporation ("PTI"), The Univision Network Limited Partnership, a Delaware limited partnership ("Network"), The Univision Network Holding Limited Partnership, a Delaware limited partnership ("Network Holding"), Galavision Inc., a Delaware corporation ("Galavision"), Sunshine Acquisition Corp., a California corporation ("Sunshine") and Sunshine Acquisition, L.P., a California limited partnership ("Sunshine L.P.") (collectively, the "Loan Parties") in connection with the making of loans (the "Loans") by the Lenders (as defined below) to the Borrower pursuant to, and the transactions related to, the Credit Agreement dated as of September 26, 1996 (the "Credit Agreement") among the Borrower, The Chase Manhattan Bank, a New York banking corporation ("Chase"), as administrative agent (in such capacity, the "Administrative Agent"), Banque Paribas, a French banking corporation ("Paribas"), as a managing agent, and Chase, as a managing agent (collectively, the "Managing Agents") and Chase, Paribas and the other financial institutions party thereto as lenders (collectively, the "Lenders"). This opinion is being delivered to you pursuant to Section 4.1(g)(i) of the Credit Agreement. All capitalized terms used and not defined herein have the same meanings herein as set forth in the Credit Agreement.

    In our capacity as such counsel, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of such records, documents and other instruments of the Loan Parties, the books and records of each of the entities whose stock or partnership interests constitute "Pledged Shares" or "Pledged Partnership Interests"

Page 2 - Administrative Agent, Managing Agent and Lenders - September __, 1996

as defined in paragraphs 8 and 9 below, certificates of public officials and officers of the Loan Parties, and other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments included the following:

            (i)      the Credit Agreement,

           (ii)      the Revolving Notes and the Term Notes,

          (iii) the Guarantees made by each of UTG, PTI Holdings, PTI, Network, Network Holdings, Galavision, Sunshine and Sunshine L.P.,

           (iv)      the Security Agreement,

            (v) the Guarantor Security Agreements made by each of UTG, PTI Holdings, PTI, Network, Network Holdings, Galavision, Sunshine and Sunshine L.P.,

           (vi)      the Intercreditor Agreement,

          (vii)      the Program Cost Sharing Agreement,

         (viii)      the Program License Agreements,

           (ix)      the Sponsor Loan Documents,

            (x)      the Combined Entities Loan Agreement and

           (xi)      the Tax Allocation Agreement.

The documents described in (i) through (vi) above are hereinafter collectively referred to as the "Loan Documents." The documents described in
(iv) and (v) above are also hereinafter sometimes collectively referred to as the "Collateral Documents." The documents described in (i) through (xi) above are hereinafter referred to as the "Transaction Documents."

    On the basis of such examination and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

    1. The Borrower has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to carry on its business as described in the Transaction Documents, to

Page 3 - Administrative Agent, Managing Agent and Lenders - September __, 1996

own, lease and operate its properties as described in the Transaction Documents, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

    2. Each of UTG, PTI Holdings, PTI, Sunshine and Galavision has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, in each case with the corporate power and authority to carry on its business as described in the Transaction Documents, to own, lease and operate its properties as described in the Transaction Documents, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

    3. Each of Network, Network Holding and Sunshine L.P. has been duly formed and is validly existing as a limited partnership in good standing under the laws of its state of formation, in each case with the power and authority required to conduct its business as described in the Transaction Documents, to own, lease and operate its properties as described in the Transaction Documents, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

    4. The Borrower has duly authorized, executed and delivered each of the Transaction Documents to which it is a party, and each such Transaction Document is a legally valid and binding agreement or instrument of the Borrower enforceable against it in accordance with its terms.

    5. Each of PTI, Network, Network Holding, Galavision, Sunshine and Sunshine L.P. has duly authorized, executed and delivered each of the Transaction Documents to which it is a party, each such Transaction Document is a legally valid and binding agreement or instrument of PTI, Network, Network Holding, Galavision, Sunshine and Sunshine L.P., as the case may be, enforceable against each of them in accordance with its terms.

    6. The execution and delivery by the Loan Parties of the Transaction Documents (to the extent to which each of them is a party thereto) and their performance thereof on or before the date hereof did not and does not (i) violate any Requirements of Law or (ii) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Loan Parties, taken as a whole, pursuant to the terms of any material agreement or instrument known to us to which any Loan Party is a party or by which any of their respective properties or assets may be bound, except for liens created pursuant to the Collateral Documents and except for conflicts and defaults under certain agreements which prohibit the grant of the security interests contemplated by the Collateral Documents.

Page 4 - Administrative Agent, Managing Agent and Lenders - September __, 1996

    7. No consents or approvals of, authorizations by, or registrations, declarations, waivers or filings with any federal, New York or California Governmental Authority which have not been obtained or made are required

        (i) in connection with the execution, delivery and performance on or before the date hereof by any Loan Party of any Transaction Document;

       (ii) for the grant or the perfection by any Loan Party pursuant to any Transaction Document of any security interest purported to be created thereby; or

      (iii) for the exercise by the Administrative Agent, the Managing Agents or any Lender of any of their rights and remedies under any Transaction Document,

except for (A) the filing of the Financing Statements in the Filing Offices and (B) the recording of the Security Agreement and the Guarantor Security Agreements in the U.S. Copyright Office and the U.S. Patent and Trademark Office.

    8. The Pledged Shares described on Schedule F to the Security Agreement (the "Borrower Pledged Shares") constitute 80.11% of the shares of PTI Holdings. The Pledged Shares described on Schedule F of the Guarantor Security Agreement of PTI (the "PTI Pledged Shares") constitute 100% of the shares of capital stock of UTG. The Pledged Shares described on Schedule F of the Guarantor Security Agreement of Network (the "Network Pledged Shares"; together with the Borrower Pledged Shares and the PTI Pledged Shares, the "Pledged Shares") constitute 100% of the shares of capital stock of Galavision. The Pledged Shares have been duly authorized and validly issued, and are fully paid and nonassessable. The delivery to, and the continued possession by, the Administrative Agent in the State of California or in the State of New York, on behalf of the Lenders, of the certificates representing the Pledged Shares creates in favor of the Administrative Agent on behalf of the Lenders a valid and perfected security interest in the Pledged Shares, as security for the obligations purported to be secured by the Security Agreement and the Guarantor Security Agreements. Such security interests are prior to any other security interests in the Pledged Shares other than liens on securities referred to in Section 8321(2) of the California Uniform Commercial Code or Section 8-321(2) of the New York Uniform Commercial Code, as the case may be, which may be perfected for a period of 21 days (but only for so long as such interest remains perfected pursuant to Section 8321 of the California Uniform Commercial Code or Section 8-321 of the New York Uniform Commercial Code, as the case may be) after a transfer pursuant to
Section 8313(1)(a) of the California Uniform Commercial Code or Section 8-313(1)(i) of the New York Uniform Commercial Code, as the case may be, without any further action. We have no knowledge of any such liens. No filings, registrations or recordings are required in order to perfect the security interests in the Pledged Shares under the Security Agreement and the Guarantor Security Agreements.

Page 5 - Administrative Agent, Managing Agent and Lenders - September __, 1996

    9. The Pledged Partnership Interests described on Schedule F to the Guarantor Security Agreement executed by Network Holding (the "Pledged Partnership Interests") constitute 99.99% of the Pledged Partnership Interests of Network. The execution and delivery of such Guarantor Security Agreement creates in favor of the Administrative Agent on behalf of the Lenders a valid security interest in the Pledged Partnership Interests, as security for the obligations purported to be secured by such Guarantor Security Agreement. Upon the filing of the financing statements naming Network Holding as debtor with the Secretaries of State of the States of California, Delaware and Florida referred to in the next succeeding paragraph, the security interest in the Pledged Partnership Interests will, subject to the assumptions and qualifications in the next succeeding paragraph, be perfected.

   10. We have examined the financing statements (the "Financing Statements") to be filed in the filing offices listed on Appendix I hereto (the "Filing Offices"). Upon the filing of the Financing Statements in the Filing Offices, assuming that the representations made by the relevant Loan Party in the relevant Security Agreement or Guarantor Security Agreement with respect to the location of its Collateral (as defined in the relevant Collateral Document), its place of business and its chief executive office are and remain true and correct, the security interests granted by it to the Administrative Agent for the benefit of the Lenders under the relevant Collateral Document in and to such Collateral will constitute security interests therein to the extent that security interests in such Collateral may be perfected by filing a financing statement under Article 9 of the Uniform Commercial Code ("UCC") as presently in effect in the states in which the Filing Offices are located (the "Collateral States"). Except for the filing of periodic continuation statements, it is not necessary under the UCC to re-record, re-register or refile a UCC-1 financing statement, or to record, register or file any other or additional documents, instruments or statements in order to maintain perfection of the security interests in any such Collateral granted in favor of the Administrative Agent, except that additional financing statements may be required to be filed if the relevant Loan Party changes its name, identity or corporate structure so as to make the relevant Financing Statements seriously misleading (unless new appropriate financing statements indicating the new name, identity or corporate structure are duly filed), the location of its chief executive office or chief place of business or the states in which any of the Collateral is located.

   11. The grant of the security interest in the Pledged Partnership Interests and the grant of the security interest in the Collateral (as defined in the Guarantor Security Agreement executed by Network Holding), do not require the consent of any other partner in the partnerships in which such interests are granted.

   12. To our knowledge, there is no pending or threatened action, suit or proceeding affecting any Loan Party before any federal, New York or California Governmental Authority or arbitrator (except as set forth in Schedule 13 to the Credit Agreement, Schedule 5 of the Guarantee executed by Network and Schedule 1 to each of the Guarantees

Page 6 - Administrative Agent, Managing Agent and Lenders - September __, 1996

executed by PTI, respectively) which may materially adversely affect the operations or condition, financial or otherwise, of the Loan Parties taken as a whole or the ability of any Loan Party to perform its obligations under any Loan Document.

   13. None of the Borrower, UTG, PTI Holdings, PTI, Network Holding, Network, Galavision, Sunshine or Sunshine L.P. is, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    Our opinions in paragraphs 4 and 5 above as to the enforceability of the Transaction Documents is subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally, (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and (c) public policy considerations or court decisions which may limit the rights of parties to obtain indemnification. We further advise you that certain provisions of the Collateral Documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any of the remaining provisions of the Loan Documents and such limitations and unenforceability do not make the rights and remedies provided in or contemplated by the Loan Documents inadequate for the practical realization of the rights and benefits afforded thereby. We express no opinion as to the enforceability of provisions in the Collateral Documents purporting to prohibit transfers to the extent they include transfers described in Section 9-311 of the UCC.

    We have not been requested to render an opinion and, with your permission, we express no opinion as to the effect on the Transaction Documents of any applicable laws relating to fraudulent conveyances or transfers. We understand you have received a certificate of the Chief Financial Officer of the Borrower relating to certain factual matters which may be relevant to such laws.

    Our opinions herein as to all matters relating to the Communications Act of 1934 and proceedings before the Federal Communications Commission are subject to our separate opinion of even date herewith addressed to you covering such matters.

    We express no opinion with respect to the validity, creation or perfection of the security interests granted to the Administrative Agent pursuant to the Collateral Documents on any Collateral to the extent such Collateral includes or may include "know-how," patents, copyrights, trademarks, trade-names or the like. We further express no opinion as to Collateral (a) which is an accession to, or commingled or processed with other goods to the extent that a security interest therein is limited by Section 9-314 or 9-315 of the UCC of each Collateral State or (b) which consists or may consist of items which are subject

Page 7 - Administrative Agent, Managing Agent and Lenders - September __, 1996

to a certificate of title statute of any jurisdiction or a document of title. As used in this paragraph and hereinafter in this opinion, "Collateral" refers collectively to Collateral as defined in each of the Collateral Documents.

    We express no opinion as to Collateral which consists or may consist of items which are subject to a statute, regulation or treaty of the United States of America which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from the place specified in the UCC of each Collateral State for filing to perfect such security interest.

    In rendering the opinions in paragraphs 8, 9 and 10, we have assumed (a) that each Loan Party has, or will have as of the relevant times, rights in the Collateral in which it has granted a security interest to the Administrative Agent within the meaning of Section 9-203(1)(c) of the UCC of each Collateral State, (b) that "value" has been given within the meaning of 9-203(1)(b) of the UCC of each Collateral State, (c) that none of the Collateral arises out of any transaction described in Section 9-104 of the UCC of any Collateral State, (d) that the Collateral does not include real property, fixtures, farm products, consumer goods, or crops, timber, minerals or the like (including oil and gas) or accounts resulting from the sale of an interest in minerals or the like (including oil and gas), (e) the sufficiency and adequacy for purposes of the UCC of any Collateral State of the signature of the secured party and the description of the Collateral in the Collateral Documents and the Financing Statements, and (f) that no agreements or understanding existing between the Managing Agents, the Administrative Agent or any Lender, on the one hand, and any Loan Party or third parties, on the other hand, that would modify, release or terminate the security interests granted to the Administrative Agent on behalf of the Lenders pursuant to the Collateral Documents. We advise you that security interests in any Collateral constituting goods is subject to the rights of buyers described in
Section 9-307 of the UCC of any Collateral State. We also advise you that a security interest in accounts and general intangibles will be subject to the rights of account debtors. We also call your attention to the fact that under certain circumstances described in Section 9-306 of the UCC of any Collateral State the right of a secured party to enforce its security interests in proceeds of Collateral may be limited.

    Except as expressly set forth in paragraphs 8 and 9, we express no opinion with respect to the existence, condition, location or ownership of the Collateral or the priority of any liens thereon or security interests therein.

    Insofar as the Security Documents create security interests in after-acquired property, such security interests will be subject to Sections 547 and 552 of the Bankruptcy Code.

    To the extent that the obligations of any Loan Party may be dependent upon such matters, we assume for purposes of this opinion that the Transaction Documents to which

Page 8 - Administrative Agent, Managing Agent and Lenders - September __, 1996

they are party have been duly authorized, executed and delivered by all parties thereto other than the Loan Parties and are enforceable against such other parties in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and general principles of equity. We are not expressing any opinion as to the effect of compliance by the Managing Agents, the Administrative Agent and the Lenders with any state or federal laws or regulations applicable to the transactions contemplated by the Loan Documents because of the nature of the Managing Agents', the Administrative Agent's or any such Lender's business.

    Any statement in this opinion that is qualified by any phrase that includes the works "know," "known," "knowledge," or similar words is limited to the actual present knowledge of those attorneys in our firm who have given substantive attention to the representation described in the introductory paragraph of this opinion and the other transactions described in the Transaction Documents and does not include any knowledge of any other attorneys within our firm or any constructive or imputed notice of any matters or items of information (except that, with respect to paragraph 12, it includes the actual present knowledge of other attorneys in the firm as to matters to which they have given substantive attention as counsel for the Loan Parties in the form of legal consultation and, where appropriate, legal representation in the past 12 months). We have not undertaken any independent investigation (outside of our representation of the Loan Parties in connection with the transactions described in the Transaction Documents) to determine the accuracy of any such statement; and no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Loan Parties in connection with this opinion or in other matters.

    In our examination, we have assumed the genuineness of all signatures (except for those of the Loan Parties), the authenticity of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, and the conformity to authentic originals of all agreements, instruments, records, certificates and other documents submitted to us as certified, conformed, or photostatic copies. As to questions of fact material to the opinions hereinafter expressed, we have relied upon representations of the Loan Parties made in the Transaction Documents and of their respective officers or of public officials.

    We are members of the Bars of the State of California and New York. Except as otherwise specifically set forth in this paragraph, in this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the States of California and New York, the General Corporation Law and Revised Uniform Limited Partnership Act of the State of Delaware, and the federal laws of the United States of America (other than laws specifically related to the FCC and regulations promulgated by the FCC which are covered by our separate opinion to you referred to above). Our opinions rendered in paragraphs 6 and 7 are based upon our review only of those statutes, rules and regulations which, in our experience, are normally applicable to transactions contemplated by the Transaction Documents. Our

Page 9 - Administrative Agent, Managing Agent and Lenders - September __, 1996



opinions in paragraph 6 and 7 above exclude matters arising under the federal and state securities laws. Our opinions in paragraphs 9 and 10 above with respect to the States of Arizona, Connecticut, Delaware, Florida, Illinois, Michigan, New Jersey, New Mexico, Pennsylvania and Texas and the District of Columbia are based solely upon a review of the provisions of Sections 9-103, 9-203, 9-302, 9-303, 9-304, 9-305, 9-306, 9-311, 9-401, 9-402 and 9-403 of
the UCC as currently in effect in such states or jurisdictions, as reported in Uniform Laws Annotated, Uniform Commercial Code (1981 and Supp. 1996).

                This opinion is rendered only to you and is solely for your benefit in connection with the above transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                  Respectfully submitted,

                                  APPENDIX I

                             FINANCING STATEMENTS


   DEBTOR                                        FILING OFFICE
   ------                                        -------------

Company                          1.       Secretary of State of State of California



UTG                              1.       Secretary of State of State of New Jersey

                                 2.       Secretary of State of State of New York

                                 3.       City Registrar of New York County, New York

                                 4.       Secretary of State of State of Florida

                                 5.       Secretary of State of State of Texas

                                 6.       Secretary of State of State of New Mexico

                                 7.       Secretary of State of State of California

                                 8.       Secretary of State of State of Illinois

                                 9.       Secretary of State of State of Michigan

                                 10.      Recorder's Office of District of Columbia

                                 11.      Secretary of State of State of Pennsylvania

                                 12.      Recorder's Office of Philadelphia County, Pennsylvania

                                 13.      Secretary of State of State of Connecticut

                                 14.      Secretary of State of State of Arizona



PTI Holdings                     1.       Secretary of State of State of California


                                       i


Network                          1.       Secretary of State of State of Florida

                                 2.       Secretary of State of State of New Jersey

                                 3.       Secretary of State of State of California

                                 4.       Secretary of State of State of Texas

                                 5.       Secretary of State of State of New York

                                 6.       Recorder's Office of New York County, New York

                                 7.       Secretary of State of State of Illinois

                                 8.       Secretary of State of State of Michigan

                                 9.       Recorder's Office of District of Columbia



Galavision                       1.       Secretary of State of State of California

                                 2.       Secretary of State of State of Florida



PTI                              1.       Secretary of State of State of California



Network Holding                  1.       Secretary of State of State of California

                                 2.       Secretary of State of the State of Delaware

                                 3.       Secretary of State of the State of Florida


                                September
                                30th
                                1 9 9 6




                                                 884,097-014
                                                 DCI-259408.V2


To the Administrative Agent,
the Managing Agents and the Lenders
referred to below

                         Re:     UNIVISION COMMUNICATION INC.

Ladies and Gentlemen:

       We have acted as special communications counsel to Univision Communications Inc., a Delaware corporation (the "Borrower") and its affiliated corporations and partnerships in connection with the making of loans (the "Loans") by the Lenders (as defined below) to the Borrower pursuant to, and the transactions related to, the Credit Agreement dated as of September 26, 1996 (the "Credit Agreement") among the Borrower, The Chase Manhattan Bank, a New York banking corporation ("Chase"), as administrative agent (in such capacity, the "Administrative Agent"), Banque Paribas, a French banking corporation ("Paribas"), as a managing agent, and Chase, as a managing agent (collectively, the "Managing Agents") and Chase, Paribas and the other financial institutions party thereto as lenders (collectively, the "Lenders") and in connection with the initial public offering of the common stock of the Borrower and certain reorganization transactions involving the Borrower and such affiliated corporations and partnerships referred to in
Section 3.30 of the Credit Agreement (the "Reorganization"). This opinion is being delivered to you pursuant to Section 4.1(g)(ii) of the Credit Agreement. All capitalized terms used and not defined herein have the same meanings herein as set forth in the Credit Agreement.

       In our capacity as such counsel, we have examined originals or copies of records routinely available for public inspection in the Washington, D.C. offices of the FCC, the Loan Documents, the attached certificates of officers and other representatives of the Loan Parties (the "Certificates"), and such other documents as in our judgment are necessary or appropriate to enable us to render this opinion.

Page 2 - Administrative Agent, Managing Agent and Lenders - September __, 1996


       In rendering this opinion, we have assumed (i) the genuineness of all signatures on documents submitted to us (other than the Borrower), (ii) the legal capacity of natural persons, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity with original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles; (v) the authority of the person or persons who executed any such documents on behalf of any person (including, without limitation, any entity or governmental agency) and (vi) as to any such person, we have assumed that such person has all the requisite power and authority and has fulfilled all necessary procedures to take and adopt the actions, or to enter into the agreements, set forth in such documents executed by such person or on behalf of such person and to effect the actions or transactions contemplated thereby.

                We have not, except as specifically identified above, undertaken any independent review or investigation of factual or other matters relating to the Loan Parties or any of the Stations or of any other matters, and we have made no inspection of the assets, properties, businesses or operations of the Loan Parties, including, without limitation, the facilities of the Stations. We have relied, as to factual matters, without independent investigation, upon the representations, warranties and certifications made by the Borrower pursuant to the Credit Agreement and the Certificates. We also have relied upon pertinent statements and representations of members of the staff of the FCC regarding certain factual matters.

                We also have assumed and relied, without independent inquiry or verification by us, upon the accuracy and completeness of all information located in the publicly available files of the FCC in Washington, D.C., which we examined during the two weeks immediately preceding the Initial Closing Date. In rendering this opinion, we have assumed the absence of changes in such files since our examination of them. We have not examined or investigated the records which may be available in any other office or branch of the FCC. You should be aware that certain of the records of the FCC are public as a matter of law (for example, under the federal Freedom of Information Act). Such records, however, may not have been included in the files routinely available for public inspection at the times we examined those files in connection with rendering this opinion. Accordingly, we express no opinion regarding the completeness of the FCC files at the time we reviewed them. Furthermore, there may be records of matters pending at the FCC that were not available for inspection by the public as a matter of law and that we therefore did not examine. This opinion is given, and all statements herein are made, in the context of the foregoing.

                We have not examined the records of any governmental body other than the FCC, and we have not searched the docket files of any court, in connection with this opinion. We express no opinion regarding technical or engineering matters.

                This opinion is limited to the Communications Act and the rules, regulations and generally available written and published policies of the FCC (the "FCC Rules") as of the

Page 3 - Administrative Agent, Managing Agent and Lenders - September   , 1996


date of this opinion, all as applicable to the Loan Parties in connection with the transactions being consummated on the date hereof pursuant to the Credit Agreement, the Reorganization and the IPO. We assume no responsibility to advise you of any future changes in the Communications Act or the FCC Rules or the impact of any such changes on this opinion.

         On the basis of such examination and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

         1. The Subsidiaries of the Borrower identified on Schedule I hereto hold the FCC licenses, permits and authorizations specified on such Schedule I (the "FCC Licenses").

         2.  The FCC Licenses are in full force and effect.

         3. The FCC Licenses include all material FCC licenses, permits and authorizations necessary for the Borrower's respective Subsidiaries identified on Schedule I hereto to operate television broadcast stations of the type indicated on the respective channels in the communities listed on such Schedule I.

          4. The FCC has granted the Borrower's application on FCC Form 316 filed pursuant to 47 C.F.R. Section 73.3540(f) (1995) in connection with the Reorganization and the IPO (the "Application") and thereby has consented to the changes in ownership interests in the Borrower effected by the Reorganization and the IPO.

          5. The FCC's consent is in full force and effect. Such consent constitutes all necessary material consents, approvals and authorizations required under the Communications Act for the Reorganization and the IPO to occur.

          6. Based solely upon a review of the records in the public reference rooms of the FCC available for inspection during the two weeks immediately preceding the Initial Closing, appropriate files of this firm, the Certificates, and an inquiry of lawyers in this firm who have substantial responsibility for the Borrower's legal matters handled by this firm, we confirm that: (A) there is no proceeding (including any rulemaking proceeding), complaint or investigation against the Borrower or any of its Subsidiaries or in respect of the Station licenses or any of the FCC Licenses pending or threatened before the FCC (including any pending judicial review of such an action by the FCC) with respect to which the outcome, if determined adversely to the Borrower or any of its Subsidiaries, would have a material adverse effect on the operations of the Borrower and its Subsidiaries (except for proceedings affecting the television industry generally to which neither the Borrower nor any of its Subsidiaries is a specific party); and (B) neither the Borrower nor any of its Subsidiaries has been the subject of any final adverse order, decree or ruling of the FCC (including any

Page 4 - Administrative Agent, Managing Agent and Lenders - September   , 1996

notice of forfeiture that has been paid) since the last renewal of the FCC Licenses which had a material adverse effect on the operations of the Borrower and its Subsidiaries.

          7. The Borrower has confirmed to us that, to the best of its knowledge, upon consummation of the Reorganization and the IPO, the only equity interests in the Borrower that will be owned or voted, directly or indirectly, by aliens, entities organized under the laws of foreign governments, or the representatives of either (within the meaning of the Communications Act and the rules, regulations, written policies and decisions of the FCC) will be (A) those shares of Class T Common Stock directly or indirectly owned by Univisa, Inc. and Univisa Broadcasting, L.P. and (B) those shares of Class V Common Stock directly or indirectly owned by Venevision International, Ltd., Dennevar B.V., Bravo Enterprises, Inc. and Tisdell International Management Ltd. Based upon such confirmation and the approval of the Application by the FCC, upon consummation of the Reorganization and the IPO, the Borrower will comply with Section 310(b) of the Communications Act with respect to the collective equity interests in the Borrower owned or voted, directly or indirectly, by aliens, entities organized under the laws of foreign governments, or the representatives of either.


          This is the separate opinion as to FCC matters referred to in our opinion of even date herewith as to the Credit Agreement and related matters delivered pursuant to Section 4.1(g)(i) of the Credit Agreement. This opinion is specifically limited only to the matters covered hereby. Additionally, this opinion is based upon a review of those provisions of the Communications Act and the FCC Rules that, in our experience, are normally applicable to entities conducting television broadcast operations similar to those conducted by the Stations.

          This opinion is rendered only to you and is solely for your benefit in connection with the above transactions. This opinion may not be relied upon by you for any other purpose, and shall not be quoted in whole or in part, or otherwise be referred to, nor be filed with or otherwise furnished to, or relied upon by, any other person, firm, corporation or governmental agency for any purpose, without in each instance our prior written consent.

                                Respectfully submitted,

                                [Second Closing Date]

                                       1 9 9 6






                                                               884,097-014
                                                              LA1-716575.V3

To the Administrative Agent,
the Managing Agents and the Lenders
referred to below

                 Re:     UNIVISION COMMUNICATIONS INC.
                         ----------------------------

Ladies and Gentlemen:

         Reference is made to our opinion dated September 30, 1996 addressed to you and delivered to you in connection with the transactions consummated on the "Initial Closing Date" under the Credit Agreement referred to below (the "Initial Closing Date Opinion"). We have acted as counsel to Univision Communications Inc., a Delaware corporation (the "Borrower"), Univision Television Group, Inc., a Delaware corporation ("UTG"), PTI Holdings, Inc., a Delaware corporation ("PTI Holdings"), Perenchio Television, Inc., a Delaware corporation ("PTI"), The Univision Network Limited Partnership, a Delaware limited partnership ("Network"), The Univision Network Holding Limited Partnership, a Delaware limited partnership ("Network Holding"), Galavision Inc., a Delaware corporation ("Galavision"), Sunshine Acquisition Corp., a California corporation ("Sunshine") and Sunshine Acquisition, L.P., a California limited partnership ("Sunshine L.P.") (collectively, the "Loan Parties") in connection with the making of loans (the "Loans") by the Lenders (as defined below) to the Borrower pursuant to, and the transactions related to, the Credit Agreement dated as of September 26, 1996 (the "Credit Agreement") among the Borrower, The Chase Manhattan Bank, a New York banking corporation ("Chase"), as administrative agent (in such capacity, the "Administrative Agent"), Banque Paribas, a French banking corporation ("Paribas"), as a managing agent, and Chase, as a managing agent (collectively, the "Managing Agents") and Chase, Paribas and the other financial institutions party thereto as lenders (collectively, the "Lenders"). This opinion is being delivered to you pursuant to Section 4.2(e)(i) of the Credit Agreement in connection with the transactions consummated and to be consummated on the "Second Closing Date". All capitalized terms used and not defined herein have the same meanings herein as set forth in the Credit Agreement.

Page 2 - Administrative Agent, Managing Agent and Lenders - September   , 1996


          In our capacity as such counsel, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of such records, documents and other instruments of the Loan Parties, certificates of public officials and officers of the Loan Parties, and other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments included those listed in the Initial Closing Date Opinion and certificates of Loan Parties dated as of this date. For purposes of this opinion:

          "Loan Documents" does not include the Guarantee and the Guarantor Security Agreement executed and delivered by Network Holding on the Initial Closing Date;

          "Collateral Documents" does not include the Guarantor Security Agreement executed and delivered by Network Holding on the Initial Closing Date;

          "Program License Agreements" gives effect to the effectiveness on the Second Closing Date of provisions contained in the Amended and Restated Program License Agreements each dated as of October 2, 1996 effective on this date;

          "PTI" means PTI Holdings, the surviving corporation of the merger of PTI into PTI Holdings; and

          "Transaction Documents" does not include the Program Cost Sharing Agreement, the Sponsor Loan Documents, the Combined Entities Loan Agreement and the Tax Allocation Agreement.

          On the basis of such examination and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumption, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

     1. The IPO has been consummated and the Borrower has issued and sold 9,395,500 shares of its Class A Common Stock. All such shares have been validly issued, fully paid and non-assessable.

     2. In accordance with the Plan of Reorganization, (a) the Borrower is the owner of 100% of the outstanding capital stock of PTI, Galavision and Sunshine Acquisition and 95.25% of the limited partnership interest of Sunshine L.P., (b) Network Holdings has been liquidated and its assets distributed to the Borrower and Sunshine L.P. so that the Borrower is the owner of 71.85% of the limited partnership interest of Network and Sunshine Acquisition is the owner of 28.15% of the limited partnership interest of Network, (c) Sunshine Acquisition is the owner of 4.75% of the limited partnership interest of Sunshine L.P. and (d) Perenchio Television, Inc. has been merged into PTI Holdings.

Page 3 - Administrative Agent, Managing Agent and Lenders - September   , 1996


     3. We hereby confirm our opinions set forth in paragraphs 1, 2, 4, 6, 7 and 12 of the Initial Closing Date Opinion with the same effect as though such opinions were given as of this date except that "PTI" (as used therein) has merged into "PTI Holdings" (as used therein) and the separate corporate existence of "PTI" has terminated and "PTI Holdings" is the surviving corporation.

     4. We hereby confirm our opinions set forth in paragraphs 3, 5 and 13 of the Initial Closing Date after deleting references to "Network Holdings" contained therein with the same effect as though such opinions were given as of this date.

     5. The Pledged Shares described on Schedule F to the Security Agreement (the "Borrower Pledged Shares") constitute 100% of the shares of PTI Holdings, Galavision and Sunshine Acquisition. The Guarantor Security Agreement of PTI has been assumed by PTI Holdings and the Pledged Shares described on Schedule F thereof (the "PTI Holdings Pledged Shares"; together with the Borrower Pledged Shares, the "Pledged Shares") constitute 100% of the shares of capital stock of UTG. The Pledged Shares have been duly authorized and validly issued, and are fully paid and nonassessable. The delivery to, and the continued possession by, the Administrative Agent in the State of California or in the State of New York, on behalf of the Lenders, of the certificates representing the Pledged Shares creates in favor of the Administrative Agent on behalf of the Lenders a valid and perfected security interest in the Pledged Shares, as security for the obligations purported to be secured by the Security Agreement and the Guarantor Security Agreements. Such security interests are prior to any other security interests in the Pledged Shares other than liens on securities referred to in Section 8321(2) of the California Uniform Commercial Code or Section 8-321(2) of the New York Uniform Commercial Code, as the case may be, which may be perfected for a period of 21 days (but only for so long as such interest remains perfected pursuant to Section 8321 of the California Uniform Commercial Code or Section 8-321 of the New York Uniform Commercial Code, as the case may be) after a transfer pursuant to Section 8313(1)(a) of the California Uniform Commercial Code or Section 8-313(1)(i) of the New York Uniform Commercial Code, as the case may be, without any further action. We have no knowledge of any such liens. No filings, registrations or recordings are required in order to perfect the security interests in the Pledged Shares under the Security Agreement and the Guarantor Security Agreements.

     6. The Pledged Partnership Interests described on Schedule F to the Security Agreement (the "Borrower Pledged Partnership Interests") constitute 71.85% of the Pledged Partnership Interests of Network and 95.25% of the Pledged Partnership Interests of Sunshine L.P. The Pledged Partnership Interests described on Schedule F to the Guarantor Security Agreement executed by Sunshine L.P. (the "Sunshine L.P. Pledged Partnership Interests", together with the Borrower Pledged Partnership Interests, the "Pledged Partnership Interests") constitute 28.15% of the Pledged Partnership Interests of Network. The execution and delivery of the Security Agreement and such Guarantor Security Agreement creates in favor of the Administrative Agent on behalf of the Lenders a valid security interest in the Pledged Partnership Interests, as security for the obligations purported to be secured by the Security Agreement and such Guarantor Security Agreements.

PAGE 4 - ADMINISTRATIVE AGENT, MANAGING AGENT AND LENDERS - SEPTEMBER __, 1996

Upon the filing of the financing statements naming the Borrower and Sunshine L.P. as debtors with the Secretaries of State of the States of California, Delaware and Florida referred to in the next succeeding paragraph, the security interest in the Pledged Partnership Interests will, subject to the assumptions and qualifications in the next succeeding paragraph, be perfected.

     7. We have examined the financing statements (the "Financing Statements") to be filed in the filing offices listed on Appendix I hereto (the "Filing Offices"). Upon the filing of the Financing Statements in the Filing Offices, assuming that the representations made by the relevant Loan Party in the relevant Security Agreement or Guarantor Security Agreement with respect to the location of its Collateral (as defined in the relevant Collateral Document), its place of business and its chief executive office are and remain true and correct, the security interests granted by it to the Administrative Agent for the benefit of the Lenders under the relevant Collateral Document in and to such Collateral will constitute security interests therein to the extent that security interests in such Collateral may be perfected by filing a financing statement under Article 9 of the Uniform Commercial Code ("UCC") as presently in effect in the states in which the Filing Offices are located (the "Collateral States"). Except for the filing of periodic continuation statements, it is not necessary under the UCC to re-record, re-register or refile a UCC-1 financing statement, or to record, register or file any other or additional documents, instruments or statements in order to maintain perfection of the security interests in any such Collateral granted in favor of the Administrative Agent, except that additional financing statements may be required to be filed if the relevant Loan Party changes its name, identity or corporate structure so as to make the relevant Financing Statements seriously misleading (unless new appropriate financing statements indicating the new name, identity or corporate structure are duly filed), the location of its chief executive office or chief place of business or the states in which any of the Collateral is located.

     8. The grant of the security interest in the Pledged Partnership Interests does not require the consent of any other partner of Network.

     The foregoing opinions are subject to each of the assumptions, limitations, qualifications and exceptions set forth in the Initial Closing Date Opinion.

PAGE 5 - ADMINISTRATIVE AGENT, MANAGING AGENT AND LENDERS - SEPTEMBER __, 1996

     This opinion is rendered only to you and is solely for your benefit in connection with the above transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                       Respectfully submitted,

                                                                  EXHIBIT L
                                                                  TO CREDIT
                                                                  AGREEMENT


                       FORM OF EXCESS CASH FLOW CERTIFICATE


     The undersigned, _________________________, the
_________________________ of Univision Communications Inc., a Delaware corporation (the "Borrower"), refers to that certain Credit Agreement dated as of September 26, 1996, among The Chase Manhattan Bank, a New York banking corporation ("Chase"), as administrative agent, Banque Paribas, a French banking corporation, as a managing agent, Chase, as a managing agent, the financial institutions parties thereto and the Borrower (such Credit Agreement, as it may be amended, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement) and certifies as to the accuracy of the following:

     Excess Cash Flow for the Borrower and its Subsidiaries on a consolidated basis for the fiscal year ending December 31, ____________ is $_____________, calculated as follows:


1.  EBITDA

    a.  Net Income (after eliminating
        extraordinary gains and losses)                              $_________

    b.  provision for taxes                                          $_________

    c.  depreciation and amortization                                $_________

    d.  Interest Expense
          (i)  interest (dividends)
               on Funded Debt                  $_________
         (ii)  commitment, L/C and line
               of credit fees                  $_________
        (iii)  net amounts payable (or
               receivable) under Interest
               Rate Agreements                 $_________
         (iv)  interest income                 $_________
          (v) (i) + (ii) + [or -]
                  (iii) - (iv)                 $_________

     e.  termination payments                                        $_________

     f.  other non-cash charges                                      $_________

     g.  Program Rights Payments actually
         made.                                                       $_________

     h.  non-cash revenues                                           $_________

     i.  principal payments for
         Transponder Leases                                          $_________

     j.  a + b + c + d + e + f - g - h
          - i                                                        $_________

2.   Total Debt Service

     a.  Interest Expense (from 1(d) above)                          $_________

     b.  regularly scheduled principal
         payments on Funded Debt (see
         Modesto Station provisions)                                 $_________

     c.   principal payments on Revolving
          Loans due under Section 2.1(h)(ii)
          of the Credit Agreement                                    $_________

     d.   a + b + c                                                  $_________

3.   Cash Income Taxes                                               $_________

4.   Capital Expenditures (not made with a
     financing permitted by Section 6.3(j)
     of the Credit Agreement)                                        $_________

5.   increase [or decrease] in Net Working
     Investment                                                      $_________

6.   Restricted Payments permitted under
     Section 6.6(iii) of the Credit Agreement                        $_________

7.   1 - 2 - 3 - 4 + [or -] 5 - 6                                    $_________


     IN WITNESS WHEREOF, I HAVE HEREUNTO SIGNED MY NAME, AS THE
____________________ OF UNIVISION COMMUNICATIONS INC., AS OF THIS ____ DAY OF
____________, ___:

                                      _____________________________
                                      Name: _______________________
                                      Title: ______________________

                                                                     SCHEDULE 1
                                                                      TO CREDIT
                                                                      AGREEMENT

                             Revolving Loan Lenders

                                      and

                           Revolving Loan Commitments



REVOLVING                                        APPLICABLE LENDING
LOAN COMMITMENT     LENDER                             OFFICE
---------------     ------                       ------------------

$11,186,440.68      The Chase Manhattan Bank     One Chase Manhattan Plaza
                                                 New York, N.Y. 10081

$11,186,440.68      Banque Paribas               2029 Century Park East
                                                 Suite 3900
                                                 Los Angeles, CA 90067

$7,457,627.12       The Bank of New York         One Wall Street
                                                 New York, New York 10286

$7,457,627.12       Nationsbank of Texas, N.A.   901 Main St.
                                                 Dallas, Texas 75211

$6,779,661.02       ABN Amro Bank N.V.           500 Park Avenue
                                                 New York, New York 10017

$6,779,661.02       The First National           100 Federal Street
                    Bank of Boston               Boston, MA 02110

$6,779,661.02       Bank of Montreal             430 Park Avenue
                                                 New York, New York 10022

$6,779,661.02       CIBC, Inc.                   425 Lexington Avenue
                                                 New York, New York 10017

$6,779,661.02       First Union National         301 South College Street
                    Bank of North Carolina       Charlotte, NC 28288

$6,779,661.02       Fleet Bank, N.A.             175 Water St., 28th Fl.
                                                 New York, New York 10038

$6,779,661.02       Union Bank of                445 South Figueroa St.
                    California, N.A.             Los Angeles, CA 90071

$6,271,186.44       Bank of America Illinois    335 Madison Avenue
                                                New York, NY 10017

$6,271,186.44       Bank of Hawaii              130 Merchant Street
                                                20th Floor
                                                Honolulu, Hawaii 96813

$6,271,186.44       Banque Nationale de Paris   180 Montgomery Street
                                                San Francisco, CA 94104

$6,271,186.44       Corestates Bank, N.A.       1339 Chestnut Street
                                                Philadelphia, PA 19107

$6,271,186.44       Caisse Nationale de         520 Madison Avenue
                    Credit Agricole             New York, NY 10022

$6,271,186.44       The Fuji Bank, Limited      Two World Trade Center
                                                New York, NY 10048

$6,271,186.44       Mellon Bank, N.A.           1 Mellon Bank Center
                                                500 Grant Street
                                                Pittsburgh, PA 15258-0001

$6,271,186.44       The Nippon Credit           245 Park Avenue
                    Bank, Ltd.                  New York, NY 10167

$6,271,186.44       Royal Bank of Canada        Financial Square
                                                23rd Floor
                                                New York, NY 10005-3531

$6,271,186.44       Societe Generale            1221 Avenue of the Americas
                                                New York, NY 10020

$5,084,745.76       Bank of Nova Scotia         One Liberty Plaza
                                                165 Broadway
                                                New York, NY

$5,084,745.76       Credit Lyonnais             1301 Avenue of the Americas
                                                New York, NY 10019

$5,084,745.76       The Dai-Ichi Kangyo         1 World Trade Center
                    Bank, Ltd.                  Suite 4911
                                                New York, NY 10048

$5,084,745.76       First Hawaiian Bank         1132 Bishop Street
                                                19th Floor
                                                Honolulu, Hawaii 96813

$5,084,745.76       The Industrial Bank         350 S. Grand Avenue
                    of Japan, Limited           Suite 1500
                                                Los Angeles, CA 90071

$5,084,745.76       LTCB Trust Company          165 Broadway, 49th Floor
                                                New York, NY 10006

$5,084,745.76       PNC Bank, National          Broad & Chestnut Streets
                    Association                 (100 South Broad Street)
                                                Philadelphia, Pennsylvania 19101

$5,084,745.76       The Sanwa Bank, Limited     55 East 52nd Street
                    New York Branch             New York, New York 10055

$5,084,745.76       The Sumitomo Bank, Ltd.     777 South Figueroa Street
                                                Suite 2600
                                                Los Angeles, California 90017

$3,389,830.51       Bank of Ireland             640 Fifth Avenue
                                                New York, NY 10019

$3,389,830.51       Banque Francaise du         645 Fifth Avenue
                    Commerce Exterieur          New York, New York 10022

                                                                SCHEDULE 2
                                                                TO CREDIT
                                                                AGREEMENT


                             Term Loan Lenders
                                    and

                           Term Loan Commitments



TERM                                            APPLICABLE LENDING
LOAN COMMITMENT       LENDER                          OFFICE
---------------       ------                    ------------------

$21,813,559.32        The Chase Manhattan       One Chase Manhattan
                      Bank                      Plaza
                                                New York, N.Y. 10081

$21,813,559.32        Banque Paribas            2029 Century Park East
                                                Suite 3900
                                                Los Angeles, CA 90067

$14,542,372.88        The Bank of New York      One Wall Street
                                                New York, New York 10286

$14,542,372.88        Nationsbank of            901 Main St.
                      Texas, N.A.               Dallas, Texas 75211

$13,220,338.98        ABN Amro Bank N.V.        500 Park Avenue
                                                New York, New York 10017

$13,220,338.98        The First National        100 Federal Street
                      Bank of Boston            Boston, MA 02110

$13,220,338.98        Bank of Montreal          430 Park Avenue
                                                New York, New York 10022

$13,220,338.98        CIBC, Inc.                425 Lexington Avenue
                                                New York, New York 10017

$13,220,338.98        First Union National      301 South College Street
                      Bank of North             Charlotte, NC 28288
                      Carolina

$13,220,338.98        Fleet Bank, N.A.          175 Water St., 28th Fl.
                                                New York, New York 10038

$13,220,338.98        Union Bank of             445 South Figueroa St.
                      California, N.A.          Los Angeles, CA 90071

$12,228,813.56        Bank of America           335 Madison Avenue
                      Illinois                  New York, NY 10017

$12,228,813.56        Bank of Hawaii            130 Merchant Street
                                                20th Floor
                                                Honolulu, Hawaii 96813

$12,228,813.56        Banque Nationale de       180 Montgomery Street
                      Paris                     San Francisco, CA 94104

$12,228,813.56        Corestates Bank,          1339 Chestnut Street
                      N.A.                      Philadelphia, PA 19107

$12,228,813.56        Caisse Nationale de       520 Madison Avenue
                      Credit Agricole           New York, NY 10022

$12,228,813.56        The Fuji Bank,            Two World Trade Center
                      Limited                   New York, NY 10048

$12,228,813.56        Mellon Bank, N.A.         1 Mellon Bank Center
                                                500 Grant Street
                                                Pittsburgh, PA 15258-0001

$12,228,813.56        The Nippon Credit         245 Park Avenue
                      Bank, Ltd.                New York, NY 10167

$12,228,813.56        Royal Bank of Canada      Financial Square
                                                23rd Floor
                                                New York, NY 10005-3531

$12,228,813.56        Societe Generale          1221 Avenue of the
                                                Americas
                                                New York, NY 10020

$9,915,254.24         Bank of Nova Scotia       One Liberty Plaza
                                                165 Broadway
                                                New York, NY

$9,915,254.24         Credit Lyonnais           1301 Avenue of the
                                                Americas
                                                New York, NY 10019

$9,915,254.24         The Dai-Ichi Kangyo       1 World Trade Center
                      Bank, Ltd.                Suite 4911
                                                New York, NY 10048

$9,915,254.24         First Hawaiian Bank       1132 Bishop Street
                                                19th Floor
                                                Honolulu, Hawaii 96813

$9,915,254.24         The Industrial Bank       350 S. Grand Avenue
                      of Japan, Limited         Suite 1500
                                                Los Angeles, CA 90071

$9,915,254.24         LTCB Trust Company        165 Broadway, 49th Floor
                                                New York, NY 10006

$9,915,254.24         PNC Bank, National        Broad & Chestnut
                      Association               Streets (100 South Broad Street)
                                                Philadelphia,
                                                Pennsylvania 19101

$9,915,254.24         The Sanwa Bank,           New York Branch
                      Limited                   55 East 52nd Street
                                                New York, New York 10055

$9,915,254.24         The Sumitomo Bank, Ltd.   777 South Figueroa Street
                                                Suite 2600
                                                Los Angeles, California 90017

$7,000,000.00         Crescent/MACH I           TCW Asset Management
                      Partners, L.P.            Company
                                                200 Park Avenue
                                                Suite 2200
                                                New York, NY 10166-0228

$6,610,169.49         Bank of Ireland           640 Fifth Avenue
                                                New York, NY 10019

$6,610,169.49         Banque Francaise du       645 Fifth Avenue
                      Commerce Exterieur        New York, New York 10022

$1,500,000.00         Integon Life              Conning & Company
                      Insurance Corporation     CityPlace II
                                                185 Asylum Street
                                                Hartford, Connecticut
                                                06103

$1,500,000.00         United Companies Life     8545 United Plaza Blvd.
                      Insurance Company         Baton Rouge, LA 70809

                                                                     SCHEDULE 3
                                                                     TO CREDIT
                                                                     AGREEMENT


                          LENDER NOTICE ADDRESSES


THE CHASE MANHATTAN BANK
1 Chase Manhattan Plaza, 4th Floor
New York, NY  10081

Attention:  Mr. Stephen P. Mumblow                          Fax: (212) 552-4905

with a copy to:

The Chase Manhattan Bank, N.A.
Agency and Bank Services Group
140 East 45th Street, 29th Floor
New York, New York 10017

Ms. Janet Beldon                                            Fax: (212) 622-0002


BANQUE PARIBAS
2029 Century Park East, Suite 3900
Los Angeles, California 90067

Attention:  Ms. Linda L. Aleshire                           Fax: (310) 556-8759


ABN AMRO BANK N.V.
500 Park Avenue (10022)
New York, New York 10017

Attention:  Mr. Mark Gronich                                Fax: (212) 446-4203


BANK OF AMERICA ILLINOIS
335 Madison Avenue
New York, New York 10017

Attention:  Ms. Laura Calhoun                               Fax: (212) 503-7173


BANK OF HAWAII
130 Merchant Street, 20th Floor
Honolulu, Hawaii 96813

Attention:  Mr. J. Bryan Scearce                            Fax: (808) 537-8301

BANK OF IRELAND
640 Fifth Avenue
New York, New York 10019

Attention:  Mr. Randolph M. Ross                            Fax: (212) 586-7752


BANK OF MONTREAL
430 Park Avenue
New York, New York 10022

Attention:  Mr. Andrew Moore                           Fax: (212) 605-1621/1648


THE BANK OF NEW YORK
One Wall Street, 16th Floor
New York, New York 10286

Attention:  Mr. Brendan T. Nedzi                            Fax: (212) 635-8595


BANK OF NOVA SCOTIA
One Liberty Plaza
165 Broadway
New York, New York 10006

Attention:  Ms. Margot Bright                               Fax: (212) 225-5091


BANQUE FRANCAISE DU COMMERCE EXTERIEUR
645 Fifth Avenue
New York, New York 10022

Attention:  Mr. Peter Karl Harris                           Fax: (212) 872-5045


BANQUE NATIONALE DE PARIS
180 Montgomery Street
San Francisco, California 94104

Attention:  Ms. Judy Dowling                                Fax: (415) 391-3390


CIBC, INC.
425 Lexington Avenue
New York, New York 10017

Attention:  Ms. Susan Hanna                                 Fax: (212) 856-3558

CAISSE NATIONALE DE CREDIT AGRICOLE
520 Madison Avenue
New York, New York 10022

Attention:  Mr. John McCloskey                              Fax: (212) 418-2228


CORESTATES BANK, N.A.
1339 Chestnut Street
Philadelphia, Pennsylvania 19107

Attention:  Mr. Edward Kittrell                             Fax: (215) 786-7721


CREDIT LYONNAIS
1301 Avenue of the Americas
New York, New York 10019

Attention:  Mr. Mark Thorsheim                              Fax: (212) 261-3288


CRESCENT/MACH I PARTNERS, L.P.
TCW Asset Management Company
200 Park Avenue, Suite 2200
New York, New York 10166-0228

Attention:  Mr. Mark L. Gold                                Fax: (212) 297-4159
                   Mr. Justin Driscoll

with copy to:

Crescent/MACH I Partners, L.P.
c/o State Street Bank & Trust Co.
Two International Place
Boston, MA 02110

Attention:  Ms. Jackie Sweeney                              Fax: (617) 664-5366


THE DAI-ICHI KANGYO BANK, LTD.
One World Trade Center, Suite 4911
New York, New York 10048

Attention:  Mr. Dean Murdock                                Fax: (212) 912-1879

with a copy to:

Schulte Roth & Zabel LLP
900 Third Avenue
New York, New York 10022

Attention:  Mark Broude, Esq.                               Fax: (212) 583-5955
Attention:  Lawrence Goldberg, Esq.                         Fax: (212) 593-5955

FIRST HAWAIIAN BANK
1132 Bishop Street, 19th Floor
Honolulu, Hawaii 96813

Attention:  Mr. William Schink                              Fax: (808) 525-8973


THE FIRST NATIONAL BANK OF BOSTON
100 Federal Street
Boston, Massachusetts 02110

Attention:  Mr. Daniel Kortick                              Fax: (617) 434-3401


FIRST UNION NATIONAL BANK
of North Carolina
301 South College Street
Charlotte, North Carolina 28288

Attention:  Mr. James Wood                                  Fax: (704) 374-4092

with a copy to:

Kennedy Covington Lobdell & Hickman LLP
NationsBank Corporate Center
100 No. Tryon Street, Suite 4200
Charlotte, North Carolina 28202

Attention:  Michael Flynn, Esq.


FLEET BANK, N.A.
175 Water Street, 28th Floor
New York, New York 10038

Attention:  Mr. Garret Komjathy                             Fax: (212) 602-2663


THE FUJI BANK, LIMITED
Two World Trade Center, 79-81 Floors
New York, New York  10048

Attention:  Ms. Anne Dorsey                                 Fax: (212) 912-0516


THE INDUSTRIAL BANK OF JAPAN, LIMITED
350 So. Grand Avenue, Suite 1500
Los Angeles, California 90071

Attention:  Mr. Steven Savoldelli                           Fax: (213) 488-9840

INTEGON LIFE INSURANCE CORPORATION
Conning & Company
CityPlace II
185 Asylum Street
Hartford, Connecticut 06103

Attention:  Ms. Laurie Ereshena                             Fax: (860) 520-1202

and

PennCorp Financial, Inc.
Attention:  Mr. Arthur Evans                                Fax: (212) 758-5442

with copy to:

TCW Asset Management Company
200 Park Avenue, Suite 2200
New York, New York 10166-0228

Attention:  Mr. Mark L. Gold                                Fax: (212) 297-4159
                   Mr. Justin Driscoll


LTCB TRUST COMPANY
165 Broadway, 49th Floor
New York, New York 10006

Attention:  Mr. Tetsuya Fukunaga                            Fax: (212) 608-2371


MELLON BANK, N.A.
1 Mellon Bank Center, Suite 4440
500 Grant Street
Pittsburgh, Pennsylvania 15258-0001

Attention:  Mr. John T. Kranefuss                           Fax: (412) 234-6375


NATIONSBANK OF TEXAS, N.A.
901 Main Street
Dallas, Texas 75211

Attention:  Mr. Doug Stuart                                 Fax: (214) 508-9390


THE NIPPON CREDIT BANK, LTD. (NEW YORK)
245 Park Avenue
New York, New York 10167

Attention:  Mr. David Carrington                            Fax: (212) 490-3895

PNC BANK, NATIONAL ASSOCIATION
Broad & Chestnut Streets
(100 South Broad Street)
Philadelphia, Pennsylvania 19101

Attention:  Mr. Thomas Partridge                          Fax: (215) 585-6680


ROYAL BANK OF CANADA
Financial Square, 23rd Floor
New York, New York 10005-3531

Attention:  Ms. Barbara Meijer                            Fax: (212) 428-6460


THE SANWA BANK, LIMITED
New York Branch
55 East 52nd Street
New York, New York 10055

Attention:  Mr. Paul Judicke                              Fax: (212) 754-1304


SOCIETE GENERALE
1221 Avenue of the Americas
New York, New York 10020

Attention:  Mr. David Sawyer                              Fax: (212) 278-6240

with a copy to:

Orrick, Herrington & Sutcliffe
777 South Figueroa Street, Suite 3200
Los Angeles, California 90017-5832

Attention:  Alan Benjamin, Esq.                           Fax: (213) 612-2499


THE SUMITOMO BANK, LTD. (LOS ANGELES)
777 South Figueroa Street, Suite 2600
Los Angeles, California 90017

Attention:  Mr. Mark Krikorian                            Fax: (213) 623-6832


UNION BANK OF CALIFORNIA, N.A.
445 South Figueroa Street
Los Angeles, California 90071

Attention:  Mr. William Gooch                             Fax: (213) 236-5747

UNITED COMPANIES LIFE INSURANCE COMPANY
8545 United Plaza Blvd.
Baton Rouge, LA 70809

Attention:  Mr. Andrew Davidson                           Fax: (504) 922-4214
                Ms. Vicky Read

and

PennCorp Financial, Inc.
Attention:  Mr. Arthur Evans                              Fax: (212) 758-5442

with copy to:

TCW Asset Management Company
200 Park Avenue, Suite 2200
New York, New York 10166-0228

Attention:  Mark L. Gold                                  Fax: (212) 297-4159
                   Justin Driscoll

                                    SCHEDULE 4

                               BORROWER SUBSIDIARIES



PART 1.  ALL SUBSIDIARIES.

PTI Holdings, Inc., a Delaware corporation
Perenchio Television, Inc., a Delaware corporation
Univision Television Group, Inc., a Delaware corporation
Galavision, Inc., a Delaware corporation
Sunshine Acquisition Corp., a California corporation
Sunshine Acquisition, L.P., a California limited partnership
The Univision Network Holding Limited Partnership, a Delaware limited partnership
The Univision Network Limited Partnership, a Delaware limited partnership KWEX License Partnership, G.P., a California general partnership
KUVN License Partnership, G.P., a California general partnership
KLUZ License Partnership, G.P., a California general partnership
KMEX License Partnership, G.P., a California general partnership
KDTV License Partnership, G.P., a California general partnership
KFTV License Partnership, G.P., a California general partnership
KTVW License Partnership, G.P., a California general partnership
KXLN License Partnership, G.P., a California general partnership
WGBO License Partnership, G.P., a California general partnership
WXTV License Partnership, G.P., a California general partnership
WLTV License Partnership, G.P., a California general partnership

PART 2. LICENSE SUBSIDIARIES.

        On the Initial Closing Date and the Second Closing Date, PTI owns .01% of each of the License Subsidiaries set forth below and UTG owns 99.99%
of each of the License Subsidiaries set forth below.

KWEX License Partnership, G.P., a California general partnership KUVN License Partnership, G.P., a California general partnership KLUZ License Partnership, G.P., a California general partnership KMEX License Partnership, G.P., a California general partnership KDTV License Partnership, G.P., a California general partnership KFTV License Partnership, G.P., a California general partnership KTVW License Partnership, G.P., a California general partnership KXLN License Partnership, G.P., a California general partnership WGBO License Partnership, G.P., a California general partnership WXTV License Partnership, G.P., a California general partnership WLTV License Partnership, G.P., a California general partnership


                                SCHEDULE 4 - 1

                                   SCHEDULE 5

                             BORROWER INDEBTEDNESS


1. Univision Station Group, Inc. Promissory Note dated July 1, 1991, for leasehold improvements at 2200 Palou Avenue, San Francisco, California, in the principal amount of $200,000. Current balance of $118,000.

2. Univision Television Group, Inc. Promissory Note dated March 15, 1995 and payable to Worldvision Enterprises, Inc. for program rights in the principal amount of $950,000. Payments begin in November 1996 for 36 months at $26,388 per month.


                                 SCHEDULE 5 - 1

                                     SCHEDULE 6

                                    BORROWER LIENS


1. Liens securing the Existing Credit Agreement which will be released on the Initial Closing Date.








                                     SCHEDULE 6 - 1

                                   SCHEDULE 7

                       LOAN PARTIES' PERMITS AND APPROVALS


None.







                                  SCHEDULE 7-1

                                   SCHEDULE 8

                        LOAN PARTIES' REAL PROPERTY ASSETS


See attached.






                                  SCHEDULE 8-1

                                   SCHEDULE 8

                       LOAN PARTIES' REAL PROPERTY ASSETS(1)

-----------------------------------------------------------------------------------------
PROPERTY                   NAME OF LOAN       ENVIRONMENTAL
ADDRESS                    PARTY ENTITY       MATTERS (Section 3.16)
                           OCCUPYING
                           PROPERTY
-----------------------------------------------------------------------------------------
NW 41st Street             The Univision      M/H noted that Sellers store fuel oil in an
Miami, Florida             Network Limited    above-ground tank.
                           Partnership
[O'M&M Property No. 55A]

Note: Fee
-----------------------------------------------------------------------------------------
The Gasser Property        The Univision      M/H noted that Sellers store fuel oil in an
                           Network Limited    above-ground tank.
[O'M&M Property No. 55B]   Partnership

Note: Fee
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------


                              CONDEMNATION     PROBLEMS OR OTHER NOTEWORTHY
                              (Section 3.31)   ITEMS ASSOCIATED WITH LEASES,
                                               LICENSES, PERMITS, SITE USE
                                               AGREEMENTS, OTHER OCCUPANCY
                                               AGREEMENTS AND OWNED PROPERTY
                                               (Sections 3.7, 3.20 AND 3.32)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------



NW 41st Street
Miami, Florida

[O'M&M Property No. 55A]
Note: Fee

-----------------------------------------------------------------------------------------
The Gasser Property                           Commonwealth Land Title Company (the "Title
                                              Company") has noted a cloud on the title for
[O'M&M Property No. 55B]                      this Property, but Sellers are attempting to
                                              obtain an indemnity from their own title
                                              company that may allow the Title Company to
                                              insure the title to this Property.
-----------------------------------------------------------------------------------------

---------------------------------
(1) Defined terms not otherwise defined herein shall have the meaning given such terms in the Credit Agreement.

"M/H" shall mean Motaran/Hart.

"O'M&M" shall mean O'Melvany & Myers.

"PM&B" shall mean Pillsbury, Madison & Butro.

---------------------------------------------------------------------------------------------
PROPERTY                   NAME OF LOAN       ENVIRONMENTAL
ADDRESS                    PARTY ENTITY       MATTERS (Section 3.16)
                           OCCUPYING
                           PROPERTY
---------------------------------------------------------------------------------------------
27632 El Lazo Road         The Univision      Sellers removed a 280 gallon diesel underground
Laguna Niguel              Network Limited    storage tank ("UST") in December 1991.
California, 92677          Partnership

[O'M&M Property No. 1A]

[Sellers' File No. 5209]

Note:  Lease
---------------------------------------------------------------------------------------------
[27632 El Lazo Road        The Univision      Sellers removed a 280 gallon diesel UST in
Laguna Niguel,             Network Limited    December 1991.
California, 92677           Partnership

[O'M&M Property No. 1B]

Note:  Lease
---------------------------------------------------------------------------------------------
9200 Sunset Blvd.          The Univision      M/H recommended testing for asbestos-containing
Los Angeles, CA            Network Limited    materials ("ACN's") prior to any remodeling.
                           Partnership
[O' M&M Property No. 4]

[Sellers' File No. 5214]

Note: Lease
---------------------------------------------------------------------------------------------
CIGNA TOWER                The Univision      M/H recommended testing for ACM's prior to any
600 East Las Colinas       Network Limited    remodeling.
Blvd., (3rd Floor)         Partnership
Irving, TX 75039

[O'M&M Property No. 5]

[Sellers' File No. 5219]

Note: Lease
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
  CONDEMNATION     PROBLEMS OR OTHER NOTEWORTHY
  (Section 3.31)         ITEMS ASSOCIATED WITH LEASES,
                   LICENSES, PERMITS, SITE USE
                   AGREEMENTS, OTHER OCCUPANCY
                   AGREEMENTS AND OWNED PROPERTY
                   (Sections 3.7, 3.20 AND 3.32)
---------------------------------------------------------------------------------------------
27632 El Lazo Road                            According to Selllers, these premises are
Laguna Niguel                                 vacant and Sellers are currently trying to
California, 92677                             sell them.

[O'M&M Property No. 1A]

[Sellers' File No. 5209]

Note:  Lease
---------------------------------------------------------------------------------------------
[27632 El Lazo Road                           According to Sellers, these premises are
Laguna Niguel,                                vacant and Sellers are currently trying to
California, 92677                             sell them.

[O'M&M Property No. 1B]

Note:  Lease


---------------------------------------------------------------------------------------------
9200 Sunset Blvd.                             Sellers informed O&M that they will
Los Angeles, CA                               consolidate all of their network employees,
                                              located at 9200 Sunset to the Howard Hughes
[O' M&M Property No. 4]                       Center during the second quarter of 1993.

[Sellers' File No. 5214]                      According to Sellers, this lease expires on
Note: Lease                                   October 31, 1993 and will not be renewed.
---------------------------------------------------------------------------------------------
CIGNA TOWER                                   According to Sellers, this lease expires on
600 East Las Colinas                          June 30, 1993.
Blvd., (3rd Floor)
Irving, TX 75039

[O'M&M Property No. 5]

[Sellers' File No. 5219]

Note: Lease

---------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                                                                  PROBLEMS OR OTHER NOTEWORTHY
                                                                                                  ITEMS ASSOCIATED WITH LEASES,
                             NAME OF LOAN                                                         LICENSES, PERMITS, SITE USE
                             PARTY ENTITY                                                         AGREEMENTS, OTHER OCCUPANCY
PROPERTY                     OCCUPYING             ENVIRONMENTAL              CONDEMNATION        AGREEMENTS AND OWNED PROPERTY
ADDRESS                      PROPERTY              MATTERS (Section 3.16)     (Section 3.31)      (Sections 3.7, 3.20 AND 3.32)
-------------------------------------------------------------------------------------------------------------------------------

2030 Main Street             The Univision         None noted  by M/H.
Irvine, CA  92714            Network Limited
                             Partnership
[O'M&M Property No. 10]

[Sellers' File No. 5229]

Note:  Lease

-------------------------------------------------------------------------------------------------------------------------------

North Pier Unit #2           The Univision         None noted by M/H.
Floor 3                      Network Limited
401-455 E. Illinois St.      Partnership
Chicago, IL  60611

[O'M&M Property No. 19]

[Sellers' File No. 5241]

Note:  Lease

-------------------------------------------------------------------------------------------------------------------------------

Unit Number M1-01            The Univision         M/H did not review this                              According to Sellers,
421 West 28 St.              Network Limited       Property.                                            this lease expires
Hialeah, Florida  33010      Partnership                                                                June 30, 1993.

[O'M&M Property No. 44A]     [Univision, Inc.,
                             d/b/a Univision
Note:  Lease                 Productions, Inc.]

-------------------------------------------------------------------------------------------------------------------------------

Unit Number I1-01            The Univision         None noted by M/H.
441 West 28 St.              Network Limited
Hialeah, Florida 33010       Partnership

[O'M&M Property No. 44B]

Note:  Lease

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                  PROBLEMS OR OTHER NOTEWORTHY
                                                                                                  ITEMS ASSOCIATED WITH LEASES,
                             NAME OF LOAN                                                         LICENSES, PERMITS, SITE USE
                             PARTY ENTITY                                                         AGREEMENTS, OTHER OCCUPANCY
PROPERTY                     OCCUPYING             ENVIRONMENTAL              CONDEMNATION        AGREEMENTS AND OWNED PROPERTY
ADDRESS                      PROPERTY              MATTERS (Section 3.16)     (Section 3.31)      (Sections 3.7, 3.20 AND 3.32)
-------------------------------------------------------------------------------------------------------------------------------

Arts Mini-Storage            The Univision         M/H noted that there is a                      According to Sellers, these
Arts Mini-Storage            Network Limited       car dealership on an adjacent                  premises are occupied pursuant
Rentals                      Partnership           property, which may have a                     to a month-to-month tenancy.
3690 S. State Rd. 7                                service department and a UST
Miramar, FL  33023                                 which would impact this Property.              The Landlord changed the name
                                                                                                  on the executed Estoppel from
[O'M&M Property No. 46]                                                                           Aetna Life Insurance Company
                                                                                                  to Art's Mini-Storage, Inc.
Note:  Lease

-------------------------------------------------------------------------------------------------------------------------------

605 Third Avenue             The Univision         None noted by M/H.
New York, NY  10158          Network Limited
                             Partnership
[O'M&M Property No. 11]

[Sellers' File No. 5230]

Note:  Lease

-------------------------------------------------------------------------------------------------------------------------------

6th Floor                    The Univision          M/H recommended testing for                Sellers informed O'M&M that they
400 No. Capitol St., N.W.    Network Limited        ACM's prior to any remodeling.             will not renew this sublease.
Washington, DC               Partnership                                                       Sellers are trying to finalize a
                                                                                               new lease agreement for facilities
[According to local office   [Originally                                                       located at 1140 Connecticut Avenue.
of Sellers, address could    Univision Spanish
be 444, same building]       International                                                     According to Sellers, this lease
                             Network]                                                          expires on January 31, 1993
[O'M&M Property No. 2]                                                                         and will not be renewed.

[Sellers' File No. 5211]

Note:  Sublease

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                  PROBLEMS OR OTHER NOTEWORTHY
                                                                                                  ITEMS ASSOCIATED WITH LEASES,
                             NAME OF LOAN                                                         LICENSES, PERMITS, SITE USE
                             PARTY ENTITY                                                         AGREEMENTS, OTHER OCCUPANCY
PROPERTY                     OCCUPYING             ENVIRONMENTAL              CONDEMNATION        AGREEMENTS AND OWNED PROPERTY
ADDRESS                      PROPERTY              MATTERS (Section 3.16)     (Section 3.31)      (Sections 3.7, 3.20 AND 3.32)
-------------------------------------------------------------------------------------------------------------------------------

30700 Telegraph Road,        The Univision         M/H recommended testing for                    The Landlord changed the rent
Suite 3640                   Network Limited       ACM's prior to any remodeling.                 from $1,246.60 to $1,271.43
Birmingham, MI 48010         Partnership                                                          on the executed Estoppel,
                                                                                                  qualified the statements about
[O'M&M Property No. 3]       [Originally                                                          hazardous materials to the
                             Univision Spanish                                                    best of its knowledge, and
[Sellers' File No. 5212]     International                                                        qualified the section on
                             Network]                                                             the assignment of the Landlord's
Note:  Lease                                                                                      interest by referencing a first
                                                                                                  mortgage placed on the
                                                                                                  Landlord's interest.

-------------------------------------------------------------------------------------------------------------------------------

710 Marquis Drive            Univision Television  M/H observed suspect ACM's
Garland, Dallas County, TX   Group, Inc.           in the building which appeared
                                                   to be in good condition.  M/H
[O'M&M Property No. 17]                            recommended testing these materials
                                                   for ACM's prior to any remodeling
[Sellers' File No. 5238]                           or demolition activities.  M/H
                                                   also noted a leaking UST
Note:  Fee                                         (LUST) near this Property.

-------------------------------------------------------------------------------------------------------------------------------

411 E. Durango, San          Univision Television  M/H observed suspect ACM's in the
Antonio, Bexar County,       Group, Inc.           building which appeared to be in
TX 78204                                           good to fair condition.  M/H
                             [Originally Spanish   recommended testing for ACM's prior
[O'M&M Property No. 16]      International         to any remodeling or demolition
                             Communications        activities. M/H also noted two
[Sellers' File No. 5236]     Corporation]          LUSTs within 1/4 mile of this Property.
                                                   Sellers have informed O'M&M that this
Note:  Fee                                         Property was utilized as a former
                                                   municipal landfill, closed for a
                                                   number of years with no action by
                                                   either local or state government to
                                                   investigate the landfill.

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

PROPERTY                     NAME OF LOAN             ENVIRONMENTAL
ADDRESS                      PARTY ENTITY             MATTERS (SECTION 3.16)
                             OCCUPYING
                             PROPERTY
-------------------------------------------------------------------------------------------------------------------
3239 West Ashland Avenue     Univision Television     M/H noted in particular the following
Fresno, California           Group, Inc.              four matters:

[O'M&M Property No. 53]      [Originally Spanish          1.  ACM's were observed in the building, and M/H
                             International            recommended testing for ACM's prior to any remodeling or
Note:  Fee                   Communications           demolition activities;
                             Corporation]                 2.  a UST was removed from this Property in 1989;
                                                          3.  prior agricultural use of this Property creates a
                                                      potential for impact from agricultural chemicals; and
                                                          4.  a concrete pad and a dispenser pad are located
                                                      partially on this Property, and partially on an adjacent
                                                      property, indicating that a UST may be present.  M/H
                                                      recommended various testing to determine whether a UST is or was present on the Property and, if so, whether the soil may have been affected.  M/H noted that such testing could cost
                                                      $5,000-$10,000 and, if a problem is revealed by such
                                                      testing, then a typical gasoline station remediation may
                                                      cost $100,000-$250,000.  O'M&M has asked M/H to compare the potential remediation costs, if any, for this Property to
                                                      such a gasoline station remediation.
-------------------------------------------------------------------------------------------------------------------
8515 East Lacey Blvd.        Univision Television     M/H observed suspect ACM's in good condition in
Hanford, California          Group, Inc.              the building.  M/H recommended testing for ACM's prior to
                                                      any remodeling or demolition.
[O'M&M Property No. 54]      [Originally Spanish
                             International
Note:  Fee                   Communications
                             Corporation]
-------------------------------------------------------------------------------------------------------------------
316 Martinez Street          Univision Television     M/H noted three LUSTs near this Property, which
San Antonio, Texas           Group, Inc.              may impact this Property.

[O'M&M Property No. 58]      [Originally Spanish
                             International
Note:  Fee                   Communications
                             Corporation]
-------------------------------------------------------------------------------------------------------------------


---------------------------------------------
CONDEMNATION   PROBLEMS OR OTHER NOTEWORTHY
(Section 3.31) ITEMS ASSOCIATED WITH LEASES,
               LICENSES, PERMITS, SITE USE
               AGREEMENTS, OTHER OCCUPANCY
               AGREEMENTS AND OWNED PROPERTY.
               (SECTIONS 3.7, 3.20 AND 3.32)
----------------------------------------------









----------------------------------------------




----------------------------------------------





----------------------------------------------



-------------------------------------------------------------------------------------------------------------------

PROPERTY                     NAME OF LOAN             ENVIRONMENTAL
ADDRESS                      PARTY ENTITY             MATTERS (SECTION 3.16)
                             OCCUPYING
                             PROPERTY
-------------------------------------------------------------------------------------------------------------------
23754 S. US Highway 281      Univision Television     None noted by M/H.
San Antonio, Texas           Group, Inc.
(Woodridge)

[O'M&M Property No. 57]      [Originally Spanish
                             International
Note:  Fee                   Broadcasting
                             Corporation]



-------------------------------------------------------------------------------------------------------------------
1530 Old Oakland Rd.         Univision Television     M/H observed suspect ACM's in good condition in the
San Jose, CA  95112          Group, Inc.              building.  M/H recommended testing these materials prior to any remodeling or demolition.
[O'M&M Property No. 7]

[Sellers' File No. 5222]

Note:  Lease
-------------------------------------------------------------------------------------------------------------------
2200-2210-2222               Univision Television     M/H observed suspect ACM's in good condition in the
Palou Ave.                   Group, Inc.              building. M/H recommended testing these materials prior to
San Francisco, CA                                     any remodeling or demolition.  M/H also noted four LUST
                                                      sites within 1/4 mile of this Property, and concluded that
[O'M&M Property No. 8]                                the LUSTs could impact this Property.

[Sellers' File No. 5223]

Note:  Lease
-------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------
CONDEMNATION     PROBLEMS OR OTHER NOTEWORTHY
(SECTION 3.31)   ITEMS ASSOCIATED WITH LEASES,
                 LICENSES, PERMITS, SITE USE
                 AGREEMENTS, OTHER OCCUPANCY
                 AGREEMENTS AND OWNED PROPERTY.
                 (SECTIONS 3.7, 3.20 AND 3.32)
-----------------------------------------------------------------------------

                 Title to this Property is held by Spanish
                 International Broadcasting Corporation, apparently a
                 predecessor-in-interest to Spanish International
                 Communications Corporation, which is the predecessor-in-
                 interest to Univision Station Group, Inc.  Sellers are
                 attempting to verify how Spanish International
                 Communications Corporation acquired Spanish International
                 Broadcasting Corporation.  Until Sellers verify the method of acquisition, title to this Property is unclear and it may not be possible to transfer this Property prior to the
                 Closing.  This Property is a vacant lot.
-----------------------------------------------------------------------------
                 According to Sellers, this
                 lease expires October 27, 1992.




-----------------------------------------------------------------------------




-----------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
PROPERTY                     NAME OF LOAN             ENVIRONMENTAL
ADDRESS                      PARTY ENTITY             MATTERS (SECTION 3.16)
                             OCCUPYING
                             PROPERTY
------------------------------------------------------------------------------------------------------------------
Empire State Building        Univision Television     None noted by M/H.
350 Fifth Avenue             Group, Inc.
Borough of Manhattan, in
the City of New York (TV
antenna on the 105th
Floor)

[O'M&M Property No. 13]

[Sellers' File No. 5232]

Note:  Lease
------------------------------------------------------------------------------------------------------------------
Master Lease                 Univision Television     See O'M&M Property No. 14B.
Monument Peak - Mission      Group, Inc.
Peak Regional Preserve,
Alameda County, CA           [KDTV]

[O'M&M Property No. 14A]

[Seller's File No. 5233]

Note: This is the master
lease for the property
listed as O'M&M Property
No. 14B.
------------------------------------------------------------------------------------------------------------------
Sublease                     Univision Television     M/H recommended testing for ACM's prior to any remodeling.
Monument Peak - Mission      Group, Inc.
Peak Regional Preserve,
Alameda County, CA           [KDTV]

[O'M&M Property No. 14B]

[Sellers' File No. 5233]

Note:  Sublease
------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------
CONDEMNATION     PROBLEMS OR OTHER NOTEWORTHY
(SECTION 3.31)   ITEMS ASSOCIATED WITH LEASES,
                 LICENSES, PERMITS, SITE USE
                 AGREEMENTS, OTHER OCCUPANCY
                 AGREEMENTS AND OWNED PROPERTY.
                 (SECTIONS 3.7, 3.20 AND 3.32)
-----------------------------------------------------------------------------
                 The landlord has requested a fee to
                 consent to the transfer, which O'M&M is discussing
                 with Sellers.







-----------------------------------------------------------------------------






-----------------------------------------------------------------------------
                 According to Sellers, this sublease expires in 1994.



-----------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
PROPERTY                  NAME OF LOAN           ENVIRONMENTAL                        CONDEMNATION    PROBLEMS OR OTHER NOTEWORTHY
ADRESS                    PARTY ENTITY           MATTERS (Section 3, 16)              (Section 3, 16) ITEMS ASSOCIATED WITH LEASES,
                          OCCUPYING                                                                   LICENSES, PERMITS, SITE USE
                          PROPERTY                                                                    AGREEMENTS, OTHER OCCUPANCY
                                                                                                      AGREEMENTS AND OWNED PROPERTY
                                                                                                      (Sections 3.7, 3.20 and 3.32)
------------------------------------------------------------------------------------------------------------------------------------
Meadow Lakes, CA          Univision Television   M/H observed suspect ACM's in good to                The Landlord changed the
(transmitter site lease)  Group, Inc.            fair condition in the building.  M/H                 current monthly rent from
                                                 recommended testing these materials                  $650.00 to $742.32 on the
[O'M&M Property No. 15]                          prior to any remodeling.  M/H also                   executed Estoppel.
                                                 noted an above-ground diesel tank and
[Sellers' File No. 5235]                         recommended certain record-keeping,
                                                 and construction of secondary
Note:  Lease                                     containment at a cost that M/H
                                                 estimated at $2,000-$5,000.
------------------------------------------------------------------------------------------------------------------------------------
6255 Sunset Blvd.         Univision Television   M/H noted that Sellers were notified                 Sellers informed O'M&M that
Suite 1600                Group, Inc.            by the landlord of the presence of                   the lease will expire
Los Angeles, CA                                  asbestos in ceiling materials.                       December 31, 1992 and will not
                                                                                                      be renewed, and that Sellers
[O'M&M Property No. 20]                                                                               intend to move all of their
                                                                                                      employees located at 6255
[Sellers' File No. 5242]                                                                              Sunset to the Howard Hughes
                                                                                                      Center.
Note:  Sublease
------------------------------------------------------------------------------------------------------------------------------------
649 N. Bronson Avenue.    Univision Television   M/H observed suspect ACM's in good to                Sellers informed O'M&M that
City of Los Angeles       Group, Inc.            fair condition in the building.  M/H                 they expect to move all of
County of Los Angeles                            recommended testing these materials                  their personnel to the Howard
State of California                              priorto any remodeling.  M/H also                    Hughes Center in late March of
                                                 noted a former LUST on this Property                 1993.
[O'M&M Property No. 21A]                         and a potentially-contaminated site
                                                 near this Property which has the                     According to Sellers, this
[Sellers' File No. 5244]                         potential to affect this Property.                   lease expires April 30, 1993.
                                                 O'M&M has furnished PMS, under cover                 Paramount Pictures, the
Note:  Lease                                     of letter dated November 12, 1992,                   landlord for this Property,
                                                 certain documentation pertaining to                  informed Seller by  letter
                                                 these environmental matters.                         dated December 2, 1992 that
                                                                                                      (i) $4,273.88 is owing in
                                                                                                      delinquent taxes, (ii)
                                                                                                      Paramount has requested
                                                                                                      executed copies of Lease
                                                                                                      Cancellation and Amendment
                                                                                                      Agreements from Seller, (iii)
                                                                                                      Paramount would like to know
                                                                                                      when Sellers will remove
                                                                                                      certain  satellite dishes
                                                                                                      pursuant to a $240,000 removal
                                                                                                      payment by  Paramount to
                                                                                                      Sellers, and (iv) whether
                                                                                                      Sellers intend to vacate the
                                                                                                      Property prior to the lease
                                                                                                      expiration.
------------------------------------------------------------------------------------------------------------------------------------

                                  9

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
PROPERTY                  NAME OF LOAN           ENVIRONMENTAL                        CONDEMNATION    PROBLEMS OR OTHER NOTEWORTHY
ADRESS                    PARTY ENTITY           MATTERS (Section 3, 16)              (Section 3, 16) ITEMS ASSOCIATED WITH LEASES,
                          OCCUPYING                                                                   LICENSES, PERMITS, SITE USE
                          PROPERTY                                                                    AGREEMENTS, OTHER OCCUPANCY
                                                                                                      AGREEMENTS AND OWNED PROPERTY
                                                                                                      (Sections 3.7, 3.20 and 3.32)
------------------------------------------------------------------------------------------------------------------------------------
721-723 N. Bronson Ave.   Univision Television   M/H observed suspect ACM's in good to                Sellers informed O'M&M that
City of Los Angeles       Group, Inc.            fair condition in the building.  M/H                 they expect to move all of
County of Los Angeles                            recommended testing these materials                  their personnel to the Howard
State of California                              prior to any remodeling.  M/H also                   Hughes Center in late March of
                                                 noted a former LUST on this Property                 1993.
[O'M&M Property No. 21B]                         and a potentially-contaminated site
                                                 near this Property which has the                     According to Sellers, this
[Sellers' File No. 5244]                         potential to affect this Property.                   lease expires April 30, 1993.
                                                 O'M&M has furnished PMS,                             Paramount Pictures, the
Note:  Lease                                     under cover of letter dated                          landlord for this Property,
                                                 November 12, 1992, certain                           informed Seller by letter
                                                 documentation pertaining to these                    dated December 2, 1992 that
                                                 environmental matters.                               (i) $4,273.88 is owing in
                                                                                                      delinquent taxes, (ii)
                                                                                                      Paramount has requested
                                                                                                      executed copies of Lease
                                                                                                      Cancellation and Amendment
                                                                                                      Agreements from Seller, (iii)
                                                                                                      Paramount would like to know
                                                                                                      when Sellers will remove
                                                                                                      certain satellite dishes
                                                                                                      pursuant to a $240,000 removal
                                                                                                      payment by Paramount to
                                                                                                      Sellers, and (iv) whether
                                                                                                      Sellers intend to vacate the
                                                                                                      Property prior to the lease
                                                                                                      expiration.
------------------------------------------------------------------------------------------------------------------------------------
Breckenridge              Univision Television   None noted by M/H.                                   Sellers informed O'M&M that a
Mountain Transmitter      Group, Inc.                                                                 new license agreement to
                                                                                                      replace the current informal
[O'M&M Property No. 22]                                                                               agreement will be signed
                                                                                                      before December 15, 1992.
[Sellers' File No. 5245]                                                                              However, the licensor for this
                                                                                                      Property informed O'M&M that
Note:  License                                                                                        he is not sure whether a new
                                                                                                      license agreement will be
                                                                                                      executed before December 15,
                                                                                                      1992 and that the current
                                                                                                      informal agreement is a
                                                                                                      month-to-month tenancy.
------------------------------------------------------------------------------------------------------------------------------------
2725-F Broadbent Parkway, Univision Television   M/H recommended testing for possible
NE, Albuquerque, New      Group, Inc.            ACM's prior to any remodeling.  M/H
Mexico 87196                                     also noted the potential for an
                                                 impact upon this Property from
[O'M&M Property No. 23]                          possible UST's at an adjacent
                                                 automobile racing facility.
[Sellers' File No. 5246]

Note:  Lease
------------------------------------------------------------------------------------------------------------------------------------

                                  10

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
PROPERTY                  NAME OF LOAN           ENVIRONMENTAL                        CONDEMNATION    PROBLEMS OR OTHER NOTEWORTHY
ADRESS                    PARTY ENTITY           MATTERS (Section 3, 16)              (Section 3, 16) ITEMS ASSOCIATED WITH LEASES,
                          OCCUPYING                                                                   LICENSES, PERMITS, SITE USE
                          PROPERTY                                                                    AGREEMENTS, OTHER OCCUPANCY
                                                                                                      AGREEMENTS AND OWNED PROPERTY
                                                                                                      (Sections 3.7, 3.20 and 3.32)
------------------------------------------------------------------------------------------------------------------------------------
Oat Mountain Tower        Univision Television   M/H noted that this Property could be                According to Sellers, this
Los Angeles, CA           Group, Inc.            affected by nearby oil wells and                     license expires on December
                                                 oil/gas pipelines.                                   31, 1992, but the license
[O'M&M Property No. 24]                                                                               indicates it is self-renewing
                                                                                                      from year-to-year.
[Sellers' File No. 5247]
                                                                                                      The landlord for this Property
Note:  License                                                                                        noted on the executed Estoppel
                                                                                                      that the monthly rent will
                                                                                                      increase to $525.00 beginning
                                                                                                      on January 1, 1993 and will
                                                                                                      be payable annually in advance
                                                                                                      on that date.  In addition,
                                                                                                      such landlord changed the
                                                                                                      termination date of the
                                                                                                      license from December 31,
                                                                                                      1992, to December 31, 1993.
------------------------------------------------------------------------------------------------------------------------------------
6701 Center Drive West    Univision Television   M/H noted prior environmental reports                The landlord for this Property
Suite 1500, Lobby Level,  Group, Inc.            and other information which indicate a               informed O'M&M that several
6th, 15th and 16th Floors                        UST and soil and groundwater problems                lease issues, including the
Los Angeles, CA  90045                           at this Property.                                    current amount of rent, has
                                                                                                      not been resolved with Sellers
[O'M&M Property No. 25]                                                                               and that he is currently
                                                                                                      discussing these matters with
[Sellers' File No. 5249]                                                                              Sellers.

Note:  Lease
------------------------------------------------------------------------------------------------------------------------------------
8432/8434 N.W. 56th St.   Univision Television   None noted by M/H.                                   According to Sellers, this
Miami, Dade County, FL    Group, Inc.                                                                 lease may have expired on
                                                                                                      October 1, 1992.
[O'M&M Property No. 27]

[Sellers' File No. 5253]

Note:  Lease
------------------------------------------------------------------------------------------------------------------------------------


PROPERTY                        NAME OF LOAN                  ENVIRONMENTAL
ADDRESS                         PARTY ENTITY                  MATTERS (SECTION 3.16)
                                OCCUPYING
                                PROPERTY


----------------------------------------------------------------------------------------------------------------

Sandia Crest Electronic         Univision Television          M/H was informed that since 1988, approx. six 55-
Site - New Mexico -             Group, Inc.                   gallon drums of glycol (anti-freeze) and waste
Television Transmitter                                        have been dumped on the ground at this Property.
Facility - Channels 41                                        M/H recommended soil sampling which M/H estimated
and 48                                                        will cost $2,000-$6,000.  If such sampling shows
                                                              that the soil was impacted, M/H estimated that
[O'M&M Property No. 32]                                       remediation costs could range from $25,000-
                                                              $35,000.
[Sellers' File No. 5258]

Note:  Permit




----------------------------------------------------------------------------------------------------------------

Saddle Peak                     Univision Television          None noted by M/H.
Los Angeles, CA                 Group, Inc.

[O'M&M Property No. 36]

[Sellers' File No. 5264]

Note:  License





----------------------------------------------------------------------------------------------------------------

One Biscayne Bldg.              Univision Television          None noted by M/H.
Miami, Florida                  Group, Inc.

[O'M&M Property No. 37]         [d/b/a WLTV -
                                Channel 23]
[Sellers' File No. 5265]

Note:  License


----------------------------------------------------------------------------------------------------------------

PROPERTY                        CONDEMNATION              PROBLEMS OR OTHER NOTEWORTH
ADDRESS                         (SECTION 3.31)            ITEMS ASSOCIATED WITH LEASES,
                                                          LICENSES, PERMITS, SITE USE
                                                          AGREEMENTS, OTHER OCCUPANCY
                                                          AGREEMENTS AND OWNED PROPERTY
                                                          (SECTIONS 3.7, 3.20 AND 3.32)
----------------------------------------------------------------------------------------------------------------

Sandia Crest Electronic                                   The grantor for this permit informed O'M&M
Site - New Mexico -                                       that the permit is still issued in the name
Television Transmitter                                    of Olivarez Television Company.  In order to
Facility - Channels 41                                    transfer the permit to Station Group and
and 48                                                    ultimately to Television Group, the grantor
                                                          has requested certain corporate documents
[O'M&M Property No. 32]                                   and information from Olivarez Television
                                                          Company and Station Group.  It is also
[Sellers' File No. 5258]                                  unclear whether this permit has expired.
                                                          Sellers informed such grantor that this
Note:  Permit                                             information is not necessary (as, according
                                                          to Sellers, the transfer was a permitted
                                                          stock transfer) and Sellers and O'M&M are
                                                          currently awaiting the reply of such
                                                          grantor.
----------------------------------------------------------------------------------------------------------------

Saddle Peak                                               According to Sellers, this license expires
Los Angeles, CA                                           on December 31, 1992, but the license
                                                          indicates that it is self-renewing from
[O'M&M Property No. 36]                                   year-to-year.

[Sellers' File No. 5264]                                  The grantor for this permit noted on the
                                                          executed Estoppel that the current monthly
Note:  License                                            rent will increase to $525.00 beginning on
                                                          January 1, 1993 and will be payable annually
                                                          in advance on that date.  In addition, such
                                                          grantor changed the termination date of the
                                                          license from December 31, 1992 to December
                                                          31, 1993.
----------------------------------------------------------------------------------------------------------------

One Biscayne Bldg.                                        According to Sellers, these premises are
Miami, Florida                                            occupied pursuant to a month-to-month
                                                          tenancy.
[O'M&M Property No. 37]
                                                          The grantor for this permit noted on the
[Sellers' File No. 5265]                                  executed Estoppel that the current monthly
                                                          rent is $750.00, that there is no security
Note:  License                                            deposit and that the license commenced on
                                                          September 1, 1991 and is currently occupied
                                                          pursuant to a month-to-month tenancy.
----------------------------------------------------------------------------------------------------------------

                                                       12

PROPERTY                        NAME OF LOAN                  ENVIRONMENTAL
ADDRESS                         PARTY ENTITY                  MATTERS (SECTION 3.16)
                                OCCUPYING
                                PROPERTY


----------------------------------------------------------------------------------------------------------------

Warehouse                       Univision Television          None noted by M/H.
9808 N.W. 80th Avenue -         Group, Inc.
Bay 10-M
Hialeah Gardens                 [WLTV - Channel 23]
Dade County, FL

[O'M&M Property No. 38]

[Sellers' File No. 5266]

Note:  Lease







----------------------------------------------------------------------------------------------------------------

Archway Storage                Univision Television           None noted by M/H.
Archway Self Storage           Group, Inc.
Rentals
4995 N.W. 79th Avenue          [WLTV - Channel 23]
Miami, FL  83166

[O'M&M Property No. 45]

Note:  Lease
----------------------------------------------------------------------------------------------------------------

6844-6846 Laguna Drive         Univision Television           None noted by M/H.
Miami, Dade County, FL         Group, Inc.

[O'M&M Property No. 47]

Note:  Lease
----------------------------------------------------------------------------------------------------------------

PROPERTY                        CONDEMNATION            PROBLEMS OR OTHER NOTEWORTH
ADDRESS                         (SECTION 3.31)           ITEMS ASSOCIATED WITH LEASES,
                                                        LICENSES, PERMITS, SITE USE
                                                        AGREEMENTS, OTHER OCCUPANCY
                                                        AGREEMENTS AND OWNED PROPERTY
                                                        (SECTIONS 3.7, 3.20 AND 3.32)
----------------------------------------------------------------------------------------------------------------

Warehouse                                               The landlord for this Property informed
9808 N.W. 80th Avenue -                                 O'M&M that the lease expired on September
Bay 10-M                                                30, 1992 and is currently occupied pursuant
Hialeah Gardens                                         to a month-to-month tenancy; the landlord
Dade County, FL                                         sent Sellers a new lease, but Sellers have
                                                        not executed it.
[O'M&M Property No. 38]
                                                        According to Sellers, this lease may have
[Sellers' File No. 5266]                                expired on September 30, 1992.

Note:  Lease                                            The landlord changed the monthly rent from
                                                        $429.30 to $431.33 and changed the security
                                                        deposit from $858.60 to $810.00 on the
                                                        executed Estoppel.  In addition, such
                                                        landlord noted that the lease terminated on
                                                        September 30, 1992 and that this Property is
                                                        currently occupied pursuant to a month-to-
                                                        month tenancy.
----------------------------------------------------------------------------------------------------------------

Archway Storage                                         According to Sellers, this Property is
Archway Self Storage                                    occupied pursuant to a month-to-month
Rentals                                                 tenancy.
4995 N.W. 79th Avenue
Miami, FL  83166                                        The landlord for this Property added a tax
                                                        of 6.5% to the monthly rent on the executed
[O'M&M Property No. 45]                                 Estoppel, as well as noted that this
                                                        Property is occupied pursuant to a month-to-
Note:  Lease                                            month tenancy.
----------------------------------------------------------------------------------------------------------------

6844-6846 Laguna Drive                                  Sellers informed O'M&M that this lease was a
Miami, Dade County, FL                                  month-to-month tenancy, but expired November
                                                        of 1992 and Sellers are in the process of
[O'M&M Property No. 47]                                 negotiating for an additional three months
                                                        to include the months of December of 1992
Note:  Lease                                            and January and February of 1993.
----------------------------------------------------------------------------------------------------------------

                                                       13

PROPERTY                        NAME OF LOAN                  ENVIRONMENTAL
ADDRESS                         PARTY ENTITY                  MATTERS (SECTION 3.16)
                                OCCUPYING
                                PROPERTY


----------------------------------------------------------------------------------------------------------------

KFTV Sales Office               Univision Television          None noted by M/H.
1430 Truxton Ave.,              Group, Inc.
Suite 850
Bakersfield, California         [d/b/a KAB - Channel
                                39]
[O'M&M Property No. 49]

Note:  Lease
----------------------------------------------------------------------------------------------------------------

Bullion Mountain,               Univision Television          None noted by M/H.
Mariposa County California      Group, Inc.

[O'M&M Property No. 51]

Note:  Lease


----------------------------------------------------------------------------------------------------------------

Modesto, Stanislaus             Univision Television          M/H noted that groundwater in the vicinity could
County, California              Group, Inc.                   be, affected by farm chemical applications at
                                                              nearby vineyards.
[O'M&M Property No. 52]

Note: Lease
----------------------------------------------------------------------------------------------------------------

695 N.W. 199th St.              Univision Television          M/H observed suspect ACM's in poor and damaged
Miami, Florida                  Group, Inc.                   conditions.

[O'M&M Property No. 9]          [Originally Spanish
                                International
[Sellers' File No. 5225]        Communications
                                Corporation]
Note:  Lease



----------------------------------------------------------------------------------------------------------------

PROPERTY                        CONDEMNATION             PROBLEMS OR OTHER NOTEWORTH
ADDRESS                         (SECTION 3.31)           ITEMS ASSOCIATED WITH LEASES,
                                                         LICENSES, PERMITS, SITE USE
                                                         AGREEMENTS, OTHER OCCUPANCY
                                                         AGREEMENTS AND OWNED PROPERTY
                                                         (SECTIONS 3.7, 3.20 AND 3.32)
----------------------------------------------------------------------------------------------------------------

KFTV Sales Office                                        According to Sellers, this lease expires
1430 Truxton Ave.,                                       August 31, 1993.
Suite 850
Bakersfield, California

[O'M&M Property No. 49]

Note:  Lease
----------------------------------------------------------------------------------------------------------------

Bullion Mountain,                                        Sellers informed O'M&M that Sellers occupy
Mariposa County California                               this Property rent free, pursuant to an oral
                                                         agreement with Sainte Limited, under which
[O'M&M Property No. 51]                                  Sainte Limited pays rent to Mt. Bullion
                                                         Properties, and in exchange Sainte Limited
Note:  Lease                                             gets use of Sellers' signal.

                                                         It is unclear when this lease expires.
----------------------------------------------------------------------------------------------------------------

Modesto, Stanislaus                                      KMEX informed O'M&M that Sellers occupy this
County, California                                       Property rent free pursuant to an oral
                                                         agreement whereby Sainte Limited utilizes
[O'M&M Property No. 52]                                  Sellers' equipment without charge.

Note: Lease
----------------------------------------------------------------------------------------------------------------

695 N.W. 199th St.                                       Sellers are negotiating this lease with the
Miami, Florida                                           landlord, who has taken the position that
                                                         this lease expired November 9, 1992.
[O'M&M Property No. 9]                                   Sellers informed O'M&M that a new lease with
                                                         landlord was negotiated by Sellers for a
[Sellers' File No. 5225]                                 period of three years at substantial
                                                         increases in rent and changes in other
Note:  Lease                                             rental terms.  O'M&M has requested the
                                                         Sellers to obtain an executed lease and
                                                         consents.  It is currently unclear whether
                                                         this lease has expired.
----------------------------------------------------------------------------------------------------------------

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-----------------------------------------------------------------------------------------------------------------------------------
PROPERTY                     NAME OF LOAN             ENVIRONMENTAL              CONDEMNATION    PROBLEMS OR OTHER
ADDRESS                      PARTY ENTITY             MATTERS (SECTION 3.16)     (SECTION 3.31)  NOTEWORTHY ITEMS ASSOCIATED
                             OCCUPYING                                                           WITH LEASES LICENSES,
                             PROPERTY                                                            PERMITS, SITE USE
                                                                                                 AGREEMENTS, OTHER OCCUPANCY
                                                                                                 AGREEMENTS AND OWNED
                                                                                                 PROPERTY (SECTIONS 3.7,
                                                                                                 3.20 AND 3.32)

-----------------------------------------------------------------------------------------------------------------------------------
World Trade Center           Univision Television     M/H noted on-site diesel                   Sellers informed O'M&M that
Borough of Manhattan City    Group, Inc.              generators and potential                   Sellers have moved their
County and State of New                               UST's, not operated by the                 transmitter from the World
York                         [Originally Spanish      Sellers. M/H also                          Trade Center to the Empire
                             International            recommended requiring the                  State Building and is in
[O'M&M Property No. 12]      Communications           landlord for this Property                 the process of subleasing
                             Corporation]             to conduct an ACM survey,                  its lease and license
[Sellers' File No. 5231]                              or testing by Sellers,                     agreements at the World
                                                      prior to any remodeling,                   Trade Center.
                                                      because there is no record
Note:  Lease                                          of any such survey.

-----------------------------------------------------------------------------------------------------------------------------------

24 Meadowlands Parkway       Univision Television     M/H noted that the landlord                According to Sellers, this
Town of Secaucus             Group, Inc.              for this Property removed                  lease may expire on January
Hudson County                                         two UST's in 1988 which                    22, 1993.
New Jersey                   [Originally Spanish      were not operated by
                             International            Sellers.  M/H also observed
[O'M&M Property No. 28]      Communications]          suspect ACM in good
                                                      condition and noted
[Sellers' File No. 5254]                              references to ACM in the
                                                      lease.  M/H recommended
Note:  Lease                                          sample collection and
                                                      analysis prior to any
                                                      remodeling.

-----------------------------------------------------------------------------------------------------------------------------------

Roxborough Antenna Farm      Univision Television     M/H noted that three                       It is unclear whether this
Philadelphia, PA             Group, Inc.              federal superfund sites are                lease has expired.
                                                      located within 1/2 mile of
[O'M&M Property No. 30]      [Originally Spanish      this Property, which may
                             International            affect this Property.
[Sellers' File No. 5256]     Communications
                             Corporation]
Note:  Lease

-----------------------------------------------------------------------------------------------------------------------------------

Montclair State College      Univision Television     M/H recommended testing for                It is unclear whether this
Upper Montclair, NJ 07043    Group, Inc.              ACM's prior to any                         lease has expired.
                                                      remodeling.  M/H noted that
[O'M&M Property No. 33]      [Originally Spanish      a UST operated by Sellers
                             International            was removed in 1988, and
[Sellers' File No. 5260]     Communications           M/H recommended reviewing
                             Corporation]             local agency records to
Note:  License                                        determine if the removal
                                                      was authorized. Finally,
                                                      M/H noted that Sellers own
                                                      and operate an above-ground
                                                      diesel tank with a
                                                      secondary containment, and
                                                      M/H recommended continued
                                                      monitoring.

-----------------------------------------------------------------------------------------------------------------------------------

                                                                15

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
PROPERTY                     NAME OF LOAN             ENVIRONMENTAL              CONDEMNATION    PROBLEMS OR OTHER
ADDRESS                      PARTY ENTITY             MATTERS (SECTION 3.16)     (SECTION 3.31)  NOTEWORTHY ITEMS ASSOCIATED
                             OCCUPYING                                                           WITH LEASES LICENSES,
                             PROPERTY                                                            PERMITS, SITE USE
                                                                                                 AGREEMENTS, OTHER OCCUPANCY
                                                                                                 AGREEMENTS AND OWNED
                                                                                                 PROPERTY (SECTIONS 3.7,
                                                                                                 3.20 AND 3.32)

-----------------------------------------------------------------------------------------------------------------------------------
Prospect, Connecticut        Univision Television     None noted by M/H                          According to Sellers, this
(a portion of the WIOF-FM    Group, Inc.                                                         lease is a handshake
radio tower ("Tower")                                                                            agreement and is a
located on or near Route     [Originally Spanish                                                 month-to-month tenancy.
69)                          International
                             Communications                                                      Sellers informed O'M&M that
[O'M&M Property No. 35]      Corporation]                                                        a lease on this Property
                                                                                                 will be executed for a two
[Sellers' File No. 5262]                                                                         year period.

Note:  Lease

-----------------------------------------------------------------------------------------------------------------------------------
Montclair State College      Univision Television     M/H recommended testing for                The landlord for this
                             Group, Inc.              ACM's prior to any                         Property informed O'M&M
[O'M&M Property No. 39]                               remodeling. M/H noted that                 that Sellers were sent a
                             [Originally Spanish      a UST operated by Sellers                  lease extension on November
[Sellers' File No. D-8]      International            was removed in 1988, and                   7, 1991, but that Sellers
                             Communications           M/H recommended reviewing                  have not executed it and
Note:  Lease                 Corporation]             local agency records to                    thus are currently
                                                      determine if the removal                   occupying the Property
                                                      was authorized.  Finally,                  pursuant to a
                                                      M/H noted that Sellers own                 month-to-month tenancy.
                                                      and operate an above-ground                Such landlord is contacting
                                                      diesel tank with a                         Sellers to resolve the
                                                      secondary containment, and                 current status of this
                                                      M/H recommended continued                  tenancy.
                                                      monitoring.
                                                                                                 According to Sellers, this
                                                                                                 lease may have expired on
                                                                                                 August 1, 1990.

-----------------------------------------------------------------------------------------------------------------------------------

Use of a portion of the      Univision Television     Category:  location of this                Sellers have informed O'M&M
Property occupied by KASE    Group, Inc.              property is uncertain, and                 that this license agreement
FM, for the purpose of                                it is unclear whether this                 may still be in effect and
installing, operating and    [Originally Spanish      property was assessed as                   O'M&M has requested
maintaining                  International            part of the assessment for                 documentation with respect
                             Communications           another property.                          thereto.  However, Sellers'
[O'M&M Property No. 40]      Corporation and KVET                                                local managers also believe
                             Broadcasting Co.,                                                   that this may be an owned
[Sellers' File No. D-11]     Inc.]                                                               property. O'M&M has
                                                                                                 requested documentation
Note:  License                                                                                   with respect thereto.

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
PROPERTY                     NAME OF LOAN             ENVIRONMENTAL              CONDEMNATION    PROBLEMS OR OTHER
ADDRESS                      PARTY ENTITY             MATTERS (SECTION 3.16)     (SECTION 3.31)  NOTEWORTHY ITEMS ASSOCIATED
                             OCCUPYING                                                           WITH LEASES LICENSES,
                             PROPERTY                                                            PERMITS, SITE USE
                                                                                                 AGREEMENTS, OTHER OCCUPANCY
                                                                                                 AGREEMENTS AND OWNED
                                                                                                 PROPERTY (SECTIONS 3.7,
                                                                                                 3.20 AND 3.32)

-----------------------------------------------------------------------------------------------------------------------------------
Mount Oso                    Univision Television     None noted by M/H.                         The grantor of this license
Stanislaus County, CA        Group, Inc.                                                         executed the Estoppel but
                                                                                                 did not fill in the current
[O'M&M Property No. 29]      [Originally KMEX-TV                                                 monthly fixed fee and the
                             The Spanish                                                         commencement and
[Sellers' File No. 5255]     International                                                       termination dates.
                             Broadcasting
Note:  License               Company, a
                             corporation]

-----------------------------------------------------------------------------------------------------------------------------------

Mt. Wilson                   Univision Television     M/H observed suspect ACM's                 It is unclear when this
                             Group, Inc.              in fair to good condition                  permit expires.
[O'M&M Property No. 34]                               in the building.  M/H
                             [Originally Spanish      recommended testing these
[Sellers' File No. 5261]     International            materials prior to any
                             Broadcasting             remodeling or demolition.
Note:  Permit                Corporation]             M/H also noted that Sellers
                                                      operate an above-ground
                                                      diesel tank.  Although
                                                      previous information from
                                                      Sellers had indicated that
                                                      the main transformer at
                                                      this Property utilized
                                                      polychlorinated biphenyls
                                                      (PCBs), M/H stated that the
                                                      main transmitter power
                                                      source contains non-PCB
                                                      mineral oil according to
                                                      the manufacturer, but that
                                                      back-up transmitter
                                                      capacitors may contain
                                                      PCBs.

-----------------------------------------------------------------------------------------------------------------------------------

Frazier Peak                 Univision Television     None noted by M/H.
Ventura County               Group, Inc.
California
                             [Originally Spanish
[O'M&M Property No. 48]      International
                             Broadcasting
Note:  License               Corporation]

-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
PROPERTY                    NAME OF LOAN            ENVIRONMENTAL                 CONDEMNATION   PROBLEMS OR OTHER NOTEWORTHY
ADDRESS                     PARTY ENTITY            MATTERS                       (Section       ITEMS ASSOCIATED WITH LEASES
                            OCCUPYING               (Section 3.16)                 3.31)         LICENSES, PERMITS, SITE USE
                            PROPERTY                                                             AGREEMENTS, OTHER OCCUPANCY
                                                                                                 AGREEMENTS AND OWNED PROPERTY
                                                                                                 (Sections 3.7, 3.20 and 3.32)
---------------------------------------------------------------------------------------------------------------------------------
premises situated on San    Univision Television    None noted by M/H.                           According to Sellers, this lease
Bruno Mountain in the       Group, Inc.                                                          expires December 31, 1993.
County of San Mateo,
State of California         [Originally KDTV -
(KDTV)                      Bahia de San
                            Francisco Television
[O'M&M Property No. 6]      Company]

[Sellers' File No. 5221]

Note:  Lease
---------------------------------------------------------------------------------------------------------------------------------
Rocky Ridge, Contra Costa   Univision Television    M/H recommended testing the
County, CA                  Group, Inc.             insulation for ACM's prior
                                                    to any activities which may
[O'M&M Property No. 31]     [Originally KDTV -      disturb the insulation.
                            Bahia de San
[Sellers' File No. 5257]    Francisco Television
                            Company]
Note:  License
---------------------------------------------------------------------------------------------------------------------------------
[Warehouse                  [Univision              None noted by M/H.
 6934 N.W. 84th Avenue      Television Group,
 Miami, Florida]            Inc.]

[O'M&M Property No. 69]

[Note:  Lease]
---------------------------------------------------------------------------------------------------------------------------------
[John Tom Hill              [Univision Television   None noted by M/H.                           According to Sellers, this
 Glastonbury Tow            Group, Inc.]                                                         Property is occupied
 Hartford, Connecticut]                                                                          pursuant to an oral, handshake
                                                                                                 agreement.
[O'M&M Property No. 60]

[Note:  Lease]
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
PROPERTY                    NAME OF LOAN            ENVIRONMENTAL                 CONDEMNATION   PROBLEMS OR OTHER NOTEWORTHY
ADDRESS                     PARTY ENTITY            MATTERS                       (Section       ITEMS ASSOCIATED WITH LEASES
                            OCCUPYING               (Section 3.16)                 3.31)         LICENSES, PERMITS, SITE USE
                            PROPERTY                                                             AGREEMENTS, OTHER OCCUPANCY
                                                                                                 AGREEMENTS AND OWNED PROPERTY
                                                                                                 (Sections 3.7, 3.20 and 3.32)
---------------------------------------------------------------------------------------------------------------------------------
[K30AK                      [Univision              None noted by M/H.
Channel 54                  Television Group]
Austin, Texas]

[O'M&M Property No. 63]

Note:  Lease
---------------------------------------------------------------------------------------------------------------------------------
3019 E. Southern Avenue     KTVW, Inc.              M/H noted three USTs on an
Phoenix, Arizona                                    adjacent site that were
                                                    removed in 1988, but which
[O'M&M Property No. 56]                             had the potential to affect
                                                    this Property if there were
Note:  Fee                                          any leaks.
---------------------------------------------------------------------------------------------------------------------------------
Phoenix, Seven Hills        KTVW, Inc.              None noted by M/H.
Lease; KTVW 2301 North      [KTVW Channel 33]
Forbes Blvd., Suite 108H
Tucson, AZ  85745
(602) 748-7100

[O'M&M Property No. 41]

Note:  Lease
---------------------------------------------------------------------------------------------------------------------------------
(Tucson)                    KTVW, Inc.            M/H noted several USTs                         The landlord for this Property
Room TV-108                                       located on an adjacent                         noted on the executed Estoppel
Aperture on Tower C                               property and one above-                        that the monthly rent has been
Broadcast Facility at                             ground diesel tank on                          increased by the 1991 CPI.
Tucson Mountain                                   this Property.
Pima County, AZ

[O'M&M Property No. 42]

Note:  Lease
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
PROPERTY                    NAME OF LOAN            ENVIRONMENTAL                 CONDEMNATION   PROBLEMS OR OTHER NOTEWORTHY
ADDRESS                     PARTY ENTITY            MATTERS                       (Section       ITEMS ASSOCIATED WITH LEASES
                            OCCUPYING               (Section 3.16)                 3.31)         LICENSES, PERMITS, SITE USE
                            PROPERTY                                                             AGREEMENTS, OTHER OCCUPANCY
                                                                                                 AGREEMENTS AND OWNED PROPERTY
                                                                                                 (Sections 3.7, 3.20 and 3.32)
---------------------------------------------------------------------------------------------------------------------------------
Phoenix South               KTVW, Inc.              M/H observed suspect ACM's
Mountain Park                                       in good condition in the
Phoenix, AZ                                         building.  M/H recommended
                                                    testing these materials
[O'M&M Property No. 43]                             prior to any remodeling or
                                                    demolition.  M/H stated that
Note:  License                                      transformers at this facility
                                                    were tested for PCBs in 1989
                                                    and that there are no PCBs in
                                                    transformers onsite.  However,
                                                    according to Sellers, there
                                                    are PCB capacitors onsite.
---------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 9

                         BORROWER STATIONS/MEDIA LICENSES


                                                                      Expiration
                                                       Call Sign      Date
                                                       ---------      ----------

1.   KDTV (TV), SAN FRANCISCO, CALIFORNIA, CHANNEL 14

     LICENSEE:  KDTV LICENSE PARTNERSHIP, G.P.


MAIN STATION                               KDTV                       12/1/98

ASSOCIATED BROADCAST AUXILIARY STATIONS

  TV Pickup                                            KB-98132
  TV ICR                                               WBB-442
  TV ICR                                               WLF-399
  TV ICR                                               WBB-440
  TV ICR                                               WBB-441
  TV ICR                                               WBG-561
  TV ICR                                               WBG-562
  TV STL                                               WBB-438




2.   KFTV (TV), HANFORD, CALIFORNIA, CHANNEL 21

     LICENSEE:  KFTV LICENSE PARTNERSHIP, G.P.


MAIN STATION                                 KFTV                     12/1/98

ASSOCIATED BROADCAST AUXILIARY STATIONS

  TV ICR                                               WHF-245
  TV ICR                                               WLF-394
  TV ICR                                               WBG-564
  TV ICR                                               WLD-986
  TV ICR                                               WLV-37
  TV STL                                               WLG-956
  TV ICR                                               WBK-240
  TV ICR                                               WKG-56

                                 Schedule 9-1

  TV ICR                                              WBB-445
  RP Base Mobile System                               KPM-280
  RP Automatic Relay                                  KPM-284




                                                                     Expiration
                                                      Call Sign      Date
                                                      ---------      ----------

3.   KLUZ-TV, ALBUQUERQUE, NEW MEXICO, CHANNEL 41

     LICENSEE:  KLUZ LICENSE PARTNERSHIP, G.P.



MAIN STATION                                          KLUZ-TV        10/1/98

ASSOCIATED BROADCAST AUXILIARY STATIONS

  TV STL                                              WHA-986
  TV ICR                                              WPJE-690




4.   KMEX-TV, LOS ANGELES, CALIFORNIA, CHANNEL 34

     LICENSEE:  KMEX LICENSE PARTNERSHIP, G.P.


MAIN STATION                                          KMEX-TV        12/1/98

ASSOCIATED BROADCAST AUXILIARY STATIONS

  TV Pickup                                           KA-88835
  R/P Automatic Relay                                 KPF-248
  R/P Base Mobile                                     KPF-893
  TV ICR                                              WHB-850
  Low Power Broadcast                                 BLP00746
  TV Pickup                                           KN-5530
  TV STL                                              KNL-96
  TV ICR                                              WMU-704

                                 Schedule 9-2

5.   KUVN (TV), GARLAND, TEXAS, CHANNEL 23

     LICENSEE:  KUVN LICENSE PARTNERSHIP, G.P.


MAIN STATION                                          KUVN           8/1/98

ASSOCIATED BROADCAST AUXILIARY STATION

  TV Pickup                                           KB-96019

                                                                     Expiration
                                                      Call Sign      Date
                                                      ---------      ----------


6.   KWEX-TV, SAN ANTONIO, TEXAS, CHANNEL 41

     LICENSEE:  KWEX LICENSE PARTNERSHIP, G.P.


MAIN STATION                                          KWEX-TV        8/1/98

ASSOCIATED BROADCAST AUXILIARY STATIONS

  TV Pickup                                           KB-55882
  Low Power Broadcast                                 BLP01001




7.   WLTV (TV), MIAMI, FLORIDA, CHANNEL 23

     LICENSEE:  WLTV LICENSE PARTNERSHIP, G.P.


MAIN STATION                                          WLTV           2/1/97

ASSOCIATED BROADCAST AUXILIARY STATIONS

  TV ICR                                              WGZ-614
  TV Pickup                                           KA-88659
  TV ICR                                              WLP-460
  TV Pickup                                           KB-97056
  Low Power Broadcast                                 BLP00921
  TV STL                                              WLD-706
  TV ICR                                              WMW-678


                                 Schedule 9-3

TV ICR                                            WMW-678


                                                                     Expiration
                                                  Call Sign          Date
                                                  ---------          ----------

8.   WXTV (TV), PATERSON, NEW JERSEY, CHANNEL 41

     LICENSEE:  WXTV LICENSE PARTNERSHIP, G.P.


MAIN STATION                                       WXTV               6/1/99

ASSOCIATED BROADCAST AUXILIARY STATIONS

  TV ICR                                           WME-682
  Remote Pickup Base                               KPL-319
  TV ICR                                           WBM-698
  TV ICR                                           WGV-735
  TV ICR                                           WLF-490
  TV Pickup                                        KC-23732
  TV ICR                                           WGZ-605
  TV ICR                                           WHA-925
  TV ICR                                           WME-665
  TV STL                                           WFD-592



9.   KTVW-TV, PHOENIX, ARIZONA, CHANNEL 33

     LICENSEE:  KTVW LICENSE PARTNERSHIP, G.P.


MAIN STATION                                       KTVW-TV            10/1/98

ASSOCIATED BROADCAST AUXILIARY STATION

  TV STL                                           WGR-737




10.    WGBO-TV, JOLIET, ILLINOIS, CHANNEL 66

       LICENSEE:  WGBO LICENSE PARTNERSHIP, G.P.


                                Schedule 9 - 4

MAIN STATION                                       WGBO-TV            12/1/97

ASSOCIATED BROADCAST AUXILIARY STATIONS

  TV STL                                           WLP-753
  TV STL                                           WHB-338
  TV ICR                                           WHB-339
  TV ICR                                           WLP-752

                                                                     Expiration
                                                  Call Sign          Date
                                                  ---------          ----------

11.    KXLN-TV, ROSENBERG, TEXAS, CHANNEL 45

       LICENSEE:  KXLN LICENSE PARTNERSHIP, G.P.



MAIN STATION                                       KXLN-TV            8/1/98

ASSOCIATED BROADCAST AUXILIARY STATIONS

  TV STL                                           WLL-563
  TV Intercity Relay                               WLF-776
  TV Intercity Relay                               WMG-217
  TV Pickup                                        KC-26082
  Remote Pickup                                    KC-27734



12.    W47AD (LOW POWER), HARTFORD, CONNECTICUT, CHANNEL 47
       (formerly WXTV-LP)

       LICENSEE:  WXTV LICENSE PARTNERSHIP, G.P.

MAIN STATION                                       W47AD              6/1/98

ASSOCIATED BROADCAST AUXILIARY STATION

  TV Translator Relay                              WFW-578



13.    KABE-LP (LOW POWER), BAKERSFIELD, CALIFORNIA, CHANNEL 39
       (formerly K39AB)


                                Schedule 9 - 5

  LICENSEE:  KFTV LICENSE PARTNERSHIP, G.P.



MAIN STATION                                       KABE-LP            4/1/98

ASSOCIATED BROADCAST STATIONS

  TV Translator Relay                              WHY-340
  TV Translator Relay                              WLJ-626
  TV Translator Relay                              WMF-705


                                                                     Expiration
                                                  Call Sign          Date
                                                  ---------          ----------


14.    K48AM (LOW POWER), ALBUQUERQUE, NEW MEXICO, CHANNEL 48

       LICENSEE:  KLUZ LICENSE PARTNERSHIP, G.P.


MAIN STATION                                       K48AM              8/1/97



15.    K30CE (LOW POWER), AUSTIN, TEXAS, CHANNEL 30

       LICENSEE:  KWEX LICENSE PARTNERSHIP, G.P.


MAIN STATION                                       K30CE              10/1/98



16. WXTV-LP(1) (LOW POWER), PHILADELPHIA, PENNSYLVANIA, CHANNEL 42 (formerly W35AB)

       LICENSEE:  WXTV LICENSE PARTNERSHIP, G.P.

-------------------
       (1) The Philadelphia station is currently operating pursuant to a special temporary authorization under this call sign.


                                Schedule 9 - 6

MAIN STATION                                       WXTV-LP(1)         6/1/98



                                                                     Expiration
                                                  Call Sign          Date
                                                  ---------          ----------

17.    K40AC(2) (LOW POWER), TUCSON, ARIZONA,
       CHANNEL 52

       LICENSEE:  KTVW LICENSE PARTNERSHIP, G.P.



MAIN STATION                                       K40AC(2)           10/18/96

ASSOCIATED BROADCAST AUXILIARY STATIONS

  TV STL                                           WLP-772
  TV ICR                                           WLP-773




-------------------
       (2) The Tucson station is currently operating pursuant to a special temporary authorization as K52AO.


                                Schedule 9 - 7

18.    KUVN-LP (LOW POWER), FORT WORTH, TEXAS, CHANNEL 31
       (formerly K31CM)

       LICENSEE:  UNIVISION TELEVISION GROUP, INC.(3)


MAIN STATION                                       KUVN-LP(3)           10/1/98

ASSOCIATED BROADCAST AUXILIARY STATIONS

  TV STL                                           WMV-246




-------------------

       (3) Effective July 9, 1996, the FCC approved the assignment of KUVN-LP from KESS-TV License Corp. to Univision Television Group, Inc. ("UTG"). On September 11, 1996, an application was filed with the FCC requesting pro forma assignment of the KUVN-LP license from UTG to KUVN License Partnership, G.P., another UCI subsidiary. That application is still pending.


                                Schedule 9 - 8

                                   SCHEDULE 10

                  BORROWER'S AND SUBSIDIARIES' EXECUTIVE OFFICES



UNIVISION COMMUNICATIONS INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067

PERENCHIO TELEVISION, INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067

UNIVISION TELEVISION GROUP, INC.
24 Meadowland Parkway
Third Floor
Secaucus, New Jersey 07094

PTI HOLDINGS, INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067

GALAVISION, INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067
  &
9405 N.W. 41 Street
Miami, Florida 33178

SUNSHINE ACQUISITION CORP.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067

SUNSHINE ACQUISITION, L.P.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067

THE UNIVISION NETWORK LIMITED PARTNERSHIP
9405 N.W. 41 Street
Miami, Florida 33178

THE UNIVISION NETWORK HOLDING LIMITED PARTNERSHIP
9405 N.W. 41 Street
Miami, Florida 33178

                                 Schedule 10-1

LICENSE SUBSIDIARIES
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067





                                 Schedule 10-2

                                  SCHEDULE 11

                      BORROWER LITIGATION/FCC PROCEEDINGS


None.



                                 Schedule 11-1

                                   SCHEDULE 12

                     BORROWERS' AND SUBSIDIARIES' INVESTMENTS


PTI Holdings, Inc., a Delaware corporation
Perenchio Television, Inc., a Delaware corporation
Univision Television Group, Inc., a Delaware corporation
Galavision, Inc., a Delaware corporation
Sunshine Acquisition Corp., a California corporation
Sunshine Acquisition,L.P., a California limited partnership
The Univision Network Holding Limited Partnership, a Delaware limited partnership
The Univision Network Limited Partnership, a Delaware limited partnership KWEX License Partnership, G.P., a California general partnership
KUVN License Partnership, G.P., a California general partnership
KLUZ License Partnership, G.P., a California general partnership
KMEX License Partnership, G.P., a California general partnership
KDTV License Partnership, G.P., a California general partnership
KFTV License Partnership, G.P., a California general partnership
KTVW License Partnership, G.P., a California general partnership
KXLN License Partnership, G.P., a California general partnership
WGBO License Partnership, G.P., a California general partnership
WXTV License Partnership, G.P., a California general partnership
WLTV License Partnership, G.P., a California general partnership


                                 Schedule 12-1

                                   SCHEDULE 13

                               TRANSPONDER LEASES

1. GE-1 Satellite C-Band Transponder Service Agreement, dated as of December 7, 1994, between GE American Communications, Inc. and The Univision Network Limited Partnership.

2. Transponder Service Agreement, dated as of January 17, 1990, between Hughes Communications Galaxy, Inc. and The Univision Network Limited Partnership.

3. Transponder Sublease Agreement, dated as of November 15, 1994, between UV Corp., as sublessor, and The Univision Network Limited Partnership, as sublessee.



                                 Schedule 13-1